SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☒	Preliminary Proxy Statement.
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement.
☐	Definitive Additional Materials.
☐	Soliciting Material Under Rule 14a-12.

SOUTHERN UNION COMPANY

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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☐	Fee previously paid with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

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One PEI Center, Second Floor
Wilkes-Barre, Pennsylvania 18711

April 7, 2005

Dear Stockholder:

You are cordially invited to attend the 2005 Annual Meeting of Stockholders of Southern Union Company to be held at 11:00 a. m. (Eastern Time) on Monday, May 9, 2005 at The Regency, 540 Park Avenue at 61st Street, New York, New York. A notice of the meeting, a proxy and a proxy statement containing information about the matters to be acted upon are enclosed.

Following the formal business session, there will be an informal presentation about the present status of the Company and an opportunity for stockholders to pose questions of general interest to representatives of the Company’s management.

Whether or not you plan to attend the meeting on May 9, 2005 please mark, sign and date the enclosed proxy and return it in the envelope provided (which requires no postage if mailed in the United States) so that your shares will be represented. Your prompt cooperation will be appreciated.

On behalf of the Board of Directors,

Sincerely,

/s/ GEORGE L. LINDEMANN

GEORGE L. LINDEMANN
Chairman of the Board and
Chief Executive Officer

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One PEI Center, Second Floor
Wilkes-Barre, Pennsylvania 18711

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 9, 2005

To the holders of common stock of SOUTHERN UNION COMPANY:

The 2005 Annual Meeting of Stockholders of Southern Union Company, a Delaware corporation, will be held at The Regency, 540 Park Avenue at 61st Street, New York, New York on Monday, May 9, 2005 at 11:00 a.m. (Eastern Time) to consider and take action upon the following:

      (1) to approve an amendment to the Company’s Certificate of Incorporation to eliminate the classification of directors (Proposal One);

      (2) to approve amendments to the Company’s Certificate of Incorporation to eliminate the requirement that directors may be removed only for cause and the provision specifying when cause for removal shall be construed to exist (Proposal Two);

      (3) to approve an amendment to the Company’s Certificate of Incorporation to eliminate cumulative voting for the election of directors (Proposal Three);

      (4) to approve an amendment to the Company’s Certificate of Incorporation to add a director qualification that permits any individual who is an officer of the Company to be eligible to be a director provided that such individual, if elected as a director, shall automatically cease to be director if such individual resigns, retires or is removed from his or her position as an officer of the Company (Proposal Four);

      (5) if, and only if, the stockholders approve Proposals One and Two, to remove all of the current directors without cause (Proposal Five);

      (6) if, and only if, the stockholders approve Proposal Five, to elect nine directors to serve until the next annual meeting of stockholders, or until their successors are duly elected and qualified (Proposal Six);

      (7) if the stockholders do not approve Proposal One, or if the stockholders approve Proposal One but do not approve Proposal Two and/or Five, to elect four Class III Directors to hold office until the 2008 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified (Proposal Seven); however, if the stockholders approve Proposal One but do not approve Proposal Two and/or Five, the four director nominees subject to election pursuant to this Proposal Seven will be elected to hold office until the 2006 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

      (8) to approve amendments to the Company’s 2003 Stock and Incentive Plan (Proposal Eight); and

      (9) to transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

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Your Board of Directors recommends that you vote in favor of each of the proposals described in this Proxy Statement.

Holders of record of the Company’s common stock at the close of business on Monday, March 28, 2005 will be entitled to vote at the Annual Meeting or any adjournment or postponement thereof. A complete list of stockholders of record entitled to vote at the Annual Meeting will be maintained in the Company’s office at One PEI Center, Wilkes-Barre, Pennsylvania 18711, for ten days prior to the Annual Meeting and will also be available at the Annual Meeting.

Whether or not you plan to attend the Annual Meeting in person, please mark, execute, date and return the enclosed proxy in the envelope provided (which requires no postage if mailed within the United States). Should you attend the Annual Meeting in person you may, if you wish, withdraw your proxy and vote your shares in person.

By Order of the Board of Directors,

/s/ JOHN E. BRENNAN

JOHN E. BRENNAN
Vice Chairman and Secretary

Wilkes-Barre, Pennsylvania
April 7, 2005

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DEFINED TERMS

The following terms used in this Proxy Statement shall have the meanings set forth below.

“1992 Plan” means Southern Union’s 1992 Long Term Stock Incentive Plan.

“2003 Plan” means Southern Union’s 2003 Stock and Incentive Plan.

“401(k) Plan” means Southern Union’s Savings Plan.

“Amended 2003 Plan” means Southern Union’s Amended and Restated 2003 Stock and Incentive Plan, a copy of which is attached hereto as Appendix B.

“Annual Meeting” means the annual meeting of stockholders of the Company to be held May 9, 2005.

“Board” or “Board of Directors” means Southern Union’s Board of Directors.

“Bonus Plan” means Southern Union’s Executive Incentive Bonus Plan.

"Certificate of Incorporation” means Southern Union’s existing certificate of incorporation.

“Company” or “Southern Union” means Southern Union Company, a Delaware corporation.

“Directors’ Plan” means Southern Union’s Directors’ Deferred Compensation Plan.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

“NYSE” means the New York Stock Exchange.

“Pennsylvania Incentive Plan” means the Pennsylvania Division Stock Incentive Plan that was assumed by Southern Union upon the November 4, 1999 acquisition of Pennsylvania Enterprises, Inc.

“Pennsylvania Option Plan” means the Pennsylvania Division 1992 Stock Option Plan that was assumed by Southern Union upon the November 4, 1999 acquisition of Pennsylvania Enterprises, Inc.

“Proxy Statement” means this proxy statement.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“Second Amended and Restated Certificate of Incorporation” means the Second Amended and Restated Certificate of Incorporation of Southern Union, in the form attached hereto as Appendix A, with such changes thereto as may be necessary to reflect the fact that any of Proposals One, Two, Three or Four are not approved by the stockholders at the Annual Meeting.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Supplemental Plan” means Southern Union’s Supplemental Deferred Compensation Plan.

“Stock Plan” means Southern Union’s Executive Deferred Stock Plan pursuant to which participants may defer receipt of the stock issued upon the exercise of their stock options, which is then held in trust under the Stock Plan.

“Supplemental Retirement Plan” means the Southern Union Company Supplemental Retirement Plan.

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One PEI Center, Second Floor
Wilkes-Barre, Pennsylvania 18711

PROXY STATEMENT

The accompanying proxy, to be mailed to stockholders together with the Notice of Annual Meeting and this Proxy Statement on or about April 7, 2005, is solicited by Southern Union Company in connection with the Annual Meeting of Stockholders to be held on May 9, 2005.

QUESTIONS AND ANSWERS

Q:	What matters am I being asked to vote on?

A:	You are voting on the following proposed amendments to Southern Union’s Certificate of Incorporation:

•	an amendment to eliminate the classification of directors;

•	an amendment to eliminate the requirement that directors may be removed only for cause and the provision specifying when a cause for removal shall be construed to exist;

•	an amendment to eliminate cumulative voting for the election of directors;

•	an amendment to add a director qualification that permits any individual who is an officer of the Company to be eligible to be a director provided that such individual, if elected as a director, shall automatically cease to be a director if such individual resigns, retires or is removed from his or her position as an officer of the Company.

To effectuate the proposed changes to the Certificate of Incorporation described in this Proxy Statement, Southern Union will file a Second Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. Such Second Amended and Restated Certificate of Incorporation will be in the form attached as Appendix A, with such changes thereto as may be necessary to reflect the fact that any of Proposals One, Two, Three or Four are not approved by the stockholders at the Annual Meeting. The summaries of the proposed changes to the Certificate of Incorporation contained in this Proxy Statement are qualified in their entirety by reference to the text of the Second Amended and Restated Certificate of Incorporation, a copy of which is attached as Appendix A.

If, and only if, the stockholders approve the proposal eliminating the classification of directors and the proposal allowing for the removal of directors without cause, you will be voting to remove all of the current directors without cause.

If, and only if, the stockholders vote to remove all the directors without cause, you will be voting to elect nine directors to serve until the next annual meeting of stockholders, or until their successors are duly elected and qualified.

If the stockholders do not approve the proposal eliminating the classification of directors, then the Board will retain its existing classified structure and you will be voting to elect four Class III Directors, to hold office until the 2008 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. However, if the stockholders approve the proposal eliminating the classification of directors but do not vote to approve the proposal allowing for removal of directors without cause and/or do not vote to approve the proposal to remove all the directors without cause, the Board will not retain its existing classified structure and you will be voting to elect four Class III Directors, to hold office until the 2006 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified and in all future elections directors will be elected to serve a one-year term. In either case, the remaining directors will serve out the balance of their terms.

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You will also be voting on amendments to the Company’s 2003 Plan to:

•	effect necessary changes to bring the Amended 2003 Plan into compliance with new section 409A of the Internal Revenue Code;

•	expand the group of persons eligible to participate in the plan to include non-salaried officers and employees, directors, agents and providers of service to the Company and its subsidiaries;

•	expand the definition of “subsidiary” to include CCE Holdings, LLC (which is 50% owned by the Company), CrossCountry Energy, LLC (which is wholly owned by CCE Holdings, LLC), each wholly owned subsidiary of CrossCountry Energy, LLC and Citrus Corp. (which is 50% owned by CrossCountry Energy, LLC);

•	increase the limit on individual option awards in any one calendar year from 200,000 to 500,000 shares of stock; and

•	provide for an annual award to each non-employee director of Southern Union of up to 4,000 shares of restricted common stock or at the election of the director options having an equivalent value.

Q:	Who is entitled to vote?

A:	Stockholders as of the close of business on the record date, March 28, 2005, are entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote. With respect to the election of directors, stockholders have cumulative voting rights, which entitle each stockholder to that number of votes which equals the number of shares he or she holds multiplied by the number of directors to be elected at the Annual Meeting. The Company’s By-Laws require that a stockholder who intends to exercise cumulative voting rights at the Annual Meeting must give written notice to the Secretary of the Company no later than ten days after notice of the Annual Meeting was first sent to stockholders.

Q:	How do I vote?

A:	Sign and date each proxy card you receive and return it in the prepaid envelope. If you are the holder of record and do not mark any selections, your proxy card representing your shares of common stock will be voted in favor of proposals one through five, eight and nine and FOR election of the nine nominees in accordance with proposal six or, alternatively, FOR election of the four nominees in accordance with proposal seven. If you are a beneficial owner and you do not mark any selections, your broker may vote your shares concerning the nine nominees, or alternatively, the four nominees, but may not vote your shares on proposals one through five or proposal eight. You have the right to revoke your proxy at any time before the Annual Meeting by notifying Southern Union’s Corporate Secretary, attending the Annual Meeting and voting in person or returning a later-dated proxy. If you return your signed proxy card, but do not indicate your voting preferences, the proxy will be voted on your behalf FOR proposals one through five, eight and nine and FOR election of the nine nominees in accordance with proposal six or, alternatively, FOR election of the four nominees in accordance with proposal seven.

The Board of Directors is not aware of any matter to be presented for action at the Annual Meeting other than the matters described above. If a proposal other than the proposals described in the Notice is properly presented at the Annual Meeting, your signed proxy card gives authority to each of George L. Lindemann and Thomas F. Karam, members of the Board of Directors, to vote on such matters. They intend to vote in accordance with their best judgment.

Stockholders should NOT send proxies to the Company. Holders of record with stock certificates should send their proxies to EquiServe Trust Company, N.A., P.O. Box 43010, Providence, Rhode Island 02940-3010. Beneficial holders should return their proxies in accordance with instructions they receive from their broker, bank or other custodian, nominee, fiduciary or agent.

Q:	Is my vote confidential?

A:	Yes. Proxy cards, ballots and voting tabulations that identify individual stockholders are confidential. Only the inspectors of election and certain employees associated with processing proxy cards and counting the vote have access to your card. Additionally, all comments directed to management (whether written on the proxy card or elsewhere) will remain confidential, unless you ask that your name be disclosed.

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Q:	Who will count the vote?

A:	Representatives of the Company and its legal counsel, Fleischman and Walsh, L.L.P., will tabulate the votes and act as inspectors of election.

Q:	What does it mean if I get more than one proxy card?

A:	It is an indication that your shares are registered differently or are in more than one account, including your accounts in Southern Union’s Direct Stock Purchase Plan, or any director or employee benefit plan held in custody by a trustee. Sign and return all proxy cards to ensure that all your shares are voted.

Q:	What constitutes a quorum?

A:	As of the record date, [105,487,424] shares of common stock were issued and outstanding. A majority of the outstanding shares, present or represented by proxy, constitutes a quorum for the purpose of adopting proposals at the Annual Meeting. If you vote, then your shares will be considered part of the quorum. Abstentions and “broker non-votes” will be treated as present for purposes of determining a quorum for the Annual Meeting, but neither will be counted as votes cast.

Q:	What is a broker non-vote?

A:	Broker non-votes occur when nominees, such as banks and brokers holding shares on behalf of beneficial owners, do not receive voting instructions from the beneficial owners at least ten days before the Annual Meeting. If that happens, the nominees may vote those shares only on matters deemed “routine” by the NYSE. On non-routine matters, nominees cannot vote without instructions from the beneficial owner, resulting in a so-called “broker non-vote.”

Q:	What vote is required to approve each proposal?

A:	The approval of Proposals One through Five requires the approving vote of the holders of a majority of the outstanding common stock. In the election of directors, if Proposal Six is acted on, the nine directors receiving the highest number of FOR votes will be elected; alternatively, if Proposal Seven is acted on, the four directors receiving the highest number of FOR votes will be elected. The approval of Proposal Eight requires the approving vote of at least a majority of the votes cast.

With respect to Proposals One through Five, any shares not voted as a result of an abstention or a broker non-vote effectively will be treated as a vote against the Proposal. With respect to the election of directors (Proposal Six or, alternatively, Proposal Seven) and Proposal Eight, any shares not voted as a result of an abstention or a broker non-vote will have no impact on the vote.

Q:	What are the voting recommendations of the Board of Directors?

A:	The Board of Directors has unanimously adopted resolutions seeking stockholder approval of, and recommends that you vote FOR, the amendments to the Certificate of Incorporation that are the subject of Proposals One through Four and also recommends a vote FOR the removal of all of the directors without cause under Proposal Five. The Board of Directors recommends a vote FOR the election of each of the nine nominees to the Board of Directors named in Proposal Six or, in the alternative, a vote FOR the four nominees to serve as Class III directors (G. Lindemann, D. Brodsky, T. Karam and H. Jacobi) pursuant to Proposal Seven. The Board of Directors recommends that you vote FOR the amendments to the Company’s 2003 Stock and Incentive Plan that are the subject of Proposal Eight.

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Q:	Who can attend the Annual Meeting?

A:	All stockholders of record as of the record date, which is March 28, 2005, can attend.

Q.	When are the 2006 stockholder proposals due?

A:	Under the rules of the Securities and Exchange Commission, in order to be considered for inclusion in next year’s proxy statement, all stockholder proposals must be submitted in writing by December 8, 2005, to Southern Union Company, One PEI Center, Second Floor, Wilkes-Barre, Pennsylvania 18711, Attention: Corporate Secretary.

If a stockholder submits a proposal for consideration at the 2006 Annual Meeting after February 24, 2006, the Company’s proxy for the 2006 Annual Meeting may confer discretionary authority to vote on such matter without any discussion of such matter in the proxy statement for the 2006 Annual Meeting. Under the By-Laws, to be considered at the 2006 Annual Meeting, any stockholder proposal (other than a director nomination) must be submitted no later than the ten days prior to the meeting date.

Q:	How does a stockholder nominate someone to be considered for election as a director of Southern Union?

A:	Any stockholder may recommend any person as a nominee for director of Southern Union by submitting such recommendation in writing to the Company’s Secretary at least 45 days before an annual meeting (which date was March 25, 2005 for this year’s Annual Meeting), or no later than ten days after the date of the notice of a special meeting. The notice must include certain information about the nominating stockholder and the nominee(s) as required by the By-Laws. Certain persons are disqualified by the By-Laws from serving as directors. A copy of the By-Laws may be obtained from the Company’s Secretary. As of the date of this Proxy Statement, no stockholder has nominated any person to serve as a director of the Company.

Q:	Who pays for this proxy solicitation?

A:	Southern Union will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the owners of common stock.

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PROPOSALS TO BE VOTED UPON

OVERVIEW OF PROPOSALS
ONE THROUGH EIGHT

We are asking you to approve the following amendments to Southern Union’s Certificate of Incorporation:

•	an amendment to eliminate classification of the Board of Directors (Proposal One);

•	an amendment to eliminate provisions that limit the ability of the stockholders to remove directors (Proposal Two);

•	an amendment to eliminate cumulative voting with respect to the election of directors (Proposal Three); and

•	an amendment to add a director qualification for Southern Union’s officers (Proposal Four).

To effectuate the proposed changes to the Certificate of Incorporation described in this Proxy Statement, Southern Union will file a Second Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. Such Second Amended and Restated Certificate of Incorporation will be in the form attached as Appendix A, with such changes thereto as may be necessary to reflect that the fact that any of Proposals One, Two, Three or Four are not approved by the stockholders at the Annual Meeting. The summaries of the proposed changes to the Certificate of Incorporation contained in this Proxy Statement are qualified in their entirety by reference to the text of the Second Amended and Restated Certificate of Incorporation, a copy of which is attached as Appendix A.

If, and only if, the stockholders approve Proposals One and Two, you will be voting on the following additional matter:

•	to remove all of the current directors without cause (Proposal Five).

If, and only if, the stockholders approve Proposal Five, you will be voting on the following additional matter:

•	to elect nine directors to serve until the next annual meeting of stockholders, or until their successors are duly elected and qualified (Proposal Six).

If the stockholders do not approve Proposal One, or if the stockholders approve Proposal One but do not approve Proposal Two and/or Proposal Five, you will be voting on the following additional matter:

•	to elect four Class III Directors, to hold office until the 2008 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified (Proposal Seven); however, if the stockholders approve Proposals One but do not approve Proposal Two and/or Proposal Five, the four director nominees subject to election pursuant to Proposal Seven will be elected to hold office until the 2006 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

If the holders of a majority of the common stock vote to approve any of Proposal One, Proposal Two, Proposal Three or Proposal Four, the related amendment(s) to the Certificate of Incorporation will become effective upon the filing of the Second Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. The Company intends to file an amendment to the Certificate of Incorporation that contains all approved amendments immediately after the approval vote is obtained on Proposals One, Two, Three and/or Four. Southern Union intends to file such amendment to reflect whichever of Proposals One, Two, Three and/or Four are approved by the stockholders; approval of any such Proposal is not subject to approval of any other such Proposal.

If the holders of a majority of the common stock vote to approve Proposals One and Two, after Southern Union files the Second Amended and Restated Certificate of Incorporation, you will be asked to vote on Proposal Five concerning the removal of all of the directors without cause. The purpose of the removal of all of the directors is to eliminate immediately the staggered Board structure, which otherwise would be phased out over a two-year period following the amendment of the Certificate of Incorporation.

If the holders of a majority of the common stock vote to approve Proposals One and Two and also to remove all of the directors without cause under Proposal Five, then you will proceed to vote upon Proposal Six, the election of nine nominees to the Board of Directors to hold office until the 2006 Annual Meeting of Stockholders. If the holders of a

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majority of the common stock do not approve Proposals One and Two, or if the stockholders approve Proposal One but do not approve Proposal Two and/or Proposal Five, you will be asked to vote on Proposal Seven, the election of four nominees to serve as Class III directors. If the stockholders do not approve Proposal One, then the four director nominees will serve until the 2008 Annual Meeting of Stockholders. However, if the stockholders approve Proposal One but do not approve Proposal Two and/or Proposal Five, the four director nominees subject to election pursuant to Proposal Seven will be elected to hold office until the 2006 Annual Meeting of Stockholders.

Regardless of how the stockholders vote on Proposals One through Seven, you will be voting on the following additional matter:

•	To approve amendments to the Company’s 2003 Stock Plan (Proposal Eight).

PROPOSAL ONE

TO ELIMINATE CLASSIFICATION OF
THE BOARD OF DIRECTORS

Description of the Proposal

In May 1994, the Company’s Certificate of Incorporation was amended to classify the Company’s Board of Directors. The Company’s Board of Directors believes that classification of the Board may permit its directors to be less responsive to the desires of its stockholders than directors of corporations that do not have classified boards of directors and accordingly, may permit management to become entrenched. Proposal One therefore proposes that the provision in the Company’s Certificate of Incorporation that classifies the Board be eliminated.

The Board of Directors believes that directors should be elected annually. It further has determined that the classification of the Board may make an investment in shares of the Company less attractive than shares of a comparable corporation that does not have a classified board because it is possible that directors elected for a three-year term may be less responsive to the desires of stockholders than directors elected for a one-year term. The classified director provision could have the effect, combined with provisions in the Company’s Certificate of Incorporation that restrict the right of the stockholders to remove directors (see Proposal Two below in this Proxy Statement), of making removal of incumbent directors more time-consuming and difficult, which could discourage a third party from making a tender offer or otherwise attempting to obtain control of the Company, even though such an attempt might be beneficial to the Company and its stockholders. If the Board is classified, at least two annual meetings, instead of one, generally will be required to effect a change in the majority of the Company’s Board of Directors. If the Board is not classified, at each annual meeting of stockholders the stockholders will be able to consider and vote on each of the nominees for the full Board of Directors, rather than one-third of the Board as is currently the case. Elimination of a classified board gives the stockholders the ability to vote based upon the actions of the Board taken since the most recent stockholders’ meeting. As a result, the Board of Directors may, as a whole, better reflect the views of the stockholders from year to year. Elimination of a classified board gives the stockholders the ability to vote based upon the performance of the Board since the most recent stockholders’ meeting.

Southern Union’s current Certificate of Incorporation classifies the directors according to the term for which they hold office by dividing the number of directors into three classes that have been known as Class I, Class II and Class III. Directors of each class, when elected, hold office for a term of three years, together with each other director of the same class. During the term for which they serve, any director or the entire Board of Directors may be removed at any time, but only for cause. The affirmative vote of the holders of a majority of the outstanding shares that are entitled to vote in the election of directors is required to remove a director from office if cause for removal exists. The Company’s current Certificate of Incorporation provides that cause for removal shall be construed to exist only if the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to appeal, or has been adjudged by a court of competent jurisdiction to be liable for negligence, or misconduct, in the performance of his duty to the Company in a matter of substantial importance to the Company, and such adjudication is no longer subject to direct appeal. Proposal Two proposes to eliminate such restrictions on the right of the stockholders to remove directors.

Southern Union’s Certificate of Incorporation also currently provides for cumulative voting. Proposal Three proposes to eliminate cumulative voting effective at the election of directors next held after the Annual Meeting. In the election of

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directors at the Annual Meeting, Southern Union stockholders have the right, if they give written notice of their intention to cumulate votes no later than ten days after notice of the Annual Meeting was first sent to stockholders, to cast a number of votes allocated among one, more than one or all directors that equals the number of directors to be elected multiplied by the number of shares held and being voted by the stockholder. If the Board of Directors no longer is classified, then each stockholder may cumulate his, her or its votes among all nominees as long as Southern Union continues to have cumulative voting. As a result, for as long as cumulative voting may be in place, a holder of a significant number of shares may be able to effect the election of a number of nominees that is proportionate to the percentage of the Company’s outstanding shares held by such stockholder.

In order to eliminate classification of the Board of Directors, Southern Union will need to amend Article Eighth of its Certificate of Incorporation by deleting the provisions of Article Eighth that classify the Board of Directors into three classes according to the date for which they severally hold office. On January 24, 2005, the Board of Directors adopted a resolution proposing and declaring advisable that Article Eighth of Southern Union’s Certificate of Incorporation be amended to eliminate those provisions that classify the Board of Directors according to the date for which they severally hold office.

If the stockholders vote to approve this Proposal One, it will become effective upon the filing of the Second Amended and Restated Certificate of Incorporation, which will amend the Company’s existing Certificate of Incorporation, with the Secretary of State of the State of Delaware. Southern Union intends to file a Second Amended and Restated Certificate of Incorporation that contains all approved amendments immediately after the approval vote is obtained on Proposals One, Two, Three and Four. The stockholders then will vote on Proposal Five below, and a vote on Proposal Seven below will not be taken if Proposal Five is approved.

The Board of Directors has previously approved amendments to the Company’s By-Laws to eliminate those provisions that pertain to the classification of the Board, which will become effective upon stockholder approval of Proposal One. As a result, directors will be elected annually and provisions of Delaware corporate law will govern the election of directors, without any additional requirement or exceptions in the Company’s corporate documents.

Southern Union is not aware of any attempt of any person or group of persons that intend to elect a majority of the directors, other than as contemplated by this Proxy Statement.

Vote Required and Board Recommendation

The proposal to eliminate classification of the Board of Directors requires the affirmative vote of the holders of a majority of the outstanding voting stock of the Company. Abstentions and broker non-votes will have the same effect as votes against this proposal. The Board of Directors has unanimously adopted a resolution seeking stockholder approval of, and recommends a vote for, the elimination of classification of the Board of Directors.

PROPOSAL TWO

TO ELIMINATE THE RESTRICTIONS ON THE
REMOVAL OF DIRECTORS

Description of the Proposal

The same May 1994 amendment to the Company’s Certificate of Incorporation that classified the Board of Directors also limited the rights of Southern Union stockholders to remove its directors. Under Delaware corporate law, unless a corporation’s certificate of incorporation otherwise provides, stockholders that hold a majority of shares entitled to vote may vote to remove a director for cause or without cause. In the case of a company such as Southern Union, where stockholders have cumulative voting rights for the election of directors, if less than the entire board is to be removed, no director may be removed without cause if the number of votes cast against removal would be sufficient to elect such director if then cumulatively voted at an election of the entire board. Also, in the case of a corporation such as Southern Union, whose directors are classified, stockholders may remove a director only for cause. Since 1994, Southern Union ‘s Certificate of Incorporation has provided that stockholders of Southern Union may remove a director only for cause and that the affirmative vote of the holders of a majority of the voting stock of Southern Union will be required to remove a director from office.

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The Company’s Certificate of Incorporation has further provided that, except as may be otherwise provided by law, cause for removal shall be construed to exist only if the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal, or has been adjudged by a court of competent jurisdiction to be liable for negligence, or misconduct, in the performance of his duty to the Company in a matter of substantial importance to the Company, and such adjudication is no longer subject to direct appeal. Such provision restricts the rights of Southern Union’s stockholders to remove directors for cause under Delaware corporate law because Delaware corporate law does not require a felony conviction or final adjudication of liability for negligence or misconduct to support a finding of cause as is now required by the Company’s Certificate of Incorporation.

The Board of Directors has determined that Southern Union’s Certificate of Incorporation limits the rights of the stockholders to remove directors and therefore has placed before the stockholders a proposal to eliminate both the requirement that removal be solely for cause and the provision specifying when cause for removal shall be construed to exist. If the stockholders approve Proposal Two, the stockholders thereafter will be able to remove any Southern Union director in accordance with Delaware law with or without cause. If the stockholders also approve Proposal Three to eliminate cumulative voting, then the vote required to remove one or more directors will be a majority vote.

In order to eliminate those provisions that limit the ability of the stockholders to remove directors, Southern Union will need to amend Article Eighth of its Certificate of Incorporation by deleting the provision of Article Eighth providing that directors may be removed only for cause and the provision of Article Eighth specifying when cause for removal shall be construed to exist.

If the stockholders vote to approve Proposal Two, it will become effective upon the filing of the Second Amended and Restated Certificate of Incorporation, which will amend the Company’s Certificate of Incorporation, with the Secretary of State of the State of Delaware.

If the stockholders approve Proposal Two, the Board of Directors will amend the Company’s By-Laws to eliminate those provisions that pertain to the removal of directors. As a result, provisions of Delaware corporate law will govern the removal of directors, without any additional requirement or exceptions in Southern Union’s corporate documents.

Southern Union is not aware of any attempt of any person or group of persons that intend to seek the removal of any directors, other than as contemplated by this Proxy Statement.

Vote Required and Board Recommendation

The proposal to eliminate both the requirement that directors may be removed only for cause and the provision specifying when cause for removal shall be construed to exist requires the affirmative vote of the holders of a majority of the outstanding voting stock of the Company. Abstentions and broker non-votes will have the same effect as votes against this proposal. The Board of Directors has unanimously adopted a resolution seeking stockholder approval of, and recommends a vote for, the elimination of the restrictions on the removal of directors.

PROPOSAL THREE

TO ELIMINATE CUMULATIVE VOTING FOR DIRECTORS

Description of the Proposal

Under applicable Delaware corporate law, a company’s certificate of incorporation may provide for cumulative voting with respect to the election of the directors. Southern Union’s current Certificate of Incorporation provides for cumulative voting. Cumulative voting permits the holder of each share of stock entitled to vote in the election of directors to cast that number of votes which equal the number of directors to be elected multiplied by the number of shares held by such stockholder. The holder may allocate all votes represented by a share to a single candidate or may allocate those votes among as many candidates as he or she chooses. The effect of cumulative voting is that a stockholder or group of stockholders with a significant minority percentage of the outstanding shares may be able to elect one or more directors; whereas, without cumulative voting, each director is elected by a plurality vote and a large minority stockholder may not elect a director that is not supported by the plurality.

The Board of Directors believes that each director should be elected only if such director receives a plurality of the votes cast and that each director should represent the interest of all stockholders rather than the interest of a minority

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stockholder or special constituency. The Board of Directors believes that the system of electing directors whereby those directors are elected who receive a plurality of votes cast by stockholders as a whole will best insure that the Board of Directors will act for the benefit of all stockholders. Accordingly, the Board of Directors believes that it is in the best interests of the Company and all of its stockholders to eliminate cumulative voting. Southern Union, however, is not aware of any attempt by an individual stockholder or by a group of stockholders of Southern Union to elect a director by using cumulative voting to achieve minority representation on the Board of Directors.

In order to eliminate those provisions that provide for cumulative voting, Southern Union will need to amend Article Seventh of its Certificate of Incorporation by deleting the provisions of Article Seventh that provide for cumulative voting of shares.

If the stockholders vote to approve Proposal Three, the elimination of cumulative voting will become effective upon filing of the Second Amended and Restated Certificate of Incorporation, which will amend the Company’s Certificate of Incorporation, with the Secretary of State of the State of Delaware. Stockholders who vote in the election of directors at the Annual Meeting, however, will continue to have the right to cumulate their votes at the Annual Meeting if they give written notice of their intention to exercise cumulative voting rights at the Annual Meeting to the Secretary of the Company no later than ten days after notice of the Annual Meeting is first sent to stockholders.

If the stockholders approve this Proposal Three, the Board of Directors will amend the Company’s By-Laws to eliminate those provisions that provide for cumulative voting. As a result, at each meeting of the stockholders following the Annual Meeting at which directors are elected those directors will be elected who receive a plurality of votes cast by stockholders as a whole.

Although the Board of Directors has not considered the elimination of cumulative voting as an anti-takeover measure, the absence of cumulative voting could have the effect of preventing stockholders holding a minority of Southern Union’s voting capital stock from obtaining representation on the Board. The elimination of cumulative voting, under certain circumstances, might also render more difficult or discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of Southern Union’s stock or the removal of incumbent management. Southern Union, however, is not aware of any attempt by any individual stockholder or by a group of stockholders of Southern Union to elect a director by using cumulative voting to achieve minority representation on the Board of Directors or of any effort by any person or group to accumulate Southern Union’s common stock or to obtain control of Southern Union by means of a merger, tender offer or proxy contest. Proposal Three, to eliminate cumulative voting for the election of directors, is being proposed at this time in order to facilitate the overall objective of Proposals One, Two, Three and Five, the immediate declassification of the Board at this year’s Annual Meeting. The Board has no plan or intention to propose other anti-takeover measures in future proxy solicitations. Provisions presently in the Company’s Certificate of Incorporation or By-Laws that will remain notwithstanding stockholder approval of Proposal Three and that may have an anti-takeover effect are the provisions in Article Fourth of the Company’s Certificate of Incorporation authorizing the issuance of classes of preferred stock with voting rights to be established by the Board, the provisions in Article Eighth of the Company’s Certificate of Incorporation and in Article II, Section 2 of the Company’s By-Laws establishing the maximum permissible number of directors, and the provisions in Article Eleventh of the Company’s Certificate of Incorporation prohibiting the stockholders of the Company from taking any action through written consent which, but for such provision, would be permitted by Delaware corporate law, and providing that special meetings of stockholders may be called only by a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption) or by the holders of not less than a majority of the voting power of all of the then-outstanding shares of voting stock of the Company. Article I, Section 2 of the Company’s By-Laws contains identical restrictions on the ability to call special meetings of stockholders.

Vote Required and Board Recommendation

The proposal to eliminate cumulative voting requires the affirmative vote of the holders of a majority of the outstanding voting stock of the Company. Abstentions and broker non-votes will have the same effect as votes against this proposal. The Board of Directors has unanimously adopted a resolution seeking stockholder approval of, and recommends a vote for, the elimination of cumulative voting.

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PROPOSAL FOUR

TO ADD A DIRECTOR QUALIFICATION
FOR OFFICERS OF THE COMPANY

Description of the Proposal

Under Delaware corporate law, a company’s certificate of incorporation or By-Laws may prescribe qualifications for directors. Southern Union’s By-Laws, as amended through January 25, 2005, provide that any individual who is an officer of the Company is eligible to be a director of the Company provided that such individual will be deemed qualified to be a director only for so long as he or she remains an officer of the Company; if at any time during his or her term of office as a director, such individual resigns, retires or is removed from his or her position as an officer of the Company, then such individual shall automatically cease to be a director of the Company. The Board of Directors believes that any individual who is an officer of the Company and who is elected to be a director of the Company is elected as a director primarily due to his or her position as an officer of the Company. Accordingly, if and when such individual ceases to be an officer of the Company, such individual also automatically should cease to be a director of the Company. This policy would result in a vacancy on the Board of Directors at the time such person ceases to be a director of the Company. The directors remaining in office or the stockholders then could fill that vacancy by electing either another qualified individual, including the person who may succeed to the duties of the person who resigned, retired or is removed from his or her position as an officer of the Company or by re-electing the same individual as only a director.

The effect of the existing director qualification provision contained in the By-Laws is that any officer of the Company who also is elected as a director of the Company will automatically cease to be a director of the Company at the time such officer ceases to be an officer of the Company. The Board of Directors believes that the enforceability of this requirement will be clarified if it also is set forth in the Certificate of Incorporation. Accordingly, the Board proposes that the Company’s Certificate of Incorporation be amended to add provisions that are identical to the provisions that the Board of Directors added to the Company’s By-Laws on January 25, 2005. This amendment will become effective upon filing of the Second Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

If the stockholders vote to approve this Proposal Four, an individual who is an officer of the Company will be eligible to be a director of the Company only for so long as he or she remains an officer of the Company; if at any time during his or her term of office as a director, such individual resigns, retires or is removed from his or her position as an officer of the Company, such individual shall automatically cease to be a director of the Company. Such director qualification will become a stockholder-imposed qualification for certain directors effective upon filing of the Second Amended and Restated Certificate of Incorporation of the Company with the Secretary of State of Delaware. Accordingly, George L. Lindemann, the Chairman of the Board and Chief Executive Officer of the Company, John E. Brennan, the Vice Chairman and Secretary of the Company, and Thomas F. Karam, the President and Chief Operating Officer of the Company, will each be eligible to be a director of the Company, but only for so long as each remains an officer of the Company; if at any time during his term of office as a director, Mr. Lindemann, Mr. Brennan or Mr. Karam resigns, retires or is removed from his position as an officer of the Company, then he shall automatically cease to be a director of the Company. Southern Union is not aware of any plans by Mr. Lindemann, Mr. Brennan or Mr. Karam to resign or to retire as an officer of the Company or of any plans of the Board to remove either of them as an officer of the Company. Mr. Lindemann and Mr. Karam are nominees for election as director (or as a Class III director if the stockholders do not approve Proposal One, or if the stockholders approve Proposal One, but do not approve Proposal Two and/or Proposal Five). Mr. Brennan has indicated to the Corporate Governance Committee that if Proposal Six is subject to a shareholder vote, he does not wish to be nominated for re-election.

Vote Required and Board Recommendation

The proposal to add a director qualification requirement to the Company’s Certificate of Incorporation requires the affirmative vote of a majority of the outstanding voting stock of the Company. Abstentions and broker non-votes will have the same effect as votes against this proposal. The Board of Directors has unanimously adopted a resolution seeking stockholder approval of, and recommends a vote for, the addition of such director qualification requirement to the Company’s certificate of incorporation.

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PROPOSAL FIVE

TO REMOVE ALL DIRECTORS WITHOUT CAUSE

Description of the Proposal

In connection with the proposed amendments to the Certificate of Incorporation described above in Proposals One and Two, the Board of Directors has determined that it is in the best interests of the Company for the stockholders to remove all of the Company’s directors without cause at the Annual Meeting and then to elect or reelect directors under the Company’s Second Amended and Restated Certificate of Incorporation. As only the stockholders can remove a director before the expiration of that director’s term, the approval of the amendment to the Certificate of Incorporation described in Proposal One above in this Proxy Statement does not by itself shorten the term of any presently serving director. The purpose of the removal of the directors is to eliminate immediately the staggered board structure, which otherwise would be phased out over a two-year period following the amendment of the Certificate of Incorporation. In the event that Proposal Six is subject to a shareholder vote, John E. Brennan, currently serving as a Class I director, has indicated to the Corporate Governance Committee that he does not wish to be nominated for election. In addition, Ronald W. Simms, currently serving as Class I director, has not been nominated for reelection as a director at the Annual Meeting if Proposal One is approved, but would remain as a director if Proposal One is not approved. The removal of all of the directors is contingent upon the stockholders’ approval of the amendments to the Company’s Certificate of Incorporation under Proposals One and Two.

Vote Required and Board Recommendation

The removal of each of the present directors without cause requires the affirmative vote of the holders of a majority of the outstanding shares of the Company’s voting stock entitled to vote at an election of directors. Abstentions and broker non-votes will have the same effect as votes against this proposal. The Board of Directors recommends a vote for the removal of all of the directors without cause.

PROPOSAL SIX

TO ELECT NINE DIRECTORS

Nominees for Directors

There are nine nominees for election to the Board of Directors. The Board of Directors has determined that six of the nine director nominees, Messrs. Brodsky, Denius, Gitter, Jacobi, McCarter and Rountree, are independent directors for purposes of the NYSE’s listing requirements and the Company’s Corporate Governance Guidelines. The election of each of the nine directors is contingent upon the stockholders’ approval of the amendments to the Company’s Certificate of Incorporation under Proposals One and Two and the removal of all of the directors without cause under Proposal Five. Each director to be elected pursuant to this Proposal Six will hold office until the 2006 Annual Meeting of Stockholders. In any event, a director elected pursuant to this Proxy Statement will hold office until his successor is elected and is qualified, or until such director’s earlier death, resignation, retirement, disqualification or removal.

Information about the nominees for election as directors appears below:

David Brodsky primarily has been a private investor for more than the past five years. He was formerly Chairman of the Board of Directors of Total Research Corporation from July 1998 to November 2001. Mr. Brodsky is also a director of Harris Interactive Inc. Director since May 2002. Age: 67.

Frank W. Denius has been Chairman Emeritus of Southern Union since 1990. Since 1990, Mr. Denius has been engaged primarily in the private practice of law in Austin, Texas. Prior to 1990, Mr. Denius had been Chairman of the Board and President of the Company. Director since 1976. Age: 80.

Kurt A. Gitter, M.D. has been an ophthalmic surgeon in private practice in New Orleans, Louisiana, since 1969. He has also been a Clinical Professor of Ophthalmology at Louisiana State University since 1978 and an assistant professor of ophthalmology at Tulane University since 1969. Director since 1995. Age: 68.

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Herbert H. Jacobi has been Honorary Chairman of the Supervisory Board of HSBC Trinkaus & Burkhardt KGaA, a German private bank, since 2004 after serving as Chairman since 1998. He was Chairman of the Managing Partners of Trinkaus & Burkhardt KGaA from 1981 to 1998. He was a managing partner of Berliner Handels-und Frankfurter Bank from 1977 until 1981 and an Executive Vice President of Chase Manhattan Bank from 1975 to 1977. Mr. Jacobi is a director of one other public company: Gillette Company. He is also a director of DIC Deutsche Investors’ Capital AG and MADAUS AG. He is President of German-American Federation Steuben-Schurz e.V. and a member of the Supervisory Board of WILO AG. Mr. Jacobi was appointed to fill a vacancy on the Board in 2004. Age: 70.

Thomas F. Karam has been President and Chief Operating Officer of Southern Union since May 2001 and Chief Executive Officer of Panhandle Eastern Pipe Line Company, LP since June 2003. From November 1999 to April 2001 Mr. Karam was Executive Vice President of Corporate Development of the Company, and President and Chief Operating Officer of PG Energy, a division of the Company. Previously, he had been President and Chief Executive Officer of Pennsylvania Enterprises, Inc., from 1996 until 1999 when it was acquired by the Company. From September 1995 to August 1996, he was Executive Vice President of Pennsylvania Enterprises, Inc. Director since November 1999. Age: 46.

Adam M. Lindemann co-founded and has been a member of the Board of Managers of Mega Communications (“Mega”), a privately held Spanish radio group serving the East Coast of the United States, since 1998. Mr. Lindemann has been managing the operations of Mega since 2002. Mr. Lindemann had managed investments for Lindemann Capital Partners, L.P. from 1996 to 2002. Previously, he had been employed in different capacities in the investment services industry. Adam M. Lindemann is the son of George L. Lindemann, Chairman of the Board and Chief Executive Officer of Southern Union. Director since 1990. Age: 43.

George L. Lindemann has been Chairman of the Board, Chief Executive Officer, a director and Chairman of the Executive Committee of the Board of Directors of Southern Union since 1990. He was Chairman of the Board and Chief Executive Officer of Metro Mobile CTS, Inc. from its formation in 1983 until April 1992. He has been President and a director of Cellular Dynamics, Inc., the managing general partner of Activated Communications Limited Partnership, a family investment entity, since 1982. Age: 69.

Thomas N. McCarter, III has been a general partner in W.P. Miles Timber Properties since 1974. In addition to his directorship with Southern Union, he is Chairman of Ramapo Land Company, Vice Chairman of Runnymede Capital Management, Inc., a director of Anker Coal Group, a director of the Institute of Scientific Investment and Governance (Tokyo, Japan) and serves on the advisory board of the Whitehead Institute. Mr. McCarter was appointed to fill a vacancy on the Board in 2005. Age: 75.

George Rountree, III has been an attorney in private practice in Wilmington, North Carolina since 1962. He has been a senior partner in the firm of Rountree, Losee & Baldwin, LLP and its predecessors since 1965. In June 2004, Mr. Rountree was inducted into the North Carolina Bar Association General Practice Hall of Fame. Director since 1990. Age: 71.

Vote Required and Board Recommendation

To be elected as a director, each nominee must receive the affirmative vote of a plurality of the votes duly cast at the Annual Meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nine nominees named below. Abstentions and broker non-votes will have no effect on the election of nominees to the Board of Directors.

Each of the nominees named above was recommended by the Corporate Governance Committee for election or re-election to the Board by the stockholders. This year, Mr. Jacobi, who was elected a director by the Board in December 2004, and Mr. McCarter, who was elected a director by the Board in January 2005, are standing for election by the stockholders for the first time. Messrs. Jacobi and McCarter were appointed to fill vacancies on the Board at the recommendation of the Corporate Governance Committee.

Although all nominees named above have indicated their willingness to serve if elected, if at the time of the Annual Meeting any nominee is unable or unwilling to serve, shares represented by properly executed proxies will be voted at the discretion of the persons named in those proxies for such other person as the Board may designate. If no substitute is designated, votes will be cast according to the judgment of George L. Lindemann and Thomas F. Karam. If cumulative

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voting is in effect by any stockholder, unless authority is withheld, George L. Lindemann and Thomas F. Karam may allocate the votes represented by a proxy received by management in the manner they deem proper in their best judgment.

In the event proposal six is subject to a stockholder vote, The Board of Directors recommends a vote for the election of each of the nominees named above to the Board of Directors.

PROPOSAL SEVEN

IN THE ALTERNATIVE, TO ELECT FOUR CLASS III DIRECTORS

Nominees for Election as Class III Directors

You will be asked to vote on Proposal Seven, the election of four nominees to serve as Class III directors until the 2008 Annual Meeting of Stockholders, if the holders of a majority of the common stock do not approve the amendment to the Certificate of Incorporation that is the subject of Proposal One (elimination of the classification of the Board of Directors) or until the 2006 Annual Meeting of Shareholders, if the holders of a majority of the common stock approve Proposal One but do not approve Proposal Two (elimination of the restrictions on the removal of directors) and/or Proposal Five (removal of all of the directors without cause).

Southern Union’s Certificate of Incorporation provides that the Board of Directors shall be divided into Classes I, II and III with staggered terms of three years each. There are currently 11 members serving on the Board of Directors, of which four are Class I directors, three are Class II directors and four are Class III directors. If a vote is taken on this Proposal Seven, then four Class III Directors will be elected at the Annual Meeting to hold office until the 2008 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. However, if the holders of a majority of the common stock approve Proposal One but do not approve Proposal Two (elimination of the restrictions on the removal of directors) and/or Proposal Five (removal all of the directors without cause), then the four director nominees subject to election pursuant to this Proposal Seven will be elected to hold office until the 2006 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified, and in all future elections, directors will be elected to serve a one-year term. In either case, the incumbent Class I directors and the incumbent Class II directors will serve out the balance of their terms.

Information about the nominees for election as Class III directors appears below:

George L. Lindemann has been Chairman of the Board, Chief Executive Officer, a director and Chairman of the Executive Committee of the Board of Directors of Southern Union since 1990. He was Chairman of the Board and Chief Executive Officer of Metro Mobile CTS, Inc. from its formation in 1983 until April 1992. He has been President and a director of Cellular Dynamics, Inc., the managing general partner of Activated Communications Limited Partnership, a family investment entity, since 1982. Age: 69

David Brodsky primarily has been a private investor for more than the past five years. He was formerly Chairman of the Board of Directors of Total Research Corporation from July 1998 to November 2001. Mr. Brodsky is also a director of Harris Interactive Inc. Director since May 2002. Age: 67.

Thomas F. Karam has been President and Chief Operating Officer of Southern Union since May 2001 and Chief Executive Officer of Panhandle Eastern Pipe Line Company, LP since June 2003. From November 1999 to April 2001 Mr. Karam was Executive Vice President of Corporate Development of the Company, and President and Chief Operating Officer of PG Energy, a division of the Company. Previously, he had been President and Chief Executive Officer of Pennsylvania Enterprises, Inc., from 1996 until 1999 when it was acquired by the Company. From September 1995 to August 1996, he was Executive Vice President of Pennsylvania Enterprises, Inc. Director since November 1999. Age: 46.

Herbert H. Jacobi has been Honorary Chairman of the Supervisory Board of HSBC Trinkaus & Burkhardt KGaA, a German private bank, since 2004 after serving as Chairman since 1998. He was Chairman of the Managing Partners of Trinkaus & Burkhardt KGaA from 1981 to 1998. He was a managing partner of Berliner Handels-und Frankfurter Bank from 1977 until 1981 and an Executive Vice President of Chase Manhattan Bank from 1975 to 1977. Mr. Jacobi is a director of one other public company: Gillette Company. He is also a director of DIC Deutsche Investors’ Capital AG and

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MADAUS AG. He is President of German-American Federation Steuben-Schurz e.V. and a member of the Supervisory Board of WILO AG. Mr. Jacobi was appointed to fill a vacancy on the Board in 2004. Age: 70.

Vote Required and Board Recommendation

To be elected as a director, each nominee must receive the affirmative vote of a plurality of the votes duly cast at the Annual Meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the four nominees named below. Abstentions and broker non-votes will have no effect on the election of nominees to the Board of Directors.

Each of the Class III director nominees named above was recommended by the Corporate Governance Committee for election to the Board by the stockholders. Each of the Class III director nominees has agreed to serve a three-year term if elected. Southern Union knows of no reason why any of the Class III director nominees would be unable to serve. If at the time of the Annual Meeting any of the Class III director nominees is unable or unwilling to serve, shares represented by properly executed proxies will be voted at the discretion of the persons named in those proxies for such other person as the Board may designate. If no substitute is designated, votes will be cast according to the judgment of George L. Lindemann and Thomas F. Karam. If cumulative voting is in effect by any stockholder, unless authority is withheld, George L. Lindemann and Thomas F. Karam may allocate the votes represented by a proxy received by management in the manner they deem proper in their best judgment.

In the event Proposal Seven is subject to a stockholder vote, the Board of Directors recommends a vote for all nominees to serve as Class III directors.

Directors Continuing In Office

In the event stockholders vote on Proposal Seven, the following incumbent directors will retain their directorships for the pendency of their remaining terms:

Class I — Term Expires In 2006

John E. Brennan has been Vice Chairman of the Board and Assistant Secretary of Southern Union since 1990. Mr. Brennan had been President and Chief Operating Officer of Metro Mobile CTS, Inc. until April 1992. Director since 1990. Age: 58.

Frank W. Denius has been Chairman Emeritus of Southern Union since 1990. Since 1990, Mr. Denius has been engaged primarily in the private practice of law in Austin, Texas. Prior to 1990, Mr. Denius had been Chairman of the Board and President of the Company. Director since 1976. Age: 80.

Thomas N. McCarter, III has been a general partner in W.P. Miles Timber Properties since 1974. In addition to his directorship with Southern Union, he is Chairman of Ramapo Land Company, Vice Chairman of Runnymede Capital Management, Inc., a director of Anker Coal Group, a director of the Institute of Scientific Investment and Governance (Tokyo, Japan) and serves on the advisory board of the Whitehead Institute. Mr. McCarter was appointed to fill a vacancy on the Board in 2005. Age: 75.

Ronald W. Simms has been Chief Executive Officer of Petroleum Services Company, Inc. since 1980. He has also been Chairman of the Board of Directors and Chief Executive Officer of Mountain Productions, Inc. since 1994. Mr. Simms was Chairman of the Board of Directors of Pennsylvania Enterprises, Inc. and, upon its acquisition by Southern Union in November 1999, became a director of the Company. Age: 64.

Class II — Term Expires In 2007

Kurt A. Gitter, M.D. has been an ophthalmic surgeon in private practice in New Orleans, Louisiana, since 1969. He has also been a Clinical Professor of Ophthalmology at Louisiana State University since 1978 and an assistant professor of ophthalmology at Tulane University since 1969. Director since 1995. Age: 68.

Adam M. Lindemann co-founded and has been a member of the Board of Managers of Mega Communications (“Mega”), a privately held Spanish radio group serving the East Coast of the United States, since 1998. Mr. Lindemann has been

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managing the operations of Mega since 2002. Mr. Lindemann had managed investments for Lindemann Capital Partners, L.P. from 1996 to 2002. Previously, he had been employed in different capacities in the investment services industry. Adam M. Lindemann is the son of George L. Lindemann, Chairman of the Board and Chief Executive Officer of Southern Union. Director since 1990. Age: 43.

George Rountree, III has been an attorney in private practice in Wilmington, North Carolina since 1962. He has been a senior partner in the firm of Rountree, Losee & Baldwin, LLP and its predecessors since 1965. In June 2004, Mr. Rountree was inducted into the North Carolina Bar Association General Practice Hall of Fame. Director since 1990. Age: 71.

PROPOSAL EIGHT

TO APPROVE AMENDMENTS TO THE
2003 STOCK AND INCENTIVE PLAN

Introduction

In September 2003, the Board of Directors, upon the recommendation of the Compensation Committee, unanimously approved and adopted the 2003 Stock and Incentive Plan and directed that it be submitted to the stockholders for approval. Southern Union’s stockholders approved the 2003 Stock and Incentive Plan at the annual meeting of stockholders held on November 4, 2003. In response to subsequent changes to the Internal Revenue Code and to the nature of the Company’s business, in March 2005, the Board of Directors, upon the recommendation of the Compensation Committee, unanimously approved and adopted the Amended and Restated 2003 Stock and Incentive Plan and directed that it be submitted to the stockholders for approval. The Amended 2003 Plan will become effective when stockholders approve it.

The principal changes to the 2003 Plan to be effectuated through the changes reflected in the Amended 2003 Plan are:

•	effecting necessary changes to bring the Amended 2003 Plan into compliance with new section 409A of the Internal Revenue Code;

•	expanding the group of persons eligible to participate in the plan to include non-salaried officers and employees, directors, agents and providers of service to the Company and its subsidiaries;

•	expanding the definition of “subsidiary” to include CCE Holdings, LLC (which is 50% owned by the Company), CrossCountry Energy, LLC (which is wholly owned by CCE Holdings, LLC), each wholly owned subsidiary of CrossCountry Energy, LLC and Citrus Corp. (which is 50% owned by CrossCountry Energy, LLC);

•	increasing the limit on individual option awards in any one calendar year from 200,000 to 500,000 shares of stock; and

•	providing for an annual award to each non-employee director of Southern Union of up to 4,000 shares of restricted common stock or at the election of the director options having an equivalent value.

The purpose of the Amended 2003 Plan is to align the interests of the participants with those of other Southern Union stockholders through equity-based compensation alternatives, thereby promoting the long-term financial interests of the Company and enhancing long-term stockholder return. The Amended 2003 Plan is intended to enhance the Company’s obligation effectively to recruit, motivate and retain the caliber of personnel essential for the Company’s success and to provide them with incentive compensation opportunities that are competitive with those of similar companies.

The Amended 2003 Plan allows for the issuance of up to 7,000,000 shares (subject to adjustment). Approval of the 2003 Plan, which allows awards to be granted under it for ten years, is intended to give the Company needed certainty and flexibility in designing and managing equity-based compensation to meet the needs of its growing business over an extended period of time. In addition, approval of the Amended 2003 Plan will renew the Company’s ability to grant performance-based compensation awards that comply with the requirements of section 162(m) of the Internal Revenue Code, thereby preserving the Company’s ability to receive tax deductions for these awards.

Southern Union anticipates that the options and stock appreciation rights to be awarded under the Plan will be structured so as not to constitute deferrals of compensation subject to the requirements of section 409A of the Internal Revenue Code. Section 409A, as currently interpreted by the Internal Revenue Service, may effectively preclude the grant of

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option and stock appreciation rights under the Amended 2003 Plan to employees of CrossCountry Energy, LLC and other business entities in which the Company’s aggregate direct and indirect ownership interest is less than 80%. The Plan also authorizes other awards that may constitute deferrals of compensation subject to the requirements of section 409A, such as the awards of stock to non-employee directors described above. It is anticipated that such awards, if subject to the requirements of section 409A, will be made in a manner expected to comply with those requirements.

Summary Description of the Amended 2003 Plan

The following is a brief summary of the material features of the Amended 2003 Plan. This summary is qualified in its entirety by reference to the text of the Amended 2003 Plan, a copy of which is attached as Appendix B and is available without charge upon written request to the Secretary of the Company.

Administration and Operation

The Amended 2003 Plan will be administered by a committee of directors (each of whom will be a “non-employee director” for purposes of Rule 16b-3 promulgated by the Securities and Exchange Commission and an “outside director” for purposes of section 162(m)) that will be designated from time to time by the Board. Currently the Compensation Committee, composed of Messrs. Brodsky, Denius, Gitter and Jacobi, has been charged with the responsibility of administering the Company’s stock-based compensation programs, and it will serve as the administration committee for the Amended 2003 Plan.

Subject to certain restrictions that are set forth in the Amended 2003 Plan, the Compensation Committee will have complete and absolute authority to make any and all decisions regarding the administration of the Amended 2003 Plan, including the authority to construe and interpret the plan and awards under the plan, establish administrative rules and procedures, select award recipients, determine the type of awards, and establish the terms, conditions and other provisions of awards and amend awards. Subject to certain restrictions that are set forth in the Amended 2003 Plan, the Compensation Committee may delegate any of its authority and responsibility to management, except for determinations and decisions regarding awards to be made, which must be made by the Compensation Committee itself.

Eligibility

The persons eligible to receive awards under the Amended 2003 Plan include all of the employees, directors, officers and agents of, and other service providers to, the Company and its affiliates and subsidiaries, including CCE Holdings, LLC (which is 50% owned by the Company), CrossCountry Energy, LLC (which is wholly owned by CCE Holdings, LLC), each wholly owned subsidiary of CrossCountry Energy, LLC and Citrus Corp. (which is 50% owned by CrossCountry Energy, LLC). The Amended 2003 Plan provides that each non-employee directors will receive annually a restricted stock award totaling 2,000 shares (or such lesser or greater amount (but not to exceed 4,000 shares) as the Compensation Committee, in its absolute discretion, may determine), or at the election of the director options having an equivalent value, which will be granted at such time or times as the Compensation Committee shall determine.

Shares Available for Issuance

The number of shares of common stock that are authorized and available for issuance under the Amended 2003 Plan when it becomes effective will be 7,000,000. No more than 725,000 shares, however, can be issued pursuant to awards in the form of stock bonuses, restricted stock, performance units or other equity-based rights, as described below, and no more than 6,995,000 shares can be issued pursuant to awards of incentive stock options. If the shares of common stock that are subject to an award are not issued or cease to be issuable because the award is terminated, forfeited or expires unexercised, those shares then will become available for future awards. The number of shares authorized and available for issuance under the Amended 2003 Plan is subject to adjustment in the event of a stock split, stock dividend, recapitalization, spin-off or similar action.

Types and Terms of Awards

Awards under the Amended 2003 Plan may take the form of stock options (either incentive stock options or non-qualified options), stock appreciation rights, stock bonus awards, restricted stock, performance units or other equity-based rights. Subject to certain restrictions that are set forth in the Amended 2003 Plan, the Compensation Committee will have complete and absolute authority to set the terms, conditions and provisions of each award, including the size of the award,

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the exercise or base price, the vesting and exercisability schedule (including provisions regarding acceleration of vesting and exercisability) and termination and forfeiture provisions.

The Compensation Committee will be subject to the following specific restrictions regarding the types and terms of awards made under the Amended 2003 Plan:

•	no participant may receive in any calendar year awards covering more than 500,000 shares;

•	the exercise price for a stock option may not be less than 100% of the fair market value of the stock on the date of grant; and

•	no award may be granted more than ten years after the date of the Amended 2003 Plan (i.e., March 15, 2013).

No stock option can be “repriced” without the consent of the stockholders and of the option holder if the effect would be to reduce or increase the exercise price per share. For this purpose, “repricing” includes a tandem cancellation and regrant or any other amendment or action that would have substantially the same effect as decreasing the exercise price.

Change in Control

If the applicable award agreement so provides, upon certain events constituting a change in control of the Company, as specified in the Amended 2003 Plan, immediately prior to the occurrence of the change in control all options and stock appreciation rights subject to the award will become immediately exercisable, the expiration of the restrictions applicable to any restricted stock grant made under the award shall immediately be accelerated, and such other results shall take place with respect to other awards as may be set forth in the relevant award agreement.

Amendments and Termination

To the extent permitted by law, the Board, without the consent or approval of any plan participant, may amend, suspend or terminate the Amended 2003 Plan, so long as that action does not adversely affect the rights of any holder under any award then outstanding. Without the approval of the stockholders, however, in general the Board may not amend the Amended 2003 Plan to increase the number of shares available for issuance or to modify the requirements regarding eligibility in the Amended 2003 Plan. No awards will be granted under the Amended 2003 Plan after the tenth anniversary of its effective date.

Federal Income Tax Consequences

The following is a brief description of the material U.S. federal income tax consequences associated with awards under the Amended 2003 Plan. It is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. Tax consequences in other countries may vary.

Stock Options. There will generally be no federal income tax consequences to either the Company or the participant upon the grant of a stock option. If the option is a non-qualified stock option, the participant will realize ordinary income at exercise equal to the excess of the fair market value of the stock acquired over the exercise price and the Company will receive a corresponding deduction. Any gain or loss realized upon a subsequent disposition of the stock will generally constitute capital gain.

If the option is an incentive stock option, the participant generally will not realize taxable income on exercise, but the excess of the fair market value of the stock acquired over the exercise price may give rise to “alternative minimum tax.” When the stock is subsequently sold, the participant will recognize income equal to the difference between the sales price and the exercise price of the option. If that sale occurs after the expiration of two years from the date of the grant and one year from the date of exercise, the income will constitute long-term capital gain. If the sale occurs prior to that time, the participant will recognize ordinary income to the extent of, in general, the lesser of the gain realized upon the sale or the difference between the fair market value of the acquired stock at the time of exercise and the exercise price; any additional gain will constitute capital gain. The Company generally will be entitled to a deduction in an amount equal to the ordinary income, if any, that the participant recognizes.

Restricted Stock. Generally, restricted stock is not taxable to a participant at the time of grant, but instead is included in ordinary income (at its then fair market value) when the restrictions lapse. A participant may elect to recognize income at

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the time of grant, in which case the fair market value of the stock at the time of grant is included in ordinary income and there is no further income recognition when the restrictions lapse. The Company is entitled, in general, to a tax deduction in an amount equal to the ordinary income recognized by the participant except to the extent that such participant’s total compensation for the taxable year exceeds one million dollars, in which case such deduction may be limited by section 162(m) of the Internal Revenue Code unless any such grant of restricted stock is made pursuant to a performance based benchmark established by the Compensation Committee.

Other Awards. In the case of other awards, the participant generally will recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment or the date of delivery of the underlying shares and the Company generally will be entitled to a corresponding tax deduction.

If an award under the Plan constitutes a deferral of compensation subject to the requirements of section 409A of the Internal Revenue Code, and if the award fails to meet those requirements or to be operated in accordance with those requirements, the recipient of the award will realize taxable income, generally, at the time of the deferral (or, if later, at the time the award ceases to be subject to a substantial risk of forfeiture), and an interest charge and additional 20% tax will also apply. It is anticipated, however, that any awards under the Amended 2003 Plan that are subject to the requirements of section 409A will be made and administered in accordance with those requirements.

New Plan Benefits

In general, the awards that will be granted to eligible participants under the Amended 2003 Plan are subject to the discretion of the Compensation Committee and, therefore, are not determinable at this time. The Amended 2003 Plan provides that each non-employee directors will receive annually a restricted stock award totaling 2,000 shares (or such lesser or greater amount (but not to exceed 4,000 shares) as the Compensation Committee, in its absolute discretion, may determine), or at the election of the director options having an equivalent value, which will be granted at such time or times as the Compensation Committee shall determine.

2003 Plan Awards

The following awards have been made under the 2003 Plan. On February 6, 2004, the Compensation Committee authorized the award of up to 800,000 options under the 2003 Plan. On the same date 694,500 options were awarded to senior level executives of the Company and below, excluding members of the Executive Committee. The awarded options vest over a five-year period. The exercise price of the options is $17.67.

Vote Required and Board Recommendation

The proposal to amend the 2003 Plan requires the approving vote of a majority of the votes cast at the Annual Meeting. Broker non-votes and abstentions will have no effect on the vote. The Board of Directors has adopted a resolution seeking stockholder approval of, and recommends a vote for, the amendment of the 2003 Plan.

BOARD OF DIRECTORS

Board Size and Composition

Currently, the Board of Directors is comprised of 11 directors and is divided into three classes, each of which serves a staggered three-year term. The terms of the Class III directors expire at this year’s Annual Meeting. The terms of the Class I directors are scheduled to expire in 2006, and the terms of Class II directors are scheduled to expire in 2007.

The following pages contain information concerning the current directors.

Class III — Term Expires in 2005

George L. Lindemann has been Chairman of the Board, Chief Executive Officer, a director and Chairman of the Executive Committee of the Board of Directors of Southern Union since 1990. He was Chairman of the Board and Chief Executive Officer of Metro Mobile CTS, Inc. from its formation in 1983 until April 1992. He has been President and a director of Cellular Dynamics, Inc., the managing general partner of Activated Communications Limited Partnership, a family investment entity, since 1982. Age: 69.

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David Brodsky primarily has been a private investor for more than the past five years. He was formerly Chairman of the Board of Directors of Total Research Corporation from July 1998 to November 2001. Mr. Brodsky is also a director of Harris Interactive Inc. Director since May 2002. Age: 67.

Thomas F. Karam has been President and Chief Operating Officer of Southern Union since May 2001 and Chief Executive Officer of Panhandle Eastern Pipe Line Company, LP since June 2003. From November 1999 to April 2001 Mr. Karam was Executive Vice President of Corporate Development of the Company, and President and Chief Operating Officer of PG Energy, a division of the Company. Previously, he had been President and Chief Executive Officer of Pennsylvania Enterprises, Inc., from 1996 until 1999 when it was acquired by the Company. From September 1995 to August 1996, he was Executive Vice President of Pennsylvania Enterprises, Inc. Director since November 1999. Age: 46.

Herbert H. Jacobi has been Honorary Chairman of the Supervisory Board of HSBC Trinkaus & Burkhardt KGaA, a German private bank, since 2004 after serving as Chairman since 1998. He was Chairman of the Managing Partners of Trinkaus & Burkhardt KGaA from 1981 to 1998. He was a managing partner of Berliner Handels-und Frankfurter Bank from 1977 until 1981 and an Executive Vice President of Chase Manhattan Bank from 1975 to 1977. Mr. Jacobi is a director of one other public company: Gillette Company. He is also a director of DIC Deutsche Investors’ Capital AG and MADAUS AG. He is President of German-American Federation Steuben-Schurz e.V. and a member of the Supervisory Board of WILO AG. Mr. Jacobi was appointed to fill a vacancy on the Board in 2004. Age: 70.

Class I — Term Expires in 2006

John E. Brennan has been Vice Chairman of the Board and Assistant Secretary of Southern Union since 1990. Mr. Brennan had been President and Chief Operating Officer of Metro Mobile CTS, Inc. until April 1992. Director since 1990. Age: 58.

Frank W. Denius has been Chairman Emeritus of Southern Union since 1990. Since 1990, Mr. Denius has been engaged primarily in the private practice of law in Austin, Texas. Prior to 1990, Mr. Denius had been Chairman of the Board and President of the Company. Director since 1976. Age: 80.

Thomas N. McCarter, III has been a general partner in W.P. Miles Timber Properties since 1974. In addition to his directorship with Southern Union, he is Chairman of Ramapo Land Company, Vice Chairman of Runnymede Capital Management, Inc., a director of Anker Coal Group, a director of the Institute of Scientific Investment and Governance (Tokyo, Japan) and serves on the advisory board of the Whitehead Institute. Mr. McCarter was appointed to fill a vacancy on the Board in 2005. Age: 75.

Ronald W. Simms has been Chief Executive Officer of Petroleum Services Company, Inc. since 1980. He has also been Chairman of the Board of Directors and Chief Executive Officer of Mountain Productions, Inc. since 1994. Mr. Simms was Chairman of the Board of Directors of Pennsylvania Enterprises, Inc. and, upon its acquisition by Southern Union in November 1999, became a director of the Company. Age: 64.

Class II — Term Expires In 2007

Kurt A. Gitter, M.D. has been an ophthalmic surgeon in private practice in New Orleans, Louisiana, since 1969. He has also been a Clinical Professor of Ophthalmology at Louisiana State University since 1978 and an assistant professor of ophthalmology at Tulane University since 1969. Director since 1995. Age: 68.

Adam M. Lindemann co-founded and has been a member of the Board of Managers of Mega Communications (“Mega”), a privately held Spanish radio group serving the East Coast of the United States, since 1998. Mr. Lindemann has been managing the operations of Mega since 2002. Mr. Lindemann had managed investments for Lindemann Capital Partners, L.P. from 1996 to 2002. Previously, he had been employed in different capacities in the investment services industry. Adam M. Lindemann is the son of George L. Lindemann, Chairman of the Board and Chief Executive Officer of Southern Union. Director since 1990. Age: 43.

George Rountree, III has been an attorney in private practice in Wilmington, North Carolina since 1962. He has been a senior partner in the firm of Rountree, Losee & Baldwin, LLP and its predecessors since 1965. In June 2004, Mr.

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Rountree was inducted into the North Carolina Bar Association General Practice Hall of Fame. Director since 1990. Age: 71.

If the stockholders approve Proposals One, Two and Five, then the classified Board structure will be eliminated at this year’s Annual Meeting, and commencing with this year’s Annual Meeting, a nine-member Board of Directors will be elected annually to serve a one-year term. If the stockholders approve Proposal One but do not approve Proposal Two and/or Proposal Five, then the four Class III director nominees subject to election pursuant to Proposal Seven will be elected to serve a one-year term, the remaining directors will serve out the balance of their terms and in all future elections, directors will be elected to serve a one-year term. If the stockholders do not approve Proposal One, then the Board will retain its existing classified structure, and the four Class III director nominees subject to election pursuant to Proposal Seven will be elected to serve a three-year term.

Board Committees and Meetings

Board of Directors

The Board of Directors held seven meetings and acted by unanimous written consent on three occasions during the six-month period ended December 31, 2004. All directors attended at least 75% of the total number of meetings of the Board and committees, collectively, on which they served that were held during the six-month period ended December 31, 2004 while they were directors and a member of any such committee. All directors are expected to attend Southern Union’s annual meeting of stockholders. Each Board member attended last year’s annual meeting of stockholders.

Audit Committee

The Board of Directors has an Audit Committee, which is currently composed of independent directors Messrs. Denius (Chairman), Brodsky and Jacobi (who has been a member since December 2004). Mr. Simms also served on the Committee from July 1, 2004 until December 17, 2004. The Audit Committee met eight times during the six-month period ended December 31, 2004. This Committee has the power to directly appoint the Company’s independent auditors; sole authority to review their charges for services; the responsibility to review the scope and results of the audits performed and the adequacy and operation of the Company’s internal audit function; and the duty to perform such other functions with respect to the Company’s accounting, financial and operating controls as deemed appropriate by the Committee or the Board. The Board has determined that Messrs. Denius, Brodsky and Jacobi are all “audit committee financial experts” within the meaning of the current rules of the Securities and Exchange Commission. The Board of Directors has adopted a charter for the Committee, which is available at http://www.southernunionco.com.

Compensation Committee

The Board formed a Compensation Committee in July 2003, which is currently composed of independent directors Messrs. Brodsky (Chairman), Gitter, Jacobi (who has been a member since December 2004) and Denius (except as to certain tax related matters). The Compensation Committee met four times during the six-month period ended December 31, 2004. This Committee determines the appropriate level of compensation for the Chairman of the Board and Chief Executive Officer and for certain other officers and employees of Southern Union; administers the 2003 Plan and determines grants to be made under the 2003 Plan; administers the Executive Incentive Bonus Plan; and will review and recommend to the Board any changes to director compensation. The Board of Directors has adopted a charter for the Committee, which is available at http://www.southernunionco.com.

Corporate Governance Committee

The Board formed a Corporate Governance Committee in July 2003, which is currently composed of independent directors Messrs. Rountree (Chairman), Brodsky and Jacobi (who has been a member since December 2004). Mr. Simms also served on the Committee from July 1, 2004 until December 17, 2004. The Corporate Governance Committee met one time during the six-month period ended December 31, 2004. This Committee oversees all matters of corporate governance for Southern Union including Board nominee evaluations and recommendations to the full Board. The Board of Directors has adopted a charter for the Committee, which is available at http://www.southernunionco.com.

In evaluating and determining whether to nominate a candidate for a position on the Company’s Board, the Corporate Governance Committee will consider the criteria outlined in the Committee’s charter, which criteria include experience, skill, background and independence. The Corporate Governance Committee also will determine whether the candidate

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meets the minimum qualifications listed in the Company’s Corporate Governance Guidelines, which qualifications include the candidate’s reputation, record of accomplishment, knowledge and experience, commitment to the Company, number of other board memberships and willingness to become a stockholder of the Company. In evaluating candidates for nomination, the Committee utilizes a variety of methods. The Company regularly assesses the size of the Board, whether any vacancies are expected due to retirement or otherwise and the need for particular expertise on the Board. Candidates may come to the attention of the Committee from current Board members, stockholders, professional search firms or officers. The Committee will review all candidates in the same manner regardless of the source of the recommendation.

The Committee will consider stockholder recommendations of candidates when the recommendations are properly submitted. Any stockholder recommendations that are submitted under the criteria summarized above should include the candidate’s name and qualifications for Board membership and should be addressed to Southern Union Company, One PEI Center, Second Floor, Wilkes-Barre, Pennsylvania 18711, Attention: Corporate Secretary.

Investment Committee

The Board of Directors has an Investment Committee currently composed of Messrs. Adam Lindemann (Chairman), Gitter, McCarter (since January 2005) and Rountree. The Investment Committee met one time during the six-month period ended December 31, 2004. The Investment Committee has the authority to make decisions regarding the Company’s benefit plans. Such duties include the selection and monitoring of trustees and record keepers, monitoring of investment selection and performance and compliance with applicable regulations.

Executive Committee

The Board of Directors had an Executive Committee until January 25, 2005, when it was disbanded by a vote of the Board. The Executive Committee was composed of Messrs. George Lindemann (Chairman), Brennan and Karam. The Executive Committee did not meet, but did act by unanimous written consent on two occasions during the six-month period ended December 31, 2004. During the intervals between meetings of the Board of Directors, this Committee had the authority to exercise all of the powers of the Board of Directors in the management of the business, property and affairs of the Company in all matters that are not required by statute or by the Company’s Certificate of Incorporation or By-Laws to be acted upon by the Board. The Board disbanded the Executive Committee to provide a higher level of involvement for its non-management directors.

Communications with the Board

The Board of Directors has established a process for interested parties to communicate with the Board. Such communication should be in writing, addressed to the Board or an individual director, c/o Corporate Secretary, Southern Union Company, One PEI Center, Second Floor, Wilkes-Barre, Pennsylvania, 18711. The Corporate Secretary will forward all communications to the addressee.

Corporate Governance Guidelines and Code of Ethics

Southern Union’s Corporate Governance Guidelines, together with the Board Committee charters and the Company’s Bylaws, provide the framework for the effective governance of Southern Union. The Board of Directors adopted revised Corporate Governance Guidelines for the Company in January 2005. Those Guidelines address the makeup and functioning of the Board, qualifications for directors, standards for director independence determinations, the composition and responsibility of committees, director access to management and independent advisors, director compensation, director orientation and continuing education, annual self-evaluation of the Board, its committees and directors and management succession. The Board of Directors recognizes that effective corporate governance is on-going process, and the Board, either directly or through the Corporate Governance Committee, will review the Company’s Corporate Governance Guidelines annually, or more frequently if deemed necessary.

In August 2004, the Company, by and through the Audit Committee of the Board of Directors, adopted a new Code of Ethics and Business Conduct (the “Code”). The newly-adopted Code replaces a previously existing Code and is designed to reflect recent commentaries and interpretations of the Sarbanes-Oxley Act, NYSE rules and other applicable laws, rules and regulations. The Code applies to all Directors, officers and employees. Any amendment to the Code will be promptly posted on the Company’s Web site.

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The Corporate Governance Guidelines and the Code are each available on the Company’s Web site at http://www.southernunionco.com. The Corporate Governance Guidelines and the Code are each also available upon request, free of charge by calling the Company at (570) 820-2418 or by written request to Southern Union Company, One PEI Center, Wilkes-Barre, PA 18711, Attn: Corporate Secretary.

Director Independence

Southern Union’s Corporate Governance Guidelines require that a majority of the Board be composed of “independent directors”, as such term is defined from time to time by the listing standards of the NYSE and the Corporate Governance Guidelines. The Board has determined that each of Messrs. Brodsky, Denius, Gitter, Jacobi, McCarter, Rountree and Simms is an “independent director” under the current listing standards of the NYSE and the Company’s Corporate Governance Guidelines and that each of the members of the Audit Committee is “independent” for purposes of Section 10A(m)(3) of the Securities Exchange Act. In so doing, the Board determined that each of these individuals met the “bright line” independence standards of the NYSE listing standards and the director independence criteria set forth in the Company’s Corporate Governance Guidelines. The Corporate Governance Guidelines provide that, absent other considerations, a director will be deemed to be independent if:

•	neither the director nor a member of the director’s immediate family has been employed by, or received direct compensation (other than director’s fees, pension payments or other form of deferred compensation for prior service, provided such compensation is not contingent in any way on continued service) from, the Company or any of its affiliates during the past three years (compensation received by an immediate family member for service as a non-executive employee is not considered in determining independence under this test);

•	neither the director nor a member of the director’s immediate family is, or in the past three years has been, affiliated with or employed (or, in the case of an immediate family member, employed in a professional capacity) by a present or former internal or external auditor of the Company or any of its affiliates;

•	neither the director nor a member of the director’s immediate family is, or in the past three years has been, part of an interlocking directorate in which an executive officer of the Company serves on the compensation committee of another company that concurrently employs such director of the Company, or a member of such director’s immediate family, as an executive officer;

•	neither the director nor a member of the director’s immediate family is, or in the past three years has been, an executive officer (or, in the case of the director, an employee) of a company that makes payments to, or receives payments from, the Company for property or services in an annual amount which exceeds 1% of such other company’s consolidated gross revenues; and

•	neither the director nor a member of the director’s immediate family is, or in the past three years has been, an officer or director of a non-profit organization that has received charitable contributions from the Company or any of its subsidiaries or affiliates in an annual amount in excess of the greater of $100,000 or 1% of such organization’s gross revenues.

An “immediate family member” shall include the director’s spouse, parents, children, siblings, and in-laws, and anyone (other than domestic employees) who shares the director’s home.

In addition, the Board considered transactions and relationships between each director and any member of his immediate family and the Company. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent.

Independent Director Chairman

After consultation with the independent directors, the Board of Directors appointed Mr. Denius as the Independent Director Chairman. In his capacity as Independent Director Chairman, Mr. Denius presides over executive sessions of the independent directors and the non-management directors, assists in setting their respective agendas and acts as a liaison between these groups and the management directors of the Company. During the six-month period ended December 31, 2004, the independent directors met as a group three times, and the non-management directors did not meet. These meetings were conducted without management directors or employees of the Company present, to discuss matters related to the oversight of the Company, compliance with the NYSE and Securities and Exchange Commission rules, and the performance of management.

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      Stockholders and other parties of interest who wish to communicate with the independent directors, the non-management directors or the Independent Director Chairman may do so in writing to Southern Union Company, One PEI Center, Second Floor, Wilkes-Barre, Pennsylvania 18711, Attn: Independent Director Chairman, c/o Corporate Secretary.

All such correspondence is reviewed by the Secretary’s office, which enters pertinent information into a log for tracking purposes and forwards the material to each director as appropriate.

Board Compensation

During the six-month period ended December 31, 2004, each of the Company’s non-employee directors received compensation of $37,500, which was paid in two equal quarterly installments. Members of the Board of Directors also are reimbursed for travel expenses incurred in connection with Company business, including attendance at meetings of the Board and its committees. Additionally, members of the Board of Directors are offered medical, dental and vision insurance at the same rates that employees of Southern Union are offered such insurance, and are provided with liability insurance coverage for their activities as directors of Southern Union.

If the stockholders approve Proposal Eight, in the future the non-employee directors also will receive a restricted stock award totaling 2,000 shares (or such lesser or greater amount (but not to exceed 4,000 shares) as the Compensation Committee, in its absolute discretion, may determine), or at the election of the director options having an equivalent value, which will be granted at such time or times as the Compensation Committee shall determine.

Directors’ Deferred Compensation Plan

The Board of Directors has a Directors’ Deferred Compensation Plan that is designed to attract and retain well-qualified individuals to serve as outside directors and to enhance the alignment of their interests and the interests of stockholders. Participation in the Directors’ Plan is optional.

Under the Directors’ Plan, each non-employee director who may choose to defer all or any percentage of his or her director’s fees and invest such deferred amount in common stock. The Directors’ Plan requires the Company to make a matching contribution of 100% of the first 10% of the participant’s total director’s fees, to the extent deferred.

A participating director is 100% vested with respect to the amount of director’s fees that he or she elects to defer and any related income, gains and losses. The Company’s matching contributions do not vest until the participating director either has completed five years of service as a director or dies while serving as a director. A participant may not withdraw deferred amounts until 30 days after such time as the director either retires or ceases to be a director of the Company or with the permission of the Board, in the event of severe financial hardship.

The Board may terminate, suspend or amend the Directors’ Plan under certain circumstances, but the Board has no discretion regarding its administration.

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REPORT OF THE AUDIT COMMITTEE

The purpose of the Audit Committee it to assist the Board of Directors in its general oversight of the Company’s financial reporting, internal controls and audit functions. The Audit Committee operates under a written charter adopted by the Board of Directors, which is available at http://www.southernunionco.com. Management has the primary responsibility for the preparation, presentation and integrity of the Company’s financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Securities Exchange Act Rule 13a-15(e)); establishing and maintaining internal controls over financial reporting (as defined in Securities Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal controls over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal controls over financial reporting. PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements and for issuing a report thereon in accordance with the standards of the Public Company Accounting Oversight Board (United States), as well as expressing an opinion on management’s assessment of the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Company’s December 31, 2004 Transition Period Report with management that included a discussion of the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

In this context, the Committee has met and held discussions with management and the independent auditors. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended, including their judgments about the quality, and not just the acceptability, of the Company’s accounting policies as applied in its financial reporting.

The Committee has discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Committee meets regularly with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls and the overall quality of the Company’s accounting principles.

During the course of 2004, management has worked to establish, evaluate and maintain the Company’s system of internal controls over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act and related regulations. The Audit Committee was kept apprised of the progress of management on this evaluation and provided oversight and advice to management during the process. The Company’s decision to change to a calendar year end reporting period has accelerated, from June 30, 2005 to December 31, 2004, the date by which the Company must comply with the requirements of Section 404. As the Company has previously disclosed, this accelerated timetable did not allow for timely completion of an evaluation of the Company’s internal control over financial reporting or the related testing of the Company’s internal control over financial reporting in order for management to complete its assessment of the effectiveness of the design and operation of internal control over financial reporting and for the Company’s independent registered public accounting firm to audit management’s assessment of the effectiveness of the Company’s internal control over financial reporting by the March 16, 2005 filing date for the Company’s Transition Report on Form 10-K for the six-month period ended December 31, 2004. Further, management has discussed with us and we are aware that the certifications required by (i) 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act, filed with the Company’s Transition Report on Form 10-K as Exhibits 32.1 and 32.2, and (ii) Rule 15d-14(a) promulgated under the Securities Exchange Act, filed with the Company’s Transition Report on Form 10-K as Exhibits 31.1 and 31.2, are qualified entirely by reference to these facts. Accordingly, at such time as the Company’s independent auditors have completed their testing of the Company’s internal controls over financial reporting, the Company will amend its Transition Report on Form 10-K to include (x) the reports of management and the Company’s independent registered public accounting firm as required by Section 404 of the Sarbanes-Oxley Act and (y) unqualified certifications as required by (a) Section 906 of the Sarbanes-Oxley Act and (b) Rule 13a-14(a) promulgated under the Securities Exchange Act. The Committee is aware that no assurances can be given that the Company’s completion of its evaluation of internal control, or related testing, will not result in the identification of internal control deficiencies or material weaknesses

In addition, the Committee has discussed with the independent auditors the auditors’ independence from the Company and its management, including the matters in the written disclosures required by the Independence Standards Board

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Standard No. 1 (Independence Discussions with Audit Committees) and also considered whether the provision of any non-audit services is compatible with maintaining their independence.

In performing all of these functions, the Committee acts only in an oversight capacity and necessarily relies on the work and assurances of the Company’s management and independent registered public accounting firm, who, in their report, express an opinion on the conformity of the Company’s annual financial statements with the standards of the Public Company Accounting Oversight Board (United States) but express no opinion on management’s assessment of the effectiveness of internal control over financial reporting, nor as noted above was such assessment provided. In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Transition Period Report on Form 10-K for the six-month period ended December 31, 2004, as filed with the Securities and Exchange Commission on March 16, 2005.

March 18, 2005	Audit Committee

Frank W. Denius, Chairman
David Brodsky
Herbert H. Jacobi

INDEPENDENT AUDITORS

The following table sets forth information on fees billed by PricewaterhouseCoopers LLP:

	For the Six-month
Fee	Transition Period Ended		For the Year Ended	For the Year Ended
Category	December 31, 2004		June 30, 2004	June 30, 2003
Audit Fees	$625,000	(a)	$1,119,000	$477,000
Audit-related Fees	345,000		399,000	18,000
Tax Fees	—		20,000	378,000
All Other Fees	1,500		—	3,000

Total Fees	$971,500		$1,539,000	$876,000

(a) The Company expects to also incur an additional approximately $2.9 million in fees for (i) the transition period audits and (ii) the Sarbanes-Oxley 404 audit which is in process.

The Audit Committee has considered whether the provision of the non-audit services described above is compatible with maintaining the independence of PricewaterhouseCoopers LLP. The Audit Committee has adopted a policy requiring pre-approval of all auditing and non-audit services (including the fees and terms thereof) to be provided to the Company by its independent auditor, other than non-audit services not recognized to be non-audit services at the time of the engagement that meet the de minimis exceptions described in Section 10A(i)(1)(B)(i) of the Securities Exchange Act, provided that; they are approved by the Committee prior to the completion of the audit.
The Audit Committee will make a decision on whom to retain as the Company’s independent registered public accounting firm after the Company has filed an amendment to its Transition Report on Form 10-K to include (i) the reports of management and the Company’s independent registered public accounting firm as required by Section 404 of the Sarbanes-Oxley Act and (ii) unqualified certifications as required by (a) Section 906 of the Sarbanes-Oxley Act and (b) Rule 13a-14(a) promulgated under the Securities Exchange Act.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, and to be given an opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

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COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION

Overview

The Compensation Committee administers the Company’s executive compensation program. The role of the Committee is to oversee Southern Union’s compensation plans and policies, administer its stock plans and annually review and approve all compensation decisions relating to all Company officers having the rank of Vice President or higher, and all other Company employees having a base salary of $120,000 or more. These persons include the Chairman of the Board and Chief Executive Officer and each of the other executive officers named in the Summary Compensation Table.

Compensation Philosophy

The Compensation Committee seeks to align the total compensation of the Company’s executive officers and other management employees with their individual performance and with the profitability of the Company as a whole. The Committee’s objective is to set the aggregate amount of the base salary, cash incentive compensation and equity—based incentive compensation of these officers and employees so that the average value of their individual total compensation packages is comparable to the average value of the total compensation packages paid to officers holding comparable positions at a peer group of other similarly sized companies. This peer group includes neighboring and other similarly sized natural gas distribution and transmission companies and other companies that share operating and financial characteristics with the Company.

The Committee currently is reevaluating the Company’s overall compensation policies, and has engaged consultants to assist it in this process. Although this evaluation is not complete, the Committee has determined that in the future the Company will seek to place a greater emphasis on the long-term equity component, and a decreased emphasis on the cash component, of the total compensation provided to its executives. The Committee believes that this will help align the pecuniary interests of the Company’s executive officers with those of its stockholders by focusing their attention on the long-term improvement of stockholder value.

Section 162(m) of the Internal Revenue Code generally limits deductions by publicly held corporations for federal income tax purposes to $1 million of compensation paid to each of the executive officers listed in the Summary Compensation Table, unless such excess compensation is “performance-based” as defined in section 162(m). In 2003, the Compensation Committee adopted and the stockholders approved the Executive Incentive Bonus Plan to enable the Company to provide performance-based compensation meeting the requirements of section 162(m). To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, however, the Committee has not adopted a policy requiring all compensation to be deductible.

Individual Compensation Determinations

The Compensation Committee annually reviews each executive officer’s base salary, cash incentive compensation and equity—based incentive compensation. The Committee believes that the performance on which executive officer compensation is based should be assessed both on an annual basis and over a longer period of time to ensure that executive officers work to support both the Company’s current objectives as well as its long-term strategic objectives. Cash incentive award recommendations, if any, are based primarily on the Company’s operating and financial performance as well as customer service and safety objectives and on each executive officer’s individual performance (including his or her contributions to the Company’s strategic objectives) during the prior fiscal year. Stock option recommendations, if any, are based primarily on each executive officer’s individual performance during the prior fiscal year, but also upon performance judgments as to the past contributions of the individual executive officers and judgments as to their individual contributions to the Company’s strategic objectives.

The Compensation Committee then determines compensation for individual executive officers in light of the following:

•	the Company’s actual performance as compared to its corporate financial goals for the prior fiscal year;

•	the individual executive officer’s actual performance as compared to his individual goals supporting the Company’s financial and operating objectives;

•	the Company’s aggregate and individual executive officer compensation levels relative to its peer group; and

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•	periodic reports from independent compensation consultants regarding the compensation competitiveness of the Company.

The Compensation Committee also reviews the above types of compensation for the Chief Executive Officer with the assistance of the Company’s human resources staff and independent compensation consultants and recommends adjustments as deemed appropriate based on the above compensation review criteria and its expectation as to his future contributions in leading the Company.

Cash Incentive Plans

In 2003, the Compensation Committee adopted and the stockholders approved the Executive Incentive Bonus Plan to permit the Company to provide compensation consistent with the terms of section 162(m) of the Internal Revenue Code and the performance-based exception, so that such awards will not be subject to the $1 million limit on deductibility. Both the Chairman of the Board and Chief Executive Officer and the President and Chief Operating Officer were paid bonuses under the Executive Incentive Bonus Plan during the six months ended December 31, 2004 in respect of the fiscal year ended June 30, 2004, based on performance-based criteria as determined by the Compensation Committee. In addition, such officers are eligible to receive bonuses in calendar year 2005 under the Executive Incentive Bonus Plan in respect of the six-month period ended December 31, 2004 based on performance-based criteria as determined by the Compensation Committee.

During the six-months ended December 31, 2004, all Company employees other than the Chairman of the Board and Chief Executive Officer, the President and Chief Operating Officer and those employees who were members of a collective bargaining unit were eligible to receive cash bonuses based on their individual performance during the six months ended December 31, 2004, subject to the Company’s achievement of certain earnings targets and customer service and safety objectives established by the Executive Committee. In the future, the Compensation Committee will establish the applicable goals and objectives, and will determine the amount and timing of payment, of any bonuses payable to such employees.

Long-Term Incentive Programs

Over time, the Committee has originated several equity-based compensation plans intended to align the pecuniary interests of the Company’s executive officers with those of its stockholders by focusing their attention on the long-term improvement of stockholder value. No stock option grants were awarded under any of these equity-based compensation plans during the six-month period ended December 31, 2004, although, as noted, in the future the Committee intends to place increased emphasis on equity-based compensation.

Deferred Compensation Plans

The Company’s Supplemental Deferred Compensation Plan also is designed to encourage greater ownership of common stock by executive employees by enabling them to defer up to 100% of their annual compensation (salary and bonus) through payroll deductions. The employee contributions, together with matching contributions made by the Company, if any, are invested primarily in shares of common stock. Participation in this program is at the discretion of the individual employees.

March 18, 2005	Compensation Committee

David Brodsky, Chairman
Frank W. Denius
Kurt A. Gitter, M.D.
Herbert H. Jacobi

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EXECUTIVE OFFICERS AND COMPENSATION

Executive Officers who are not Directors

Executive Officers of the Company, its divisions and subsidiaries are elected by the Board to serve at the pleasure of the Board or until their successors are elected and qualified. Generally, the Board reelects officers annually. The following Executive Officers of the Company, its divisions and subsidiaries are not directors.

Harry E. Dowling has been President and Chief Operating Officer of PG Energy since August 2001. Previously, he had been Executive Vice President and Chief Operating Officer of PG Energy from November 1999 to July 2001. Mr. Dowling had held other financial and operating positions with Pennsylvania Enterprises, Inc. since 1975, most recently Vice President of Customer Services from 1996 to November 1999. Age: 55.

Eric D. Herschmann has been interim General Counsel since January 2005. Mr. Herschmann has been a partner in the law firm of Kasowitz, Benson, Torres & Friedman LLP since 1996, has been national lead litigation counsel for the Company since 1999, and serves as counsel to various Board Committees. Mr. Herschmann is not an employee of Southern Union and will continue as a partner with his firm, but has taken on these added responsibilities and reports directly to the Board of Directors. Age: 41.

Stanley C. Horton has been President and Chief Operating Officer of Southern Union Company’s integrated pipeline operations, Panhandle Energy and CrossCountry Energy, since November 2004. Previously, Mr. Horton was President and Chief Executive Officer of CrossCountry Energy since 2003. Before that, he served as Chairman and Chief Executive Officer of Enron Transportation Services, which included Enron Corp’s North American pipeline business, international pipeline, power and distribution operations, and Portland General Electric. Age: 54.

David J. Kvapil has been Executive Vice President and Chief Financial Officer since September 2001 and Executive Vice President and Chief Financial Officer of Panhandle Eastern Pipe Line Company, LP since June 2003. He was Senior Vice President and Corporate Controller from December 1997 to September 2001, Vice President — Controller from July 1993 to 1997, and Controller from 1992 to 1993. Age: 50.

Dennis K. Morgan has been Executive Vice President — Regulatory and Litigation since November 2004 and Executive Vice President and Secretary of Panhandle Eastern Pipe Line Company, LP since June 2003. Previously, Mr. Morgan served as Executive Vice President — Administration, General Counsel and Secretary since 2001 and was Senior Vice President — Legal and Secretary from January 1998 to April 2001. He was Vice President — Legal and Secretary from 1991 to 1997. Mr. Morgan had held various legal positions with the Company or a subsidiary of the Company since 1981. Age: 57.

James H. Oglesby has been President of MGE since February 2002 and Chief Operating Officer of MGE since September 2001. Previously, Mr. Oglesby held other financial and operating positions with MGE since 1968, most recently Vice President of Operations since 1988. Age: 63.

Thomas C. Robillard has been President and Chief Operating Officer of Southern Union Company’s New England Division since March 2001. Previously, Mr. Robillard had held other operating positions with various wholly owned subsidiaries of the Company since 1995. Age: 59.

Executive Compensation

The following table sets forth the remuneration paid during the six-month period ended December 31, 2004 and the last three fiscal years ended June 30 by the Company and its subsidiaries to: (i) the Chairman of the Board and Chief Executive Officer, (ii) the four most highly compensated key executive officers and (iii) the two persons who served as executive officer of the Company’s wholly owned subsidiary (this group is referred to as the “Named Executive Officers”):

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Summary Compensation Table

			Annual Compensation					Securities
						Other Annual		Underlying	All Other
Name and Principal Position	Year		Salary		Bonus(1)	Compensation		Options/SARs(2)	Compensation(3)
George L. Lindemann Chairman	2004	*	$462,500		$920,000	$272,428	(4)	—	$138,250
of the Board & Chief Executive	2004		910,817		600,000	640,596	(4)	—	151,082
Officer	2003		310,419		149,168	3,061,473	(5)(4)	—	54,229
	2002		316,389		25,200	295,779	(4)	—	31,659

John E. Brennan Vice Chairman	2004	*	300,000		600,000	—	(6)	—	90,000
of the Board & Secretary	2004		597,692		312,500	716,813	(5)(6)	—	91,019
	2003		411,539		197,500	952,057	(5)(6)	—	63,981
	2002		342,268		25,200	207,837	(5)(6)	—	35,401

Thomas F. Karam President &	2004	*	450,000		1,500,000	59,770	(4)	—	195,000
Chief Operating Officer of	2004		893,077		1,200,000	166,754	(4)	—	149,308
Southern Union and Chief	2003		600,000		902,648	—	(6)	—	93,598
Executive Officer of Panhandle Eastern Pipe Line Company, LP	2002		508,461		725,000	—	(6)	—	61,510

David J. Kvapil Executive Vice	2004	*	175,000		350,000	—	(6)	—	52,500
President & Chief Financial	2004		348,269		262,500	—	(6)	21,000	61,076
Officer of Southern Union and	2003		271,153		132,647	—	(6)	—	41,480
Executive Vice President and Chief Financial Office of Panhandle Eastern Pipe Line Company, LP	2002		256,109		108,522	—	(6)	—	35,463

Dennis K. Morgan Executive Vice	2004	*	161,539		300,000	—	(6)	—	76,968
President Regulatory &	2004		305,192		187,500	—	(6)	21,000	88,735
Litigation and Executive Vice	2003		285,573		132,647	—	(6)	—	67,442
President and Secretary of Panhandle Eastern Pipe Line Company, LP	2002		291,646		106,023	—	(6)	—	48,039

David W. Stevens President &	2004	*	200,000		400,000	—	(6)(7)	—	154,541
Chief Operating Officer —	2004		418,462		137,600	—	(6)	21,000	109,523
Panhandle Energy	2003		383,462		250,140	—	(6)	—	119,482
	2002		388,757		208,381	—	(6)	—	87,408

Stanley C. Horton President & Chief Operating Officer of Panhandle Energy	2004	*	—	(8)	—	—		—	—

*	For the six-month period ended December 31, 2004.

(1)	The bonuses paid to the Named Executive Officers during each fiscal period, including the transition period, were paid with respect to work performed in the prior fiscal period.

(2)	No Stock Appreciation Rights were granted during the six-month period ended December 31, 2004 or during the years ended June 30, 2004 and 2003. Additionally, no restricted stock awards or long-term incentive plan payouts were made during the six-month period ended December 31, 2004 or during the years ended June 30, 2004 and 2003.

(3)	Company matching provided through the 401(k) Plan and the Supplemental Plan. See “ — Executive Officers and Compensation — Retirement Benefits.”

(4)	Includes perquisites and other personal benefits received from the Company, including the use of the Company aircraft.

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(5)	Includes the difference between the price paid by the individual for common stock purchased from the Company upon the exercise of non-qualified (but not incentive) stock options and the fair market value of such common stock. See “- Options Exercised During Six-Month Period ended December 31, 2004 and Period ended Values.” In fiscal year 2003 this amount was $2,688,715 for Mr. Lindemann and in fiscal years 2004 and 2003 it was $716,813 and $952,057, respectively, for Mr. Brennan.

(6)	Does not include the value of perquisites and other personal benefits because the aggregate amount of such items, if any, does not exceed the lesser of $50,000 or 10% of the total amount of annual salary and bonus for any named executive officer.

(7)	Mr. Stevens’ employment was terminated effective as of December 18, 2004. On February 2, 2005, the Company entered in to a Non-Compete, Separation and General Release Agreement with Mr. Stevens, the terms of which are described under “Executive Officers and Compensation — Employment, Severance and Indemnification Agreements.”

(8)	From November 17, 2004, the date on which CCE Holdings, LLC acquired CrossCountry Energy, LLC, through December 31, 2004, Mr. Horton’s compensation was paid directly by Cross Country Energy Services, LLC, a wholly owned subsidiary of CCE Holdings, LLC. Although Southern Union does not pay Mr. Horton directly, his salary and bonus payments do reduce Southern Union’s equity in the earnings of CCE Holdings, LLC. For the period presented such reduction amounted to approximately $18,200 and $25,600, respectively.

Option Grants During Six-Month Period ended December 31, 2004

There were no options granted to the Named Executive Officers during the six-month period ended December 31, 2004.

Options Exercised During Six-Month Period ended December 31, 2004 and Period ended Values

The following table provides information regarding the exercise of stock options, incentive and non-qualified, by each of the Named Executive Officers and the value of unexercised “in-the-money” options as of December 31, 2004.

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options
	Shares Acquired	Value	Options at Six-Month Period End (1)		at Six-Month Period End (2)
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexcercisable
George L. Lindemann	*	$ *	587,150	—	$6,490,411	$—
John E. Brennan	*	*	202,759	—	2,688,054	-
Thomas F. Karam	*	*	653,689	—	9,065,847	-
David J. Kvapil	*	*	86,736	30,901	900,946	217,679
Dennis K. Morgan	*	*	124,737	40,450	1,321,302	299,758
David W. Stevens	92,972	820,839	100,084	—	1,013,761	—
Stanley C. Horton	*	—	—	—	—	—

*	No options were exercised during the six-month period ended December 31, 2004 by the Named Executive Officer.

(1)	The number of and exercise price for securities underlying exercised and unexercised options have been adjusted to reflect each of the stock dividends and stock splits in the form of a stock dividend after their date of grant to the date of this proxy statement.

(2)	Based on a closing price on December 31, 2004 of $23.98 per share as reported by the NYSE.

Retirement Benefits

The Company sponsors eight “Qualified” retirement income plans and three “Non-Qualified” retirement income plans. The eight Qualified Plans cover substantially all employees of Southern Union Company and its various divisions and subsidiaries, but do not cover employees of the corporate headquarters and Panhandle Energy. None of the individuals listed in the Summary Compensation Table are presently covered by any qualified plan. Mr. Karam was previously covered by the Employees’ Retirement Plan of Southern Union Company’s Pennsylvania Division (the “PGE Plan”) until December 31, 2001, when he assumed corporate responsibilities. No further retirement benefits are accruing for Mr. Karam at this time under any of the above referenced plans.

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Pension Plan Table

Estimated Annual Benefits at Normal
Name	Retirement Age from Qualified Plan
George L. Lindemann	$--
John E. Brennan	--
Thomas F. Karam	15,587
David J. Kvapil	--
Dennis K. Morgan	--
David W. Stevens	--
Stanley C. Horton	--

The Southern Union Company Retirement Income Plan (the “Retirement Income Plan”) converted effective December 31, 1998 from a traditional defined benefit plan with benefits based on years of service and final average compensation to cash balance defined benefit plan in which an account is maintained for each employee, this plan is now referred to as the Southern Union Company Supplemental Retirement Plan (the “Supplemental Retirement Plan”). Mr. Stevens and Mr. Morgan are the only individuals listed in the Summary Compensation Table covered by the Supplemental Retirement Plan, which is a non-qualified plan. The initial value of the account for the Supplemental Retirement Plan was determined as the actuarial present value (as defined in the Retirement Income Plan) of the benefit accrued at transition (December 31, 1998) under the pre-existing traditional defined benefit plan. Future contribution credits to the Supplemental Retirement Plan accounts are based on a percentage of future compensation, which varies by individual and was 8% for Mr. Stevens and is 4% for Mr. Morgan. Interest credits to the cash balance account are based on 30-year Treasury bond yields. Normal retirement age under each of the plans is defined as age 65.

Benefits under the Supplemental Retirement Plan are paid in five annual installments that deplete the account balance and are payable at the earlier of normal retirement age or termination. The average annual benefit payable in five annual installments, for Mr. Stevens as of his termination date, was $109,169 and for Mr. Morgan assuming immediate termination would be $104,465. Mr. Stevens received the first such installment in January 2005. Assuming 5% growth in annual compensation, 6% future Treasury bond yields under the cash balance plan, and actuarial conversions at normal retirement age based on a 6% interest rate, the average annual benefit payable in five annual installments at normal retirement age from the Supplemental Plan for Mr. Morgan is $233,352.

Information Regarding Plans and Other Arrangements Not Subject to Stockholder Approval

Equity compensation plans approved by stockholders include both the 2003 Plan and the 1992 Plan. Options are still outstanding under the 1992 Plan but no shares are available for future grant under the 1992 Plan, because it expired on July 1, 2002. Under both plans, stock options are issued at the fair market value on the date of grant and typically vest ratably over five years.

Equity compensation plans not approved by stockholders include the Pennsylvania Division Stock Incentive Plan and the Pennsylvania Option Plan, both of which were assumed by Southern Union upon its November 4, 1999 acquisition of Pennsylvania Enterprises, Inc. Following the acquisition, options were no longer awarded under these plans.

Equity Compensation Plans

The following table sets forth, for each type of equity compensation plan, the number of outstanding options and the number of shares remaining available for issuance as of December 31, 2004:

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			Number of Securities
			Remaining Available for
			Future Issuance Under
	Number of Securities		Equity Compensation
	to be issued Upon	Weighted-Average	Plans (excluding
	Exercise of	Exercise Price of	securities
Plan Category	Outstanding Options	Outstanding Options	reflected in first column)
Plans approved by stockholders	2,941,391	$14.41	6,620,773
Plans not approved by stockholders	664,564	$9.70	—

Employment Agreements, Severance Agreements and Indemnification

Employment and Severance Agreements

All executive officers of the Company, unless noted, serve at the discretion of the Board. Generally, the Board appoints the executive officers to their position annually.

The Company has an employment agreement in effect with Mr. Karam providing that during the term of the agreement, his base salary as established from time to time will not be reduced and he will remain eligible for participation in the Company’s executive compensation and benefit programs. Additionally, the agreement provides for an annual cash bonus of $600,000 to be paid on July 1 of each year. The agreement runs until June 30, 2010 and provides that if, in the sole discretion of Southern Union, certain mutually agreed financial and performance goals are achieved, the agreement will be automatically renewed for 12 months. Certain aspects of the Company’s employment agreement with Mr. Karam may require revision in light of intervening events, and are currently being reviewed by the Compensation Committee in conjunction with Mr. Karam.

The agreement provides that Mr. Karam may terminate the agreement at any time by delivering written notice of termination to the Board at least 30 calendar days prior to the effective date of such termination, in which case he will be entitled to payment of his accrued but unpaid base salary through the effective date of termination, plus all other benefits to which he has a vested right at that time. Additionally, the agreement provides that he may terminate the agreement for “good reason,” which is defined in the agreement, in general, to include the following:

•	any substantial reduction in the nature or status of his employment by the Company without his express written consent;

•	the requirement that he be based at a location at least 50 miles further from his current residence;

•	any reduction in his base salary;

•	any failure by the Company to continue his participation in any incentive compensation, benefit or retirement plans; and

•	any failure by the Company to obtain a satisfactory agreement from any successor to assume the terms of the agreement.

In the event of Mr. Karam’s termination of his employment agreement for good reason, absent a change in control, Mr. Karam will be entitled to receive his accrued but unpaid base salary through the effective date of termination, all remaining unpaid bonus payments (on either an annual basis or at the Company’s discretion in a lump sum present value payment), plus a lump sum payment equal to one times his annual base salary.

The agreement provides that if within two years following the effective date of a change in control Mr. Karam’s employment is terminated by the Company without cause or by Mr. Karam for good reason, he is entitled to the following payments:

•	a lump sum severance payment equal to three times the sum of his base salary in effect plus his target bonus potential established for the fiscal year in which the effective date of termination occurs;

•	a payment equal to his remaining unpaid annual bonus payments (on either an annual basis or at the Company’s discretion in a lump sum present value payment);

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•	a lump sum payment equal to his accrued but unpaid base salary and accrued vacation pay through the effective date of termination; and

•	a lump sum payment equal to a pro rata share of his targeted bonus payment, established for the plan year in which termination occurs.

Additionally, Mr. Karam is entitled to a continuation of life and medical benefits for three years after the effective date of termination, provided that these benefits will be discontinued prior to the end of the applicable periods in the event he obtains substantially similar benefits from a subsequent employer. A “change of control” is defined to include any consolidation or merger of the Company in which a majority of the Company’s Board of Directors are not on the continuing or surviving company’s board of directors, any sale or other transfer of all or substantially all of the assets of the Company, or the approval by the stockholders of the Company of any plan or proposal for liquidation or dissolution of the Company.

The agreement also provides for excise tax equalization or “gross-up” payments by the Company if any payment by the Company to Mr. Karam would be subject to the excise tax imposed by section 4999 of the Internal Revenue Code.

The Company also had an employment agreement with Mr. Stevens, whose employment was terminated by the Company effective December 18, 2004. Mr. Stevens’ employment agreement provided that during the term of the agreement, his base salary would not be reduced and that he would remain eligible for participation in the Company’s executive compensation and benefit programs. The agreement was for a term that expired October 31, 2005 and was subject to automatic renewal for additional one-year terms, unless terminated by either party.

Mr. Stevens was entitled to terminate his employment agreement at any time by delivering written notice of termination to the President at least 30 calendar days prior to the effective date of such termination, in which case he would have been entitled to payment of his base salary through the effective date of termination, plus all other benefits to which he had a vested right at that time. Additionally, the agreement provided that he could terminate the agreement for “good reason,” which is defined in the agreement, in general, to include the following:

•	any substantial change in the nature or status of his employment by the Company without his express written consent;

•	any reduction in his base salary;

•	the requirement that he be based at a location at least 50 miles further than from his current principal location of employment;

•	any failure by the Company to continue his participation in any incentive compensation, benefit or retirement plans;

•	any failure by the Company to pay any portion of his current cash compensation when due; and

•	any failure by the Company to obtain a satisfactory agreement from any successor to assume the terms of the agreement.

In the event of termination by Mr. Stevens for good reason, voluntary termination by Mr. Stevens within one year following a change in control of the Company, or involuntary termination by the Company without cause, Mr. Stevens’ agreement provided that he was entitled to receive the following payments:

•	accrued but unpaid base salary and accrued vacation pay through the effective date of termination;

•	any unpaid annual incentive compensation earned but not paid;

•	a lump sum separation payment equal to 0.75 times his “covered compensation,” which is defined as the sum of his annual base salary and total potential annual incentive compensation established for the fiscal year in which termination occurs;

•	a non-compete payment equal to 2.25 times his “covered compensation,” payable in 36 equal monthly installments; and

•	any amounts payable to him under the terms of the Company benefit plans and programs in which he is a participant, at the time such payments are due.

Additionally, Mr. Stevens was entitled to a continuation of life and medical benefits for a period of three full years after the effective date of termination. The agreement provided that the continuation of life and medical benefits would be correspondingly reduced prior to the end of the applicable periods in the event that Mr. Stevens obtains substantially similar benefits from a subsequent employer. In addition, any unvested stock options held by Mr. Stevens were to be

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deemed fully vested and exercisable and have an exercise term of three years from the effective date of termination. Mr. Stevens also was to be provided with title to, or a cash payment equal to the market value of, his Company automobile at the effective date of his termination. The agreement defined a “change of control” to include any consolidation or merger of the Company in which a majority of the Company’s Board of Directors are not on the continuing or surviving company’s board of directors, any sale or other transfer of all or substantially all of the assets of the Company, or the approval by the stockholders of the Company of any plan or proposal for liquidation or dissolution of the Company.

The agreement also provides for excise tax equalization or “gross-up” payments by the Company if any payment by the Company to Mr. Stevens would be subject to the excise tax imposed by section 4999 of the Internal Revenue Code.

On February 2, 2005, the Company entered into a Non-Compete, Separation and General Release Agreement with David Stevens terminating Mr. Stevens’ employment agreement with the Company. Pursuant to the terms of that separation agreement and in accordance with the terms of his employment agreement, Mr. Stevens received the following payments and other benefits:

•	payment of accrued but unpaid base salary ($15,384.62) and accrued vacation pay ($85,909.62) through the effective date of termination;

•	a lump sum separation payment equal to $600,000, which represents 0.75 times his “covered compensation” of $800,000;

•	a non-compete payment equal to $1,800,000 which represents 2.5 times his “covered compensation” of $800,000, payable in 36 equal monthly installments;

•	amounts payable to Mr. Stevens under the terms of the Company benefit plans and programs in which he is a participant, including the SERP Plan and the Supplemental Deferred Compensation Plan, will be paid to him at the time such payments are due under such plans and programs;

•	Mr. Stevens retained eligibility for life and health insurance benefits for himself and his family for three years after the effective date of termination, subject to reduction if Mr. Stevens obtains substantially similar benefits or coverage from another employer;

•	Mr. Stevens’ outstanding unvested options to purchase 40,450 shares of Southern Union common stock with a weighted average exercise price of $16.5694 as of the effective date of his termination vested, with a three-year post-termination exercise period; and

•	Mr. Stevens received title to his Company car, having a value of approximately $35,000.

Mr. Stevens also received a lump sum payment of $2,500.00 towards expenses and certain other miscellaneous perquisites having an aggregate value estimated to be less than $10,000. The Company also agreed to recommend to the Compensation Committee that it consider including Mr. Stevens in the Company’s bonus plan, if any for Mr. Stevens’ work performed on the transactions whereby the Company invested in CCE Holdings, LLC, and CCE Holdings, LLC acquired CrossCountry Energy LLC from Enron Corp. and its affiliates. As contemplated by Mr. Stevens’ employment agreement, the separation agreement also provides for excise tax equalization or “gross-up” payments by the Company if any payments by the Company to Mr. Stevens under the separation agreement would be subject to the excise tax imposed by section 4999 of the Internal Revenue Code. Cash amounts payable as described above will be reduced by applicable withholding taxes.

In consideration of the non-compete payment, Mr. Stevens agreed not to compete with the Company in its regulated natural gas distribution and interstate gas transmission businesses during the period ended November 18, 2007. In consideration of the separation payment and the other miscellaneous separation benefits received by Mr. Stevens under his separation agreement, Mr. Stevens released the Company and its affiliates, agents and representatives from all claims and liabilities relating to his employment or his termination of employment, including any age discrimination claims and liabilities.

2005 Severance Pay Plan

On March 15, 2005, the Board of Directors adopted the Southern Union Company Severance Pay Plan (the “2005 Severance Pay Plan”), which provides severance pay to certain non-union employees of Southern Union, its divisions and subsidiaries that are directly or indirectly 100% owned by Southern Union. Certain classes of such terminated employees, however, are ineligible to receive benefits pursuant to the 2005 Severance Pay Plan, including the following:

•	employees who receive disability benefits and are unable to return to employment;

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•	employees who are terminated for cause or misconduct;

•	employees of Southern Union’s wholly owned subsidiary Panhandle Eastern Pipe Line Company, LP (“Panhandle”) and its subsidiaries who are covered under a separate severance plan of Panhandle;

•	employees who are eligible to receive severance benefits under another severance plan of an affiliate of Southern Union;

•	employees who are a party to a written employment or severance agreement with Southern Union or any of its affiliates that provides for severance compensation; and

•	employees who fail to execute a separation agreement and general release.

The 2005 Severance Pay Plan provides benefits to eligible employees upon the permanent and involuntary termination of their employment. Generally, the 2005 Severance Pay Plan entitles eligible employees to receive severance pay in an amount equal to two weeks of base pay for each full or partial year of service with Southern Union, its divisions and subsidiaries that are directly or indirectly 100% owned by Southern Union, up to a maximum benefit equal to 52 weeks of base pay, and with a minimum benefit equal to six weeks of base pay.

Indemnification Agreements

Southern Union indemnifies its directors and officers to the fullest extend permitted by law so that they will be free from undue concern about personal liability in connection with other service to the Company. This is required under the By-Laws, and Southern Union also has entered into agreements with its directors contractually obligating it to provide this indemnification.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee during the period July 1, 2004 through December 31, 2004 were Messrs. Brodsky (chairman), Denius, Gitter and Jacobi (who was appointed to the Compensation Committee in December 2004). Mr. Denius, who recuses himself when the Compensation Committee acts upon certain tax related matters, served as President of Southern Union prior to 1990. Except for Mr. Denius, none of the members of the Compensation Committee has ever been an officer or employee of Southern Union or any of its subsidiaries, and no “compensation committee interlocks” existed during fiscal 2004.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act requires that the Company’s directors, executive officers and persons who own more than 10% of a registered class of the Company’s equity securities file reports of ownership and changes in ownership with the Securities and Exchange Commission and the NYSE. These officers, directors and greater than 10% stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on review of the copies of the Section 16(a) forms that the Company’s directors, executive officers and greater than 10% stockholders, if any, furnished to the Company and filed with the Securities and Exchange Commission during the six-month period ended December 31, 2004, such persons complied with all applicable Section 16(a) filing requirements with respect to any open market transactions by these individuals during the six-month period ended December 31, 2004.

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SECURITY OWNERSHIP

The following table sets forth the number of all shares of the common stock beneficially owned by each director, by each Named Executive Officer (other than Mr. Stevens, as to whose current beneficial ownership the Company has no knowledge), by each person known by the Company to beneficially own 5% or more of the Company’s outstanding common stock, and by all directors and executive officers as a group on February 28, 2005, unless otherwise indicated in the footnotes. Each of the following persons and members of the group had sole voting and investment power with respect to the shares shown unless otherwise indicated in the footnotes. Number of shares held excludes options to acquire shares of common stock that are not exercisable within 60 days of February 28, 2005.

	Amount and Nature of
	Beneficial Ownership
	Number of Shares		Percent
Name of Beneficial Owner	Beneficially Owned (1)		of Class
George L. Lindemann	6,990,751	(2)(3)	6.59%
Adam M. Lindemann	3,519,661	(3)(4)	3.33%
George Lindemann, Jr.	3,522,048	(3)(5)	3.34%
4500 Biscayne Boulevard Miami, Florida 33137
Sloan N. Lindemann	3,520,765	(3)	3.34%
550 Park Avenue New York, New York 10021
John E. Brennan	998,359	(6)	*
David Brodsky	48,604	(7)	*
Frank W. Denius	115,376	(8)	*
Kurt A. Gitter, M.D.	242,157	(9)	*
Herbert H. Jacobi	1,000		*
Thomas F. Karam	955,121	(10)	*
Thomas N. McCarter, III	1,000		*
George Rountree, III	81,798	(11)	*
Ronald W. Simms	843,447	(12)	*
David J. Kvapil	164,969	(13)	*
Dennis K. Morgan	219,514	(14)	*
Stanley C. Horton	0		*
OZ Management, L.L.C.	8,274,903	(15)	7.84%
New York, New York
All directors and executive officers	14,768,915	(16)	13.74%
As a group (17 persons)

*	Less than 1%.

(1)	Includes options to acquire shares of common stock that are exercisable presently or within 60 days of February 28, 2005. All shares owned by each director or Named Executive Officer in the 401(k) Plan, Directors’ Plan, Supplemental Plan and Southern Union Company Direct Stock Purchase Plan is as of December 31, 2004.

(2)	Includes: 3,180,136 shares owned by SUG 1 L.P., in which Mr. Lindemann is the sole general partner; 3,133,867 shares owned by SUG 2 L.P., in which Mr. Lindemann’s wife, Dr. F.B. Lindemann, is the sole general partner; 66,971 vested shares held through the Southern Union Supplemental Plan for Mr. Lindemann; 22,627 vested shares held by the 401(k) Plan for Mr. Lindemann; and 587,150 shares Mr. Lindemann is entitled to purchase upon the exercise of stock options exercisable pursuant to the 1992 Plan.

(3)	This information regarding direct share ownership by Mr. and Dr. Lindemann and their three children (Adam M., George, Jr., and Sloan N.) (together, the “Lindemann Family”) generally was obtained from and is reported herein in reliance upon a Schedule 13D (as amended through August 15, 2000) as adjusted for any stock dividends and splits since the date of such report filed by George L. Lindemann, Adam M. Lindemann, Sloan N. Lindemann, SUG 1 L.P., SUG 2 L.P. and SUG 3 L.P. In addition, information regarding share ownership by George L. Lindemann (including shares beneficially owned by his wife, Dr. F.B. Lindemann) and Adam M. Lindemann reflects information derived from their respective reports on Form 4 and Form 5 under the Exchange Act filed to date. Each member of the Lindemann Family disclaims beneficial ownership of any shares owned by any other member of the Lindemann Family. Accordingly, with respect to each member of the Lindemann Family, the above table reflects only individual share ownership except that the shares beneficially held by Dr. F. B. Lindemann are reflected as owned by George L. Lindemann, as explained in Note (2).

(4)	Includes 16,348 vested shares pursuant to the Directors’ Plan.

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(5)	These shares are owned by SUG 3 L.P., in which George Lindemann Jr. is the sole general partner.

(6)	Includes: 18,253 vested shares held by the 401(k) Plan; 45,210 vested shares held through the Supplemental Plan; 6,067 shares owned by Mr. Brennan’s wife; 257,448 shares held in two separate trusts for the benefit of members of Mr. Brennan’s family; 68,079 shares are held in an irrevocable trust under the Stock Plan; and 202,759 shares that Mr. Brennan is entitled to purchase upon the exercise of stock options exercisable pursuant to the 1992 Plan.

(7)	Includes: 7,555 vested shares pursuant to the Directors’ Plan; and 4,299 shares owned by the David L. Brodsky Retirement Plan, by Van Liew Capital and Trust Company, as trustee. Mr. Brodsky disclaims beneficial ownership of the Retirement Plan shares, to the extent that he does not have a pecuniary interest therein.

(8)	Includes: 1,159 shares owned by Mr. Denius’ wife; 65,655 shares owned by The Effie and Wofford Cain Foundation (the “Foundation”), of which Mr. Denius is a director; and 17,820 vested shares pursuant to the Directors’ Plan. Mr. Denius disclaims beneficial ownership of the shares held by the Foundation because he does not have a pecuniary interest in or control of the Foundation’s assets.

(9)	Includes: 20,890 vested shares pursuant to the Directors’ Plan; and 1,214 shares owned by Dr. Gitter’s daughter.

(10)	Includes: 109,374 shares held by various entities through which Mr. Karam has equity interest and voting power; 26,379 shares held in the name of Lakeside Drive Association, in which Mr. Karam’s wife has an interest; 11,773 vested shares held by the 401(k) Plan; 68,598 vested shares held through the Supplemental Plan; and 653,689 shares that Mr. Karam is entitled to purchase upon the exercise of stock options exercisable pursuant to the Pennsylvania Option Plan and the 1992 Plan.

(11)	Includes: 1,753 shares owned by Mr. Rountree’s wife; and 31,136 vested shares pursuant to the Directors’ Plan.

(12)	Includes: 187,630 shares owned by Mr. Simms’s wife; 217,326 shares for which Mr. Simms has voting power; 87,457 shares that Mr. Simms is entitled to purchase upon the exercise of stock options exercisable pursuant to the Pennsylvania Incentive Plan; and 13,570 vested shares pursuant to the Directors’ Plan.

(13)	Includes: 90,936 shares Mr. Kvapil is entitled to purchase upon the exercise of stock options exercisable pursuant to the 1992 Plan; 8,093 vested shares held through the 401(k) Plan; 41,194 vested shares held through the Supplemental Plan; and 4,400 shares held through the Direct Stock Purchase Plan.

(14)	Includes: 128,937 shares that Mr. Morgan is entitled to purchase upon the exercise of stock options exercisable pursuant to the 1992 Plan; 16,922 vested shares held by the 401(k) Plan; and 35,372 vested shares held through the Supplemental Plan.

(15)	This information regarding share ownership by OZ Management, L.L.C. was obtained from and is reported herein in reliance upon a Schedule 13G, through February 28, 2005 (as adjusted for any stock dividend since the date of such report).

(16)	Excludes options granted pursuant to the 2003 Plan and the 1992 Plan to acquire shares of common stock that are not presently exercisable or do not become exercisable within 60 days of February 28, 2005. Includes vested shares held through certain Southern Union benefit and deferred savings plans for which certain executive officers and directors may be deemed beneficial owners, but excludes shares which have not vested under the terms of such plans. Also, includes 297,634 shares held by a “Rabbi Trust” known as the Trust for Miscellaneous Southern Union Company Deferred Compensation Arrangements (“Rabbi Trust”). The shares are held as a part of Southern Union’s efforts to provide funding for a portion of the future liability under the Southern Union Supplemental Executive Retirement Plan (“SERP”). Any assets held for the benefit of the SERP are held in the Rabbi Trust. Southern Union management directly or indirectly controls the investment of any assets, and the voting of any securities, held for the SERP.

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COMMON STOCK PERFORMANCE GRAPH

The following performance graph compares the performance of the common stock to the Standard & Poor’s 500 Stock Index (“S&P 500 Index”) and the Standard & Poor’s Supercomposite Gas Utilities Index (“S&P Supercomposite Gas Utilities Index”). The comparison assumes $100 was invested on December 31, 1999 in the common stock, the S&P 500 Index and in the S&P Supercomposite Gas Utilities Index. Each case assumes reinvestment of dividends.

The following companies are included in the S&P Supercomposite Gas Utilities Index used in the graph: AGL Resources, Inc., Atmos Energy Corporation, Cascade Natural Gas Corporation, KeySpan Corporation, The Laclede Group, Inc., New Jersey Resources Corporation, Nicor, Inc., NiSource, Inc., Northwest Natural Gas Company, Peoples Energy Corporation, Piedmont Natural Gas Company, Inc., Southern Union Company, Southwest Gas Corporation, UGI Corporation and WGL Holdings, Inc.

CERTAIN RELATIONSHIPS

In December 1999, the Company advanced $4,000,000 and entered into a note agreement with Thomas F. Karam, who is the President and Chief Operating Officer and a director of Southern Union. The note calls for nine annual payments of $569,510 commencing on December 20, 2000, and the outstanding principal balance and any accrued but unpaid interest are due and payable on December 20, 2009. The note bears interest at 7% per annum and is collateralized by the outstanding stock options of Mr. Karam. Mr. Karam is current in his payments and the outstanding balance of the note is $2,383,487, and during the six-month period ended December 31, 2004 the largest principal amount due was $2,856,304.

In January 2000, the Company advanced $308,000 and entered into a note agreement with Dennis K. Morgan, Executive Vice President — Regulatory and Litigation of Southern Union. The note calls for monthly payments of $1,500 commencing on February 15, 2000, and the outstanding principal balance and any accrued but unpaid interest due and payable on January 27, 2010. The note bears interest at five basis points plus the Eurodollar Rate per annum and is uncollateralized. Mr. Morgan is current in his payments and the outstanding balance of the note is $274,406, and during the six-month period ended December 31, 2004 the largest principal amount due was $280,313.

Since 1993 Southern Union has maintained executive offices in New York City for its Chairman and Vice Chairman, and for use by other Company executives, directors and representatives when conducting business there. Until October 1, 2004 the space Southern Union occupied was leased by Activated Communications, Inc. (“Activated”), an entity owned by Chairman Lindemann and members of his family. From 1993 until October of 2004, Southern Union reimbursed Activated in accordance with a cost sharing arrangement approved by disinterested directors in 1993 (the “Cost Sharing Arrangement”). Southern Union’s payments to Activated for the periods July through September 2004 and fiscal years

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ended June 30, 2004 and 2003 for reimbursement of lease related expenses were $245,766, $713,000 and $690,000, respectively, which were calculated pursuant to the Cost Sharing Arrangement. During fiscal year 2003 Southern Union renovated the office space and during the renovation period, Southern Union leased temporary space at a cost of $313,000 for shared use by Company personnel and representatives, and other non-Company personnel who maintain offices in the leased space, including director Adam Lindemann and persons employed by him or businesses he controls.

In 2004 the Audit Committee reevaluated the Cost Sharing Arrangement and determined that it is in the Company’s best interest to maintain a presence in New York City. Based on such reevaluation, Southern Union agreed to assume the lease from Activated and to enter into a sublease arrangement with Activated, subject to the consent of the owner of the building which was obtained on March 11, 2005. Nevertheless, both Activated and Southern Union have operated as though the sublease was in effect as of October 1, 2004. The sublease requires payments in advance from Activated with the payment based on the direct space utilized by Activated and a portion of certain common area office space. Activated paid the Company $67,400 for lease related expenses incurred under the sublease, from October 1, 2004 through December 31, 2004.

Certain Southern Union executive officers, directors and employees have invested an aggregate of approximately $2,600,000 and beneficially own in the aggregate approximately a three percent equity ownership interest either directly, indirectly or through a partnership unrelated to Southern Union, in Advent Networks, Inc. (“Advent”), a private technology company in which Southern Union also maintains an investment. As of December 31, 2004, the Company had a $508,000 equity investment in Advent after recognizing a $16,425,000 non-cash charge to reflect a decrease in the fair value of its investment during the quarter ended December 31, 2004. Additionally, a wholly owned subsidiary of Southern Union has guaranteed a $4,000,000 line of credit between Advent and a bank. Advent remains current and is not in default on this line of credit.

THE COMPANY’S 2004 TRANSITION REPORT

The Company’s Annual Report to Stockholders and Transition Report on Form 10-K for the six months ended December 31, 2004, as filed with the Securities and Exchange Commission, are available without charge to stockholders upon written request to the Secretary of the Company. Neither such Annual Report to Stockholders nor the Transition Report on Form 10-K for the six months ended December 31, 2004 is to be treated as part of the proxy solicitation materials or as having been incorporated herein by reference.

By Order of the Board of Directors,

/s/ John E. Brennan

JOHN E. BRENNAN
Vice Chairman and Secretary

Wilkes-Barre, Pennsylvania
April 7, 2005

APPENDIX A

SOUTHERN UNION COMPANY

SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION

     SOUTHERN UNION COMPANY, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1.	The name of the Corporation is Southern Union Company and the name under which the Corporation was originally incorporated is Southern Union Utilities Company.

2.	The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on December 13, 1932.

3.	This Second Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation law, and restates, integrates and further amends the provisions of the Corporation’s Certificate of Incorporation.

4.	The text of the Certificate of Incorporation of this Corporation is hereby amended and restated in its entirety as set forth in Exhibit A attached hereto.

     IN WITNESS WHEREOF, Southern Union Company has caused this Second Amended and Restated Certificate of Incorporation to be executed by the undersigned officer, thereunto duly authorized, this ninth day of May, 2005.

SOUTHERN UNION COMPANY,
a Delaware corporation

By:

Name:

Title:

EXHIBIT A

     FIRST: The name of the corporation is Southern Union Company (the “Corporation”).

     SECOND: The name of the county and the city, town or place within the county in which the principal office or place of business of the Corporation is to be located in the State of Delaware and the street and number of such principal office or place of business is: 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its Resident Agent is The Corporation Trust Company, and the address by street and number of said Resident Agent is 1209 Orange Street, City of Wilmington, State of Delaware.

     THIRD: The nature of the business of the Corporation or objects or purposes to be transacted, promoted or carried on by it are:

(a)	To mine for, prospect for, drill for, produce, store, refine, buy or in any manner acquire, convert or manufacture into its several products, and to market, sell, transport, and distribute natural gas, manufactured gas, artificial gas and/or liquefied petroleum gas, and any mixture or combination of any such gases, and any derivatives or products or residual products or manufactured products of such gases or any of them; to mine for, prospect for, drill for, produce, buy or in any manner acquire, refine, convert or manufacture into its several products, and to sell, market, distribute and transport petroleum and its derivatives, products and byproducts and. to construct, lay, purchase or in any manner acquire, and to own, hold, maintain and operate, and to sell, exchange, lease, encumber or in any manner dispose of works, buildings, pipe lines, mains, distribution systems, machinery, appliances, apparatus, facilities, rights, privileges, franchises, ordinances and all such real and personal property as may be necessary, useful or convenient in the production, acquisition, sale, storage, combustion, refining, manufacturing, conversion, transportation and marketing of natural gas, manufactured gas, artificial gas, liquefied petroleum gas and petroleum, or any of them, and the derivatives, products or by-products thereof, however derived;

(b)	To acquire, by purchase or otherwise, construct, lease, let, own, hold, sell, convey, equip, maintain, operate and otherwise deal in and with pipe lines, cars, vessels, tanks, tramways, refineries, reduction plants, land and interests in land and any and all other properties, conveyances, appliances, and apparatus for storing, transporting, distributing, marketing, converting, manufacturing, distilling, refining, reducing, preparing, or otherwise dealing in and with petroleum, gas, gasoline, liquefied petroleum gases, asphaltum, and any and all other minerals, metals and ores, and the derivatives, products and by-products thereof, however derived;

(c)	To carry on the general business of an electric light, heat and power company in all of its branches and to generate, buy or in any manner acquire, accumulate, distribute, market and supply electric current, light, heat and power to cities, towns, streets, buildings and places, both public and private, and to any consumer of electric energy for any purpose, and to construct, lay down, establish, fix, and to carry on the business of electrical and mechanical engineers, suppliers of electricity for the purpose of light, heat and power or otherwise; to manufacture or deal in things required for or capable of being used in connection with the generation, distribution, accumulation, sale, improvement and/or consumption of electricity;

(d)	To carry on the business of telephone, telegraph and/or cable company, and to establish, work, control, regulate, manage, maintain and operate telephone lines and exchanges and to transmit and facilitate the transmission of telephone, telegraph and/or cable communications and messages; to construct, equip, maintain, operate, lease and sell telephone, telegraph and cable lines and systems and all kinds of works, machinery, apparatus, conveniences and things capable of being used in connection with any of these objects;

(e)	To purchase, lease, or otherwise acquire, build, construct, erect, hold, own, improve, enlarge, maintain, operate, control, supervise, and manage, and to sell, lease, or otherwise dispose of water and waterworks for the purpose of supplying municipalities, corporations, and individuals with water for public, corporate, business, irrigation, or domestic use; to construct, purchase, lease or otherwise acquire, maintain, and operate dams, reservoirs, settling basins, irrigation systems, pumping stations, water towers, buildings, plants, machinery, distribution systems, mains, pipes, conduits, aqueducts, meters, and all other necessary apparatus, appliances, rights, permits and property used or useful or convenient for use in the acquisition, distribution, measurement, and sale of water;

(f)	To manufacture ice and to buy, sell and generally deal in artificial and/or natural ice both at wholesale and retail, to purchase or otherwise acquire and to sell or otherwise dispose of and maintain and operate ice manufacturing plants of all kinds and descriptions; to carry on and conduct the business of storage, cold storage, warehousing, refrigeration, freezing and all business necessarily or impliedly incidental thereto;

(g)	To carry on the business of sewage disposal and to purchase, lease or otherwise acquire, build, construct, erect, hold, own, improve, enlarge, maintain, operate, control, supervise and manage sewers and sewage disposal plants and systems for the purpose of furnishing sewer and sewage disposal services to municipalities, corporations, and individuals; and to own and acquire all necessary apparatus, appliances, rights, permits: and property used or useful or convenient for use in connection therewith;

(h)	To acquire, own, construct, erect, lay down, manage, maintain, operate, enlarge, alter, work and use all such lands and interests in land, buildings, easements, gas, electric and other works, machinery, plant, stock, pipes, lamps, meters, fittings, motors, apparatus, appliances, materials and things, and to supply all such materials, products and things as may be necessary, incident or convenient in connection with the production, use, storage, manufacture, combustion, conversion, regulation, purification, measurement, supply and distribution of any of the products of the Corporation;

(i)	To carry on and conduct a general utility management, servicing, operating, engineering and contracting business; to appraise, value, design, build, construct,

enlarge, develop, improve, extend and repair light, heat, power, transmission and hydraulic plants, electrical works, machinery and appliances, telegraph and telephone lines, dams, reservoirs, canals, bridges, piers, docks, mines, shafts, tunnels, wells, water works, street railways, interurban railways, railways and buildings;

(j)	To engage in and conduct any one or more or all of the businesses classed as public utilities, particularly including but not limited to the businesses of supplying any one or more of the following, for employment in any manner for which the same may be employed, to wit: power and energy, in the form of electric current, as well as in every other form; heating from steam, hot water or otherwise; natural gas, manufactured gas, artificial gas and/or liquefied petroleum gas, ice, water, sewer, sewage disposal, telephone, telegraph or cable service, cold storage and warehousing;

(k)	To obtain the grant of, purchase, lease, or otherwise acquire any concessions, rights, options, patents, privileges, lands and interests therein, rights of way, sites, properties, undertakings or businesses, or any right, option or contract in relation thereto, and to perform, carry out and fulfill the terms and conditions thereof, and to carry the same into effect and to develop, maintain, lease, sell, transfer, dispose of and otherwise deal in and with the same;

(1)	To subscribe for, or cause to be subscribed for, buy, own, hold, purchase, receive, or acquire, and to sell, negotiate, guarantee, assign, deal in, exchange, transfer, mortgage, pledge or otherwise dispose of, shares of the capital stock, scrip, bonds, coupons, mortgages, debentures, debenture stock, securities, notes, acceptances, drafts and evidences of indebtedness issued or created by other corporations, joint stock companies or associations, whether public, private or municipal, or by any corporate or unincorporated body, or by any government or governmental subdivision or agency, and while the owner thereof, to possess and to exercise in respect thereof all the rights, powers and privileges of ownership, including the right to vote thereon; to guarantee the payment of dividends on any shares of the capital stock of any of the corporations, joint stock companies or associations in which the Corporation has or may at any time have an interest, direct or indirect, and to become surety in respect of, endorse, or otherwise guarantee the payment of the principal of or interest on any scrip, bonds, coupons, mortgages, debentures, debenture stock, securities, notes, drafts, bills of exchange or evidence of indebtedness, issued or created by any such corporations, joint stock companies or associations; to become surety for or guarantee the carrying out and performance of any and all contracts, leases, and obligations of every kind of any corporations, joint stock companies, or associates and in particular of any corporation, joint stock company or association any of whose shares, scrip, bonds, coupons, mortgages, debentures, debenture stock, securities, notes, drafts, bills of exchange or evidence of indebtedness, are at any time held by or for the Corporation, and to do any acts or things designed to protect, preserve, improve or enhance the value of any such shares, scrip, hands, coupons, mortgages, debentures, debenture stock, securities, notes, drafts, bills of exchange or evidences of indebtedness;

(m)	To organize, incorporate, reorganize, finance, and to aid and assist, financially or otherwise, companies, corporations, joint stock companies, syndicates, partnerships and associations of all kinds, and to underwrite, subscribe for and endorse the bonds, stocks, securities, debentures, notes or undertakings of any such company, corporation, joint stock company, syndicate, partnership or association, and to make any guarantee in connection therewith or otherwise for the payment of money or for the performance of any obligation or undertaking, and to do any and all things necessary or convenient to carry any of such purposes into effect; to buy, sell and otherwise deal in notes, open accounts and other similar evidences of debt, and to loan money and to take notes, open accounts and other similar evidences of debt as collateral security therefor and to charge any lawful rate of interest in connection therewith;

(n)	To improve, manage, develop, sell, assign, transfer, lease, mortgage, pledge, or otherwise dispose of or turn to account or deal with all or any part of the property of the Corporation, and from time to time to vary any investment or employment of capital of the Corporation;

(o)	To borrow money, and to make and issue notes, bonds, debentures, obligations and evidences of indebtedness of all kinds, whether secured by mortgage, pledge, or otherwise, without limit as to amount, and to secure the same by mortgage, pledge or otherwise; and generally to make and perform agreements and contracts of every kind and description;

(p)	To manufacture, buy, sell, deal in and to engage in, conduct and carry on the business of manufacturing, buying, selling, and dealing in goods, wares, and merchandise of every class and description;

(q)	To the same extent as natural persons might or could do, to purchase or otherwise acquire, and to hold, own, maintain, work, develop, sell, lease, exchange, hire, convey, mortgage or otherwise dispose of and deal in, lands and leaseholds, and any interest, estate and rights in real property, and any personal or mixed property, and any franchises, rights, licenses or privileges necessary, convenient or appropriate for any of the purposes herein expressed;

(r)	To apply for, obtain, register, purchase, lease or otherwise to acquire and hold, own, use, develop, operate and introduce, and to sell, assign, grant licenses, or territorial rights in respect to, or otherwise to turn to account or dispose of, any copyrights, trademarks, trade names, brands, labels, patent rights, letters patent of the United States or of any other country or government, inventions, improvements and processes, whether used in connection with or secured under letters patent or otherwise;

(s)	To do all and everything necessary, suitable and proper for the accomplishment of any of the purposes or the attainment of any of the objects or the furtherance of any of the powers hereinbefore set forth, either along or in association with other corporations, firms or corporations, firms or individuals, and to do every other act or acts, thing or things, incidental or appurtenant to or growing out of or connected with the aforesaid business or powers or any part or parts thereof, provided the same to be not inconsistent with the laws under which the Corporation is organized;

(t)	The business or purpose of the Corporation is from time to time to do any one or more of the acts and things hereinabove set forth, and it shall have power to conduct and carry on its said business, or any part thereof, and to have one or more offices, and to exercise all or any of its corporate powers and rights, in the State of Delaware, and in any one or more of the various other states, territories, colonies, dependencies of the United States, in the District of Columbia, and in all or any foreign countries.

     The foregoing clauses shall be construed both as objects and powers, and it is hereby expressly provided that the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the powers of the Corporation and are in furtherance of, and in addition to, and not in limitation of the general powers conferred by the laws of the State of Delaware.

     FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue shall be 206,000,000, 6,000,000 shares of which shall be Preferred Stock without par value (the “Preferred Stock”), and 200,000,000 shares of which shall be common stock, par value $1.00 per share (the “Common Stock”).

     The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article FOURTH, to prescribe by resolution or resolutions for the issuance of the shares of Preferred Stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

(a)	The number of shares constituting that series and the distinctive designation of each such series;

(b)	The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of each series;

(c)	Whether each series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(d)	Whether each series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

(e)	Whether or not the shares of each series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(f)	Whether each series shall have a sinking fund for the redemption or purchase of shares of each such series, and, if so, the terms and amount of such sinking fund;

(g)	The rights of the shares of each series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of each series; and

(h)	Any other relative rights, preferences and limitations of each series.

     FIFTH: The Corporation is to have perpetual existence.

     SIXTH: The private property of the stockholders of the Corporation shall not be subject to the payment of corporate debts to any extent whatever.

     SEVENTH: At all elections of directors of the Corporation, each stockholder having a right to vote thereupon shall have one vote for each full share of stock entitled to vote which is registered in such stockholder’s name on the record date for the meeting at which directors are to be elected. Directors shall be elected by a plurality of the votes cast and cumulative voting for the election of directors shall be prohibited.

     EIGHTH: The following additional provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation and for the creation, definition, limitation and regulation of the powers of the Corporation, the directors and stockholders:

     Subject to the rights of the holders of the Preferred Stock to elect additional directors under specified circumstances, the number of directors which shall constitute the whole Board of Directors shall be not less than five (5) nor more than fifteen (15). Within such limits, the number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exists any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption). Each director shall hold office for the term for which he or she is elected, and until his or her successor shall have been elected and qualified or until his or her earlier death, resignation, retirement, disqualification, removal from office or other cause. Any individual who is an officer of the Corporation is eligible to be a director of the Corporation provided that such individual will be deemed qualified to be a director only for so long as he or she remains an officer of the Corporation; if at any time during his or her term of office as a director, such individual resigns, retires or is removed from his or her position as an officer of the Corporation, then such individual shall automatically cease to be a director.

     Subject to the rights of the holders of any class or series of capital stock of the Corporation entitled to vote generally in the election of directors (hereinafter referred to as the “Voting Stock”) then outstanding, any one or more directors, or the entire Board of Directors, may be removed from office at any time, with or without cause, by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the Voting Stock, voting together as a single class.

     Subject to the rights of the holders of any class or series of the Voting Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders and until his or her successor shall have been elected and qualified or until his or her earlier death, resignation, retirement, disqualification, removal from office or other cause. No decrease in the number of authorized directors constituting the entire Board of Directors shall shorten the term of any incumbent director.

     Notwithstanding the foregoing, whenever the holders of the Preferred Stock shall have the right to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies, and other features of such directorships shall be governed by the terms of this Second Amended and Restated Certificate of Incorporation applicable thereto.

     Subject to any voting rights created for the benefit of any series of Preferred Stock by any resolution or resolutions of the Board of Directors providing for the issue of Preferred Stock adopted as authorized in Article FOURTH, the Board of Directors shall also have power, without the assent or vote of the stockholders, from time to time:

(1)	to fix the times for the declaration and payment of dividends;

(2)	to fix and vary the amount to be reserved as working capital or for any other proper purpose or purposes;

(3)	to authorize and cause to be executed mortgages and liens upon all the property and assets of the Corporation, or any part thereof whether at the time owned or thereafter acquired, upon such terms and conditions as it may determine;

(4)	to determine the use and disposition of any surplus or net assets in excess of capital;

(5)	to make and alter by-laws of the Corporation, subject to the right of the stockholders to make and alter by-laws of the Corporation; provided, however, that the directors shall not modify or repeal any by-law hereafter made by the stockholders;

(6)	to pay for, in cash or property, any property or rights acquired by the Corporation or to authorize the issue and exchange therefor of shares of the capital stock of the

Corporation or bonds, debentures, notes or other obligations or other securities of the Corporation, whether secured or unsecured; and

(7)	to borrow or otherwise raise moneys, without limit to amount, for any of the purposes of the Corporation; to authorize the issue of bonds, debentures, notes or other obligations of the Corporation, of any nature or in any manner, secured or unsecured, for moneys so borrowed; to authorize the creation of mortgages upon, or the pledge or conveyance or assignment in trust of, the whole or any part of the property and assets of the Corporation, real or personal, whether at the time owned or thereafter acquired, including contracts, choses in action and other rights, to secure the payment of any bonds, debentures or notes or other obligations of the Corporation and the interest thereon; and to authorize the sale or pledge or other disposition of the bonds, debentures, notes or other obligations of the Corporation for its corporate purposes.

     The Board of Directors shall also have power, with the consent of the holders of a majority of the stock issued and outstanding having voting power, or upon the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power, to sell, lease, or exchange all of the property and assets of the Corporation, including its goodwill and its corporate franchises, upon such terms and conditions as the Board of Directors deems expedient and for the best interests of the Corporation; subject, however, to any voting rights created for the benefit of any series of Preferred Stock by any resolution or resolutions of the Board of Directors providing for the issuance of Preferred Stock adopted as in Article FOURTH hereof authorized.

     In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject nevertheless, to the provisions of the statutes of Delaware, of this Second Amended and Restated Certificate of Incorporation, and amendments thereto, and other contracts of the Corporation, and by-laws.

     NINTH: No stockholder shall be entitled as a matter of right to subscribe for, purchase or receive any shares of the stock or any rights or options of the Corporation which it may issue or sell, whether out of the number of shares authorized by this Second Amended and Restated Certificate of Incorporation, or by any amendment thereof, or out of the shares of stock of the Corporation acquired by it after the issuance thereof, nor shall any stockholder be entitled as a matter of right to purchase or subscribe for or receive any bonds, debentures, or other obligations which the Corporation may issue or sell that shall be convertible into or exchangeable for stock or to which shall be attached or appertain any warrant or warrants or other instrument or instruments that shall confer upon the holder or owner of such obligations the right to subscribe for or purchase from the Corporation any shares of its capital stock. But all such additional issues of stock, rights or options, or of bonds, debentures, or other obligations convertible into or exchangeable for stock or to which warrants shall be attached or appertain or which shall confer upon the holder the right to subscribe for or purchase any shares of stock, may be issued and disposed of by the Board of Directors to such persons and upon such terms as in its absolute discretion it may deem advisable.

     TENTH: The minimum amount of capital with which the Corporation will commence business is One Thousand and No/100 Dollars ($1,000.00).

     ELEVENTH: Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders. Special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption) or by the holders of not less than a majority of the voting power of all of the then-outstanding shares of Voting Stock.

     TWELFTH: To the fullest extent permitted by the Delaware General Corporation Law, as it now exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this section by the stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

APPENDIX B

SOUTHERN UNION COMPANY

AMENDED AND RESTATED

2003 STOCK AND INCENTIVE PLAN

i

SOUTHERN UNION COMPANY

AMENDED AND RESTATED

2003 STOCK AND INCENTIVE PLAN

I.

PURPOSES

     1.1 Purposes. The purposes of this Amended and Restated 2003 Stock and Incentive Plan (as the same may be amended from time to time, the “Plan”) are (i) to advance the interest of Southern Union Company, a Delaware corporation (the “Company”), and its Subsidiaries (as defined below) and shareholders by strengthening the ability of the Company and its Subsidiaries to attract and retain salaried employees of experience and ability and (ii) to furnish an additional incentive to such persons to expend their best efforts on behalf of the Company or any such Subsidiary.

     1.2 Types of Awards. The Plan provides for the granting of the following types of awards:

          (a) Incentive Options (as defined below);

          (b) Nonstatutory Options (as defined below);

          (c) Stock Appreciation Rights (as defined below);

          (d) Stock Awards (as defined below);

          (e) Performance Units (as defined below); and

          (f) Other Equity-Based Rights (as defined below).

     1.3 Effectiveness. The Southern Union Company 2003 Stock and Incentive Plan (the “Initial Plan”) was adopted by the Board of Directors on, and was effective as of, September 28, 2003 and was subsequently approved by the shareholders of the Company on November 4, 2003. This Plan was adopted by the Board of Directors, and will be effective, as of March 15, 2005 (the “Effective Date”) and Awards may be made hereunder immediately, provided that no Award shall be effective unless and until the Plan has been approved by the shareholders of the Company and, if such approval is not obtained, any Awards previously given under this Plan shall automatically be void. If this Plan is not so approved by the shareholders, then this Plan shall be void ab initio, and the Initial Plan shall continue in effect as if this amendment and restatement had not occurred; provided, however, that thereafter Awards may continue to be granted pursuant to the terms of the Initial Plan, as in effect prior to this amendment and restatement and as may be otherwise amended hereafter. Notwithstanding the foregoing or anything to the contrary contained herein, any Awards granted under the Initial Plan prior to the Effective Date shall continue in effect under the terms of the Award Agreements and be controlled by the terms of the Initial Plan. Further, the status of any Award granted under this Plan as an Incentive Option shall be subject to such approval by the shareholders of the Company taking place within twelve (12) months after the Effective Date.

II.

CERTAIN DEFINITIONS

     In addition to any terms defined elsewhere in the Plan, the following capitalized terms shall have the following respective meanings as used in the Plan:

     2.1 “Annual Non-Employee Director Election” has the meaning given to that term in Section 10.1.

     2.2 “Arbitration Notice” has the meaning given to that term in Section 13.22(b).

     2.3 “Available Shares” has the meaning given to that term in Section 3.2.

     2.4 “Award” means the grant of any form of Option, Stock Appreciation Right, Stock Award, Performance Unit or Other Equity-Based Right under the Plan, whether granted singly, in combination, or in tandem, to a Holder pursuant to such terms, conditions and limitations as the Committee may establish from time to time in order to fulfill the objectives of the Plan.

     2.5 “Award Agreement” means the written document or agreement evidencing the grant of an Award by the Company to a Holder and any additional terms, conditions or limitations with respect to such grant.

     2.6 “Board of Directors” means the board of directors of the Company.

     2.7 “Business Day” means any day other than a Saturday, a Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

     2.8 “Change in Control” means:

          (a) Any “person” (solely for purposes of this Section 2.7, defined as such term is used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), or more than one person acting as a group (as defined in paragraph (c) below), (i) becomes the beneficial owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s outstanding Voting Securities or (ii) notwithstanding the occurrence of a Change of Control pursuant to Section 2.7(a)(i), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of securities of the Company representing thirty five percent (35%) or more of the combined voting power of the Company’s outstanding Voting Securities;

          (b) There is a change in the composition of the Board of Directors over a period of twelve (12) consecutive months or less such that a majority of the members of the Board of Directors (rounded up to the nearest whole number) cease to be individuals who either (x) have been members of the Board of Directors continuously since the beginning of such period or (y) have been elected or nominated for election as members of the Board of Directors during such period by at least two-thirds (2/3) of the members of the Board of Directors described in clause (x) who were still in office at the time such election or nomination was approved by the Board of Directors; or

          (c) The sale of all or substantially all of the assets of the Company or any merger, consolidation, issuance of securities or purchase of assets, the results of which merger, consolidation, issuance of securities or purchase is the occurrence of any event described in clause (a) or (b) above. Notwithstanding anything to the contrary contained herein, no Change in Control shall be considered to occur where there is a transfer of all or substantially all of the assets of the Company to (i) a shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock; (ii) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company; (iii) a person, or more than one person acting as a group, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company; or (iv) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a person described in paragraph (iii).

               For purposes of this definition of Change in Control, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of assets, or similar business transaction with the Company. It is intended that the Change in Control events described in this definition meet the requirements for a “Change in Control Event” as described in Notice 2005-1, as such requirements may be modified from time to time by further IRS guidance under Section 409A, and the term “Change in Control” shall be interpreted and applied for all purposes of this Plan in a manner consistent with such intent.

     2.9 “Code” means the Internal Revenue Code of 1986, as amended.

     2.10 “Committee” means the committee appointed by the Board of Directors pursuant to Article IV to administer the Plan.

     2.11 “Company” has the meaning given to that term in Section 1.1.

     2.12 “Covered Event” means (a) the commission by a Holder of a criminal or other act that causes or probably will cause substantial economic damage to the Company or a Subsidiary or substantial injury to the business reputation of the Company or a Subsidiary; (b) the commission by a Holder of an act of fraud in the performance of such Holder’s duties on behalf of the Company or a Subsidiary; (c) the continuing failure of a Holder to perform the duties of such Holder to the Company or a Subsidiary (other than such failure resulting from the Holder’s incapacity due to physical or mental illness) after written notice thereof (specifying the particulars thereof in reasonable detail) and a reasonable opportunity to be heard and cure such failure are given to the Holder by the Company; or (d) the order of a court of competent jurisdiction requiring the termination of the Holder’s employment.

     2.13 “Date of Grant” has the meaning given to that term in Section 5.4 or (with respect to Reload Options) Section 6.9.

     2.14 “Designated Beneficiary” has the meaning given to that term in Section 13.6(a).

     2.15 “Disability” has the meaning given it in the employment agreement between the Company or a Subsidiary and the Holder; provided, however, that if the Holder has no such employment agreement or such term is not defined in the employment agreement, “Disability” shall mean that (1) the Committee has determined that the Holder has a permanent physical or mental impairment of sufficient severity as to prevent the Holder from performing duties for the Company or Subsidiary, as applicable, and (2) the Committee or the Company or the relevant Subsidiary has provided written notice to the Holder that the Holder’s employment is terminated due to a permanent “Disability” pursuant to this Section. Notwithstanding the preceding sentence, with respect to any Award constituting a deferral of compensation subject to the requirements of Section 409A, “Disability” shall mean that a Holder is “disabled” within the meaning of Section 409(a)(2)(C). The Committee may establish any process or procedure it deems appropriate for determining whether a Holder has a “Disability.”

     2.16 “Dispute” has the meaning given to that term in Section 13.22.

     2.17 “Effective Date” has the meaning given to that term in Section 1.3.

     2.18 “Eligible Individuals” means directors, officers, employees and agents of, and other providers of services to, the Company or any of its Subsidiaries.

     2.19 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

     2.20 “Exercise Notice” has the meaning given to that term in Section 6.5 (with respect to Options) or Section 7.4 (with respect to Stock Appreciation Rights).

     2.21 “Exercise Price” has the meaning given to that term in Section 6.4.

     2.22 “Fair Market Value” means a per share value defined as follows, for a particular day:

          (a) Subject to Paragraph 2.21(e), if shares of Stock of the same class are listed or admitted to unlisted trading privileges on any national securities exchange at the date of determination of Fair Market Value, then the closing price of one share on that exchange (or, if more than one exchange, the exchange determined by the Committee to be used for such purpose) on the date in question or, if such day is not a Business Day or no such closing price is reported for that day, on the last Business Day for which such a closing price is reported before the date in question, in any case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to unlisted trading privileges on that exchange; or

          (b) Subject to Paragraph 2.21(e), if shares of Stock of the same class are not listed or admitted to unlisted trading privileges as provided in Paragraph 2.21(a) and if sales prices for shares of Stock of the same class in the over-the-counter market are reported by the National Association of Securities Dealers, Inc. Automated Quotations (“NASDAQ”) National Market System (or such other system then in use) at the date of determination of Fair Market Value, then the closing price of one share as reported on the NASDAQ National Market System (or such other system then in use) on the date in question or, if such day is not a Business Day or no such closing price is reported that day, on the last Business Day for which such a closing price is reported before the date in question; or

          (c) Subject to Paragraph 2.21(e), if shares of Stock of the same class are not listed or admitted to unlisted trading privileges as provided in Paragraph 2.21(a) and closing prices for shares of Stock of the same class are not reported by the NASDAQ National Market System (or such other system then in use) as provided in Paragraph 2.21(b), and if bid and asked prices for shares of Stock of the same class in the over-the-counter market are reported by NASDAQ (or, if not so reported, by the National Quotation Bureau Incorporated) at the date of determination of Fair Market Value, then the mean between the high bid and low asked prices on the date in question or, if such day is not a Business Day or no such prices are reported that day, on the last Business Day for which such prices are reported before the date in question; or

          (d) If shares of Stock of the same class are not listed or admitted to unlisted trading privileges as provided in Paragraph 2.21(a) and closing prices therefor are not reported by the NASDAQ National Market System as provided in Paragraph 2.21(b) and bid and asked prices therefor are not reported by NASDAQ (or the National Quotation Bureau Incorporated) as provided in Paragraph 2.21(c) at the date of determination of Fair Market Value, then the value determined by the Committee; or

          (e) If shares of Stock of the same class are listed or admitted to unlisted trading privileges as provided in Paragraph 2.21(a) or closing prices therefor are reported by the NASDAQ National Market System as provided in Paragraph 2.21(b) or bid and asked prices therefor are reported by NASDAQ (or the National Quotation Bureau Incorporated) as provided in Paragraph 2.21(c) at the date of determination of Fair Market Value, but the volume of trading is so low that the Committee determines that such prices are not indicative of the fair value of the Stock, then the value determined by the Committee.

     2.23 “Holder” means an Eligible Individual to whom an Award has been granted.

     2.24 “Incentive Option” means an incentive stock option as defined under Section 422 of the Code.

     2.25 “Linked Stock Appreciation Right” has the meaning given to that term in Section 7.1.

     2.26 “Maximum Shares” has the meaning given to that term in Section 3.1.

     2.27 “NASDAQ” has the meaning given to that term in Section 2.21.

     2.28 “Non-Employee Director” means a person who is a “Non-Employee Director” as that term is used in Rule 16b-3.

     2.29 “Non-Employee Director Award” has the meaning given to that term in Section 10.1.

     2.30 “Non-Linked Stock Appreciation Right” has the meaning given to that term in Section 7.1.

     2.31 “Nonstatutory Option” means a stock option that (i) does not satisfy the requirements for an incentive stock option under Section 422 of the Code; (ii) that is designated at the Date of Grant or in the applicable Option Agreement to be an option other than an Incentive Option; or (iii) is modified in accordance with Paragraph 14.2(b) to be an option other than an Incentive Option.

     2.32 “Normal Retirement” means the termination of the Holder’s employment with the Company and its Subsidiaries on account of retirement at any time on or after the date on which the Holder attains fifty-five (55) (but for purposes of clarification excludes any termination of employment as a result of a Covered Event).

     2.33 “Notice 2005-1” means IRS Notice 2005-1, 2005-2 I.R.B. 274.

     2.34 “Option” means either an Incentive Option or a Nonstatutory Option, or both.

     2.35 “Option Agreement” means an Award Agreement for an Option.

     2.36 “Other Equity-Based Right” means an Award granted under Article XI of the Plan.

     2.37 “Outside Director” means an “outside director” as that term is used in Section 162(m).

     2.38 “Performance Period” means a period over which performance is measured for the purpose of determining the payment value of Performance Units.

     2.39 “Performance Unit” means a unit representing a contingent right to receive a specified amount of cash or shares of Stock at the end of a Performance Period.

     2.40 “Person” means any individual, partnership, joint venture, corporation, trust, unincorporated organization, association, limited liability company, joint stock company, government or any department or agency thereof, or any other form of association or entity.

     2.41 “Plan” has the meaning given to that term in Section 1.1.

     2.42 “Reload Option” has the meaning given to that term in Section 6.9.

     2.43 “Restricted Stock Award” means the grant or purchase, on the terms, conditions and limitations that the Committee determines or on the terms, conditions and limitations of Article VIII, of Stock that may be nontransferable and/or subject to substantial risk of forfeiture until specific conditions are met; provided, however, that this term shall not apply to shares of Stock issued or transferred in connection with the exercise or settlement of an Option, a Stock Appreciation Right, a Performance Unit or an Other Equity-Based Right, whether or not such shares of Stock are nontransferable or subject to substantial risk of forfeiture when issued or transferred.

     2.44 “Rule 16b-3” means Rule 16b-3 under Section 16(b) of the Exchange Act.

     2.45 “SAR Exercise Price” means the price specified in the Award Agreement related to a Non-Linked Stock Appreciation Right as the exercise price per share of Stock for that Non-Linked Stock Appreciation Right.

     2.46 “Section 162(m)” means Section 162(m) of the Code.

     2.47 “Section 409A” means Section 409A of the Code.

     2.48 “Securities Act” means the Securities Act of 1933, as amended.

     2.49 “Stock” means the Company’s authorized common stock, par value $1.00 per share, or any other securities, property or assets that are substituted for the Stock as provided in Section 13.1.

     2.50 “Stock Appreciation Right” means the right to receive an amount equal to the excess of the Fair Market Value of a share of Stock (as determined on the date of exercise) over, as appropriate, the Exercise Price of a related Option or over the SAR Exercise Price.

     2.51 “Stock Award” means the grant or purchase, on the terms, conditions and limitations that the Committee determines or on the terms, conditions and limitations of Article VIII, of a Restricted Stock Award or a Stock Bonus Award.

     2.52 “Stock Bonus Award” means the grant or purchase, on the terms, conditions and limitations that the Committee determines or on the terms, conditions and limitations of Article VIII, of Stock that may not be subject to a substantial risk of forfeiture if conditions imposed by the Committee are not satisfied; provided, however, that this term shall not apply to shares of Stock issued or transferred in connection with the exercise or settlement of an Option, a Stock Appreciation Right, a Performance Unit or an Other Equity-Based Right, whether or not such shares of Stock are nontransferable or subject to substantial risk of forfeiture when issued or transferred.

     2.53 “Subsidiary” means an entity, as may from time to time be designated by the Committee, that is (i) a subsidiary corporation, or is treated as, or as part of, a subsidiary corporation of the Company (within the meaning of Section 424 of the Code), or (ii) any other entity that the Company has a significant interest in, directly or indirectly, including, without limitation, CCE Holdings, LLC, CrossCountry Energy, LLC, each wholly owned subsidiary thereof and Citrus Corp. For purposes of this definition, “control” means the power to direct the management and policies of such entity, whether through the ownership of Voting Securities, by contract or otherwise.

     2.54 “Ten Percent Shareholder” shall have the meaning given to that term in Section 5.2.

     2.55 “Voting Securities” means any securities that at the applicable time are entitled to vote generally in the election of directors, in the admission of general partners, or in the selection of any other similar governing body.

III.

SHARES OF STOCK SUBJECT TO THE PLAN

     3.1 Maximum Shares. Subject to the provisions of Section 3.6 and Section 13.1, the aggregate number of shares of Stock that may be issued or transferred pursuant to Awards under the Plan (the “Maximum Shares”) shall be Seven Million (7,000,000); provided, however, that, notwithstanding anything to the contrary contained herein: (a) the total number of shares of Stock that can be issued or transferred pursuant to Stock Awards, Performance Units and Other Equity Based Rights shall not exceed Seven Hundred Twenty-Five Thousand (725,000) Shares, and (b) the total number of shares of Stock that can be issued or transferred through Incentive Options shall not exceed Six Million Nine Hundred Ninety Five Thousand (6,995,000) shares.

     3.2 Available Shares. Except as otherwise provided in Section 3.3, at any time, the number of shares of Stock that may then be made subject to issuance or transfer pursuant to new Awards under the Plan (the “Available Shares”) shall be equal to (a) the number of Maximum Shares minus (b) the sum of (1) the number of shares of Stock subject to issuance or transfer upon exercise or settlement of then outstanding Awards (provided that shares of Stock subject to issuance or transfer upon exercise or settlement of then outstanding Linked Stock Appreciation Rights shall only be counted once, and not for both the Option and related Linked Stock

Appreciation Right and provided further that Awards that may but need not be settled in Stock shall be charged against the number of Maximum Shares in such amounts and at such times as the Committee shall determine from time to time) and (2) the number of shares of Stock that have been issued or transferred upon exercise or settlement of Awards.

     3.3 Restoration of Unused Shares. If Stock subject to any Award is not issued or transferred, or ceases to be issuable or transferable, for any reason, including because an Award is forfeited, terminated, expires unexercised, is settled in cash in lieu of Stock or is exchanged for other Awards, the shares of Stock that were subject to that Award shall no longer be charged against the number of Maximum Shares in calculating the number of Available Shares under Section 3.2 and shall again be included in Available Shares.

     3.4 Description of Shares. The shares of Stock to be delivered under the Plan shall be made available from (a) authorized but unissued shares of Stock, (b) Stock held in the treasury of the Company, or (c) previously issued shares of Stock reacquired by the Company, including shares purchased on the open market, in each situation as the Board of Directors or the Committee may determine from time to time. All shares of Stock issued or transferred as provided in the Plan shall be fully paid and non-assessable to the extent permitted by law.

     3.5 Listing, Registration, etc. of Shares. If at any time the Board of Directors shall determine in its discretion that the listing, registration or qualification of the shares of Stock covered by the Plan upon any national securities exchange or other trading system or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary or desirable as a condition of, or in connection with, the issuance or transfer of shares of Stock under the Plan, no shares of Stock shall be issued or transferred under the Plan unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board of Directors. Nothing in the Plan shall require the Company to list, register or qualify any securities, to obtain any such consent or approval, or to maintain any such listing, registration, qualification, consent or approval.

     3.6 Reduction in Outstanding Shares of Stock. Nothing in this Article III shall impair the right of the Company to reduce the number of outstanding shares of Stock pursuant to repurchases, redemptions, or otherwise; provided, however, that no reduction in the number of outstanding shares of Stock shall (a) impair the validity of any outstanding Award, whether or not that Award is fully exercisable or fully vested, or (b) impair the status of any shares of Stock previously issued or transferred pursuant to an Award or thereafter issued or transferred pursuant to a then-outstanding Award as duly authorized, validly issued, fully paid, and nonassessable shares.

IV.

ADMINISTRATION OF THE PLAN

     4.1 Committee. The Board of Directors shall designate the Committee to administer the Plan, each member of which shall at all times be (a) a Non-Employee Director and (b) an Outside Director. The number of individuals that shall constitute the Committee shall be determined from time to time by the Board of Directors, but shall be no fewer than two (2) individuals.

     4.2 Duration, Removal, Etc. The members of the Committee shall serve at the pleasure of the Board of Directors, which shall have the power, at any time and from time to time, to remove members from or add members to the Committee. Removal from the Committee may be with or without cause. Any individual serving as a member of the Committee shall have the right to resign from membership on the Committee by written notice to the Board of Directors. The Board of Directors, and not the remaining members of the Committee, shall have the power and authority to fill vacancies on the Committee, however caused. The Board of Directors shall promptly fill any vacancy that causes the number of members of the Committee to be below two (2) or any other number that Rule 16b-3 or Section 162(m) may require from time to time.

     4.3 Meetings and Actions of Committee. The Board of Directors shall designate which of the Committee members shall be the chairman of the Committee. If the Board of Directors fails to designate a Committee chairman, the members of the Committee shall elect one of the Committee members as chairman, who shall act as chairman until the director ceases to be a member of the Committee or until the Board of Directors elects a new chairman. The Committee shall hold its meetings at such times and places as the chairman of the Committee may determine. At all meetings of the Committee, a quorum for the transaction of business shall be required, and a quorum shall be deemed present if at least a majority of the members of the Committee are present. At any meeting of the Committee, each member shall have one vote. All decisions and determinations of the Committee shall be made by the majority vote or majority decision of all of its members present at a meeting at which a quorum is present; provided, however, that any decision or determination reduced to writing and signed by all of the members of the Committee shall be as fully effective as if it had been made at a meeting that was duly called and held. The Committee may make any rules and regulations for the conduct of its business that are not inconsistent with the provisions of the Plan, the Certificate of Incorporation of the Company, the Bylaws of the Company, Rule 16b-3 and Section 162(m), to the extent applicable, as the Committee may deem advisable.

     4.4 Committee’s Powers. Subject to the express provisions of the Plan, any applicable Award Agreement, Rule 16b-3 and Section 162(m), to the extent applicable, the Committee shall have the authority (a) to adopt, amend, and rescind administrative, interpretive and other rules and regulations relating to the Plan; (b) to determine the Eligible Individuals to whom, and the time or times at which, Awards shall be granted; (c) to determine the number of shares of Stock, or amount of cash or other property or assets, that shall be the subject of each

Award; (d) to determine the terms and provisions of each Award Agreement and any amendments thereto, including provisions defining or otherwise relating to (i) the term and the period or periods and extent of exercisability of the Options, Stock Appreciation Rights and other Awards, (ii) the extent to which the transferability of shares of Stock issued or transferred pursuant to any Award is restricted, (iii) the effect of termination of employment on the Award, and (iv) except as provided in Section 13.5, the effect of leaves of absence and the effect of transfers of an Eligible Individual’s employment from the Company to a Subsidiary or from a Subsidiary to the Company (consistent with any applicable regulations of the Internal Revenue Service and any other requirements of applicable law with respect to the same); (e) to construe the respective Award Agreements, the Plan, and any rules or regulations with respect thereto; (f) to make determinations of the Fair Market Value of the Stock pursuant to the Plan; (g) to amend any Award Agreement or waive any provision, condition or limitation thereof; (h) to delegate its duties under the Plan to such agents as it may appoint from time to time, provided that the Committee may not delegate its duties with respect to making Awards to Eligible Individuals; (i) to take or refrain from taking such other actions as are described in the Plan as within the purview of the Committee; and (j) to make all other determinations, perform all other acts, and exercise all other powers and authority necessary or advisable for administering the Plan, including the delegation of those ministerial acts and responsibilities as the Committee deems appropriate. Subject to Rule 16b-3 and Section 162(m), to the extent applicable, the Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan, in any Award, or in any Award Agreement in the manner and to the extent it deems necessary or desirable to carry the Plan into effect. Any determinations and other actions of the Committee with respect to any of the matters referred to in this Section 4.4 or elsewhere in the Plan or in any Award Agreement need not be consistent, even among Eligible Individuals who are similarly situated and/or who have previously received similar or other Awards, except as may be specifically provided to the contrary in the Plan or in the applicable Award Agreement. The determinations and other actions of the Committee with respect to any of the matters referred to in this Section 4.4 or elsewhere in the Plan or in any Award Agreement shall, except as may be specifically provided to the contrary in the Plan or in the applicable Award Agreement, be made in the sole discretion of the Committee (subject to modification or rescission by the Board of Directors, if consistent with Rule 16b-3 and Section 162(m), to the extent applicable) and shall be final, binding and conclusive.

     4.5 Counsel, Consultants and Agents. The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultants and any computation received from any such consultants or agents. Expenses incurred by the Committee in the engagement of any such counsel, consultants or agents shall be paid by the Company.

V.

ELIGIBILITY AND PARTICIPATION; CERTAIN AWARD TERMS

     5.1 Eligible Individuals. Awards may be granted pursuant to the Plan only to persons who are Eligible Individuals at the time of the grant thereof (and, with respect to Incentive

Options, satisfy the requirements of Section 5.2). Notwithstanding the preceding sentence, except as may otherwise be provided in guidance issued by the IRS under Section 409A, a person shall not be awarded an Option or Stock Appreciation Right pursuant to the Plan if the Subsidiary by which such person is employed (or to which such person provides services) would not be considered part of the same “single employer” as the Company under Sections 414(b) and 414(c) of the Code.

     5.2 Limitation for Incentive Options. Notwithstanding any provision contained in the Plan to the contrary, (a) a person shall not be eligible to receive an Incentive Option unless the person is an Eligible Individual employed by the Company or any Subsidiary of the Company that is a subsidiary corporation, or is treated as, or as part of, a subsidiary corporation of the Company (within the meaning of Section 424 of the Code) at the time of the grant thereof, and (b) a person shall not be eligible to receive an Incentive Option if, immediately before the time the Option is granted, that person owns (within the meaning of Sections 422 and 424 of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a Subsidiary of the Company that is a subsidiary corporation, or is treated as, or as part of, a subsidiary corporation of the Company (within the meaning of Section 424 of the Code) (a “Ten Percent Shareholder”). Nevertheless, clause (b) of the foregoing sentence of this Section 5.2 shall not apply if, at the time the Incentive Option is granted, the Exercise Price of the Incentive Option is at least one hundred and ten percent (110%) of the Fair Market Value per share of Stock and the Incentive Option is not, by its terms, exercisable after the expiration of five (5) years from the Date of Grant.

     5.3 Grant of Awards. Subject to the express provisions of the Plan, the Committee shall determine which Eligible Individuals shall be granted Awards from time to time. In making grants, the Committee may take into consideration the contribution the potential Holder has made or may make to the success of the Company or its Subsidiaries and such other considerations as the Committee may from time to time determine. The Committee shall also determine the number (or the method of determining the number) of shares of Stock, or amounts (or method of determining the amounts) of cash or other property or assets, subject to each of the Awards.

     5.4 Date of Grant. The date on which the Award covered by an Award Agreement is granted (the “Date of Grant”) shall be the date specified by the Committee as the effective date or date of grant of an Award. Except as otherwise determined by the Committee, in no event shall a Holder gain any rights with respect to an Award in addition to those specified by the Committee in its grant, regardless of the time that may pass between the grant of the Award and the actual execution or delivery of the Award Agreement by the Company and (if required in the Award Agreement) the Holder. The Committee may invalidate an Award at any time before the Award Agreement is executed by the Holder (if such execution is required) or is delivered to the Holder (if such execution is not required), and any such invalidated Award shall be treated as never having been granted.

     5.5 Award Agreements. Each Award granted under the Plan shall be evidenced by an Award Agreement that is executed by the Company and, if required in the Award Agreement, by the Eligible Individual to whom the Award is granted, and that includes such terms, conditions and limitations that the Committee shall deem necessary or desirable. More than one Award may be granted under the Plan to the same Eligible Individual and be outstanding concurrently (provided, however, that the grant of certain rights in tandem with an Incentive Option may result in the Incentive Option being treated as a Nonstatutory Option).

     5.6 No Right to Award. The adoption of the Plan shall not be deemed to give any person a right to be granted an Award.

     5.7 Limitation on Individual Awards. No Eligible Individual shall, in one calendar year, be granted Awards to which more than Five Hundred Thousand (500,000) shares of Stock are subject, without regard to any vesting limitations with respect to such grant.

     5.8 Payment of Taxes. The Committee may require a Holder to pay to the Company (or, if the Holder is an employee of a Subsidiary of the Company, to such Subsidiary), with respect to an Option or Stock Appreciation Right, at the time of the exercise of such Option or Stock Appreciation Right, with respect to a Stock Award, at such time or times as may be designated by the Committee, with respect to a Performance Unit, at the time of the payment of cash or Stock in connection with the Performance Unit, and with respect to Other Equity-Based Rights, at such time or times as may be designated by the Committee, the amount that the Committee deems necessary to satisfy the Company’s or such Subsidiary’s current or future obligation to withhold federal, state or local income or other taxes associated with the exercise, grant or payment with respect to the relevant Award. Upon the exercise of an Option or Stock Appreciation Right requiring tax withholding (or, with respect to a Stock Award, a Performance Unit, or an Other Equity-Based Right, prior to such time or times as such payment is due from the Holder to the Company or such Subsidiary), the Holder may (a) request that the Company withhold from the shares of Stock to be issued or transferred to the Holder, or the amount of cash to be paid to the Holder, the number of shares (based upon the shares’ Fair Market Value per share as of the day before the date of withholding) or the amount of cash necessary to satisfy the Company’s or such Subsidiary’s obligation to withhold taxes, the determination as to such obligation to be based on the shares’ Fair Market Value per share as of the day before the date of exercise (with respect to an Option or Stock Appreciation Right) or as of the date on which tax withholding is to be made (with respect to Stock Awards, Performance Units or Other Equity-Based Rights); (b) request that the Holder be allowed to deliver to the Company sufficient shares of Stock (based upon the shares’ Fair Market Value per share as of the day before the date of such delivery) to satisfy the Company’s or such Subsidiary’s tax withholding obligations; or (c) deliver sufficient cash to the Company to satisfy the Company’s or such Subsidiary’s tax withholding obligations. Holders who wish to proceed under clause (a) or (b) above must make their request to do so at such time and in such manner that the Committee prescribes from time to time, and such transaction shall be effected in accordance with such procedures as the Committee may establish from time to time. Notwithstanding the foregoing, however, the Committee may, at its sole option, deny any Holder’s request to proceed under clause (a) or (b) above or may impose any conditions it deems appropriate on such action, including the escrow of shares of Stock or cash. In the event the Committee subsequently determines that the cash amount or the aggregate Fair Market Value (as determined above) of any shares of Stock withheld or tendered as payment of any tax withholding obligation is insufficient to discharge that tax withholding obligation, then the Holder shall pay to the Company, immediately upon the Committee’s request, the amount of that deficiency. The Company may also, if the Committee so elects, retain any cash and any certificates evidencing shares of Stock to which such Holder is entitled upon the exercise of the Option or Stock Appreciation Right or in connection with a Stock Award or upon settlement of a Performance Unit or with respect to any Other Equity-Based Right as security for the payment of any tax withholding obligation until satisfied, and the Company shall have all rights of a secured creditor under the Uniform Commercial Code with respect to the same. Each Holder acknowledges that the delivery to the Company of Stock acquired by such Holder upon exercise of an Incentive Option may constitute a disqualifying disposition of such Stock for purposes of the Code.

     5.9 Forfeiture and Restrictions on Transfer; Other Conditions. Without limitation of any other provisions of the Plan or any power of the Board of Directors or the Committee hereunder, any Award Agreement may contain or otherwise provide for, in addition to any terms, conditions or limitations required or permitted by other provisions of the Plan, such other terms, conditions or limitations as the Committee may deem advisable or proper from time to time provided any such additional term, condition or limitation is not inconsistent with the terms of the Plan, including (i) restrictions on the transferability of the Award; (ii) restrictions or the removal of restrictions upon the exercise of an Award; (iii) restrictions or the removal of restrictions on the retention or transfer of any shares of Stock acquired pursuant to an Award or otherwise; (iv) options and rights of first refusal in favor of the Company and one or more stockholders of the Company; (v) requirements that the Holder render substantial services to the Company or one or more of its Subsidiaries for a specified period of time; (vi) restrictions on disclosure and use of certain information regarding the Company or other Persons; (vii) restrictions on solicitation of employees and other Persons; (viii) restrictions on competition; and (ix) other terms, conditions or limitations; all of which as the Committee may deem proper or advisable from time to time.

VI.

TERMS AND CONDITIONS OF OPTIONS

     All Options granted under the Plan shall comply with, and the related Option Agreements shall be subject to, the terms, conditions and limitations set forth in this Article VI (to the extent each such term, condition or limitation applies to the form of Option and provided that, if any such term, condition or limitation is left to the discretion of the Committee, the Committee determines to apply it to such Option) and also to the terms, conditions and limitations set forth in Article XIII (to the extent each such term, condition or limitation applies to the form of Option and provided that, if any such term, condition or limitation is left to the discretion of the Committee, the Committee determines to apply it to such Option); provided, however, that the Committee may authorize an Option Agreement that expressly contains or is subject to terms, conditions and limitations that differ from any of the terms, conditions and limitations of Article XIII. The Committee may also authorize an Option Agreement that contains or is subject to any or all of the terms, conditions and limitations of Article XII (to the extent each such term, condition or limitation applies to the form of Option and provided that, if any such term, condition or limitation is left to the discretion of the Committee, the Committee determines to apply it to such Option) or similar terms, conditions and limitations; nevertheless, no term, condition or limitation of Article XII (or any similar term, condition or limitation) shall apply to an Option Agreement unless the Option Agreement expressly states that such term, condition or limitation applies.

     6.1 Number of Shares; Type of Award. Each Option Agreement shall state the total number of shares of Stock to which it relates. Each Option Agreement shall identify the Option evidenced thereby as an Incentive Option or Nonstatutory Option, as the case may be, and no Option Agreement shall cover both an Incentive Option and a Nonstatutory Option.

     6.2 Vesting. Each Option Agreement shall state (i) any time, periods or other conditions in or pursuant to which the right to exercise the Option or a portion thereof shall vest and (ii) the number (or method of determining the number) of shares of Stock with respect to each such vesting.

     6.3 Expiration. Nonstatutory Options and Incentive Options may be exercised during the term determined by the Committee and set forth in the Option Agreement; provided that no Incentive Option shall be exercised after the expiration of a period of ten (10) years (or, with respect to a Ten Percent Shareholder, five (5) years) commencing on the Date of Grant of the Incentive Option.

     6.4 Exercise Price. Each Option Agreement shall state the exercise price per share of Stock (the “Exercise Price”), which shall not be less than the greatest of (a) the par value per share of the Stock, (b) one hundred percent (100%) of the Fair Market Value per share of the Stock on the Date of Grant of the Option, or (c) in the case of an Incentive Option granted to a Ten Percent Shareholder, one hundred ten percent (110%) of the Fair Market Value per share of the Stock on the Date of Grant of the Option.

     6.5 Method of Exercise. Each Option shall be exercisable only by notice of exercise (the “Exercise Notice”) in the manner (including the time period) specified by the Committee from time to time (which need not comply with Section 15.14 if expressly so provided by the Committee) to the Secretary of the Company at the chief executive office of the Company (or to such other person and location as may be designated from time to time by the Committee) during the term of the Option, which notice shall (a) state the number of shares of Stock with respect to which the Option is being exercised, (b) be signed or otherwise given by the Holder of the Option or by another Person authorized to exercise the Option pursuant to Section 13.6 or 13.7 (to the extent that each is applicable to the Option) or pursuant to the relevant Option Agreement, (c) be accompanied by the aggregate Exercise Price for all shares of Stock for which the Option is exercised in accordance with Section 6.7, and (d) include such other information, instruments, and documents as may be required to satisfy any other condition under the Plan or the relevant Option Agreement or as may be reasonably imposed by the Committee. The Option shall not be deemed to have been exercised unless all of the requirements of the preceding provisions of this Section 6.5 have been satisfied.

     6.6 Incentive Option Exercises and Disqualifying Dispositions. Except as provided in Paragraph 13.6(b) or Section 13.7 (to the extent that each is applicable to the Option), during the Holder’s lifetime, only the Holder may exercise an Incentive Option. The Holder of an Incentive Option shall immediately notify the Company in writing of any disposition of any Stock acquired pursuant to the Incentive Option that would disqualify the Incentive Option from being treated as an incentive stock option under Section 422 of the Code (including any disposition of Stock upon exercise of an Award requiring exercise, or in connection with the payment of taxes with respect to an Award, if the same would constitute such a disqualifying disposition). The notice shall state the number of shares disposed of, the dates of acquisition and disposition of the shares, and the consideration received in connection with each disposition.

     6.7 Medium and Time of Payment. The Exercise Price of an Option shall be payable in full upon the exercise of the Option (a) in cash, by cashier’s check, by wire transfer or by other means as may be acceptable to the Committee from time to time, (b) with the Committee’s prior consent (which consent, with respect to an Incentive Option, must be evidenced in the relevant Option Agreement as of the Date of Grant), and to the extent permitted by applicable law, with shares of Stock that would otherwise be issued or transferred to the Holder upon the exercise of the Option or with shares of Stock already owned by the Holder (but in all events excluding any shares that are to be or were issued or transferred pursuant to a Restricted Stock Award with respect to which the restrictions have not yet expired or been removed or that otherwise are or will be subject to restrictions on transferability or a substantial risk of forfeiture) and having an aggregate Fair Market Value at least equal to the aggregate Exercise Price payable in connection with such exercise, and pursuant to such procedures (including constructive delivery of such shares of Stock) as the Committee may establish from time to time for such purpose, (c) with the Committee’s prior consent (which consent, with respect to an Incentive Option, must be evidenced in the relevant Option Agreement as of the Date of Grant), and to the extent permitted by applicable law, in such other forms, under such other terms, and by such other means (including those specified in Section 6.8) as may be acceptable to the Committee from time to time, and pursuant to such procedures as the Committee may establish from time to time for such purpose, or (d) with the Committee’s prior consent (which consent, with respect to an Incentive Option, must be evidenced in the relevant Option Agreement as of the Date of Grant), by any combination of clauses (a), (b) and (c). Unless otherwise provided in the relevant Option Agreement, any portion of the Exercise Price that is paid with shares of Stock that the Holder acquired from the Company, directly or indirectly, shall be paid only with shares of Stock that the Holder has owned for more than six (6) months (or such longer or shorter period of time, if any, as may be required to avoid payment with such shares resulting in a charge to earnings for financial accounting purposes). If the Committee elects to accept shares of Stock in payment of all or any portion of the aggregate Exercise Price, then (for purposes of payment of the aggregate Exercise Price) unless otherwise provided in the relevant Option Agreement those shares of Stock shall be deemed to have a cash value equal to their aggregate Fair Market Value determined as of the day before the date of the delivery of the Exercise Notice. Each Holder acknowledges that the delivery to the Company of Stock acquired by such Holder upon exercise of an Incentive Option may constitute a disqualifying disposition of such Stock for purposes of the Code.

     6.8 Payment with Sale Proceeds. The Committee may (but shall not be required to) approve from time to time (which approval, with respect to an Incentive Option, must be evidenced in the relevant Option Agreement as of the Date of Grant) arrangements with a brokerage firm (provided that such arrangements comply with applicable law, including Regulation T of the Board of Governors of the Federal Reserve System), under which that brokerage firm, on behalf of the Holder, shall pay to the Company the aggregate Exercise Price of the Option being exercised (either as a loan to the Holder or from the proceeds of the sale of Stock issued or transferred pursuant to that exercise of the Option), and the Company shall cause the shares with respect to which the Option was so exercised to be delivered to the brokerage firm. Such transactions shall be effected in accordance with such procedures (which may include payment of the exercise price by, or delivery of Stock to, such brokerage firm) as the Committee may establish from time to time.

     6.9 Reload Provisions. The Committee may cause one or more Option Agreements to contain provisions pursuant to which a Holder who pays all or a portion of the Exercise Price of an Option, or the tax required to be withheld pursuant to the exercise of an Option, by surrendering (or having withheld) shares of Stock shall automatically be granted an Option for the purchase of the number of shares of Stock equal to the number of shares so surrendered (or withheld) (a “Reload Option”). With respect to an Incentive Option, no Holder shall be entitled to a Reload Option unless the Holder’s Option Agreement, as of the Date of Grant, provides for the Reload Option. The Date of Grant of the Reload Option shall be the date on which the Holder surrenders (or the Company withholds) the shares of Stock in respect of which the Reload Option is granted. The Reload Option shall have an Exercise Price equal to the Fair Market Value per share of Stock on the Date of Grant of the Reload Option and shall have a term that is no longer than the remaining term of the underlying Option. If a Reload Option relates to shares surrendered or withheld in connection with the exercise of an Incentive Option, then for purposes of the Plan such Reload Option shall be considered an Incentive Option provided that such Reload Option otherwise satisfies the requirements for an incentive stock option under Section 422 of the Code; otherwise, a Reload Option shall be treated as a Nonstatutory Option for purposes of the Plan. Option Agreements containing provisions for Reload Options may contain such terms, conditions and limitations with respect to such Reload Options as the Committee may determine (which may include vesting provisions, limitations on the number of shares subject to Reload Options or the number of times Reload Options shall be granted, or prohibitions on the grant of Reload Options with respect to options exercised following acceleration of vesting or following or in anticipation of a Change in Control). Separate Option Agreements may from time to time be granted by the Company to existing Holders of Nonstatutory Options or Incentive Options to provide the same benefit to such Holders as the Reload Options described in the foregoing provisions of this Section 6.9, but any such stand alone Options shall not be deemed to be Reload Options for purposes of the Plan.

     6.10 Limitation on Aggregate Value of Shares That May Become First Exercisable During Any Calendar Year Under an Incentive Option. With respect to any Incentive Option granted under the Plan, the aggregate Fair Market Value of shares of Stock subject to an incentive stock option that first becomes exercisable by a Holder in any calendar year (under all plans of the Company, its Subsidiaries that are subsidiary corporations, or are treated as, or as part of, a subsidiary corporation of the Company (within the meaning of Section 424 of the Code) or any predecessor corporation) may not (with respect to that Holder) exceed $100,000, or such other amount as may be prescribed under Section 422 of the Code. As used in the previous sentence, Fair Market Value shall be determined as of the date the Incentive Option is granted, and the limitation shall be applied by taking into account Incentive Options in the order in which they were granted. For purposes of this Section 6.10, “predecessor corporation” means (a) a corporation that was a party to a transaction described in Section 424(a) of the Code (or which would be so described if a substitution or assumption under that section had been effected) with the Company, (b) a corporation which, at the time the new incentive stock option (within the meaning of Section 422 of the Code) is granted, is a related corporation of the Company, or (c) a predecessor corporation of any such corporations. Failure to comply with this Section 6.10 (including any such failure resulting from accelerated vesting of an Incentive Option, whether under Section 12.1 or Section 13.21 (to the extent that either is applicable) or otherwise) shall not impair the enforceability or exercisability of any Incentive Option, but shall cause the Incentive Option to be treated as a Nonstatutory Option for federal tax purposes to the extent that it exceeds the $100,000 limitation described in this Section 6.10.

     6.11 No Fractional Shares. The Company shall not in any case be required to sell, issue, transfer or deliver any fractional shares with respect to any Option. In lieu of the issuance or transfer of any fractional share of Stock, the Company shall pay to the Holder an amount in cash equal to the same fraction (as the fractional share) of the Fair Market Value of a share of Stock determined as of the date of the applicable Exercise Notice.

     6.12 Other Provisions Regarding Incentive Options. With respect to any Option that is designated in the governing Option Agreement as an Incentive Option, (i) if any of the terms, conditions or limitations of the Plan or the relevant Option Agreement conflict with the requirements of Sections 421, 422 and 424 of the Code, as applicable, then those conflicting terms, conditions and limitations shall be deemed inoperative to the extent they so conflict with such requirements, and (ii) if the Plan or such Option Agreement does not contain any provision required to be included herein or therein under Sections 421, 422 and 424 of the Code, as applicable, that provision shall be deemed to be incorporated herein or therein with the same force and effect as if that provision had been set out at length herein or therein, in each case unless the Committee determines to treat such Option (in whole or in part) as a Nonstatutory Option. Notwithstanding the foregoing, however, (i) to the extent that any Option that was intended to qualify as an Incentive Option nevertheless cannot so qualify, that Option (to that extent) shall be deemed a Nonstatutory Option for all purposes of the Plan, and (ii) in no event shall this Section 6.12 operate to overcome the terms under which such Option vests (including any accelerated vesting, to the extent applicable).

VII.

STOCK APPRECIATION RIGHTS

     All Stock Appreciation Rights granted under the Plan shall comply with, and the related Award Agreements shall be subject to, the terms, conditions and limitations set forth in this Article VII (to the extent each such term, condition or limitation applies to the form of Stock Appreciation Right and provided that, if any such term, condition or limitation is left to the discretion of the Committee, the Committee determines to apply it to such Stock Appreciation Right) and also to the terms, conditions or limitations set forth in Article XIII (to the extent each such term, condition or limitation applies to the form of Stock Appreciation Right and provided that, if any such term, condition or limitation is left to the discretion of the Committee, the Committee determines to apply it to such Stock Appreciation Right); provided, however, that the Committee may authorize an Award Agreement governing a Stock Appreciation Right that expressly contains or is subject to terms, conditions and limitations that differ from any of the terms, conditions and limitations set forth in Article XIII. The Committee may also authorize an Award Agreement governing a Stock Appreciation Right that contains or is subject to any or all of the terms, conditions and limitations of Article XII (to the extent each such term, condition or limitation applies to the form of Stock Appreciation Right and provided that, if any such term, condition or limitation is left to the discretion of the Committee, the Committee determines to apply it to such Stock Appreciation Right) or similar terms, conditions and limitations; nevertheless, no term, condition or limitation of Article XII (or any similar term, condition or limitation) shall apply to an Award Agreement governing a Stock Appreciation Right unless such Award Agreement expressly states that such term, condition or limitation applies.

     7.1 Type of Award. A Stock Appreciation Right may be granted to an Eligible Individual (a) in connection with an Option, either at the time of grant or at any time during the term of the Option (a “Linked Stock Appreciation Right”), or (b) without relation to an Option (a “Non-Linked Stock Appreciation Right”). Each Award Agreement relating to a Stock Appreciation Right shall identify the Stock Appreciation Rights evidenced thereby as Linked Stock Appreciation Rights or Non-Linked Stock Appreciation Rights, as the case may be, and no Award Agreement with respect to Stock Appreciation Rights shall cover both Linked Stock Appreciation Rights and Non-Linked Stock Appreciation Rights.

     7.2 Linked Stock Appreciation Rights. A Linked Stock Appreciation Right shall entitle the Holder, upon exercise, to surrender the related Option or any portion thereof, to the extent unexercised, and to receive payment of an amount computed pursuant to Paragraph 7.2(b). That Option shall then cease to be exercisable to the extent surrendered. No Linked Stock Appreciation Right shall be issued if the Committee determines that such issuance may cause the Limited Stock Appreciation Right, the related Option, or both to constitute or to include a deferral of compensation subject to Section 409A. A Linked Stock Appreciation Right shall relate to the same number of shares of Stock as the Option to which it relates, and shall be subject to the terms of the Option Agreement for the related Option, but shall also be subject to the following additional provisions:

          (a) Exercise and Transfer. A Linked Stock Appreciation Right shall be exercisable only at such time or times and only to the extent that the related Option is exercisable (provided, however, that a Linked Stock Appreciation Right shall be exercisable only if and to the extent that the Fair Market Value per share of Stock that is subject to the related Option exceeds the Exercise Price for such Option) and shall not be transferable except to the extent that the related Option is transferable. Without limitation of the foregoing, to the extent that the related Option terminates, expires or has been exercised, the Linked Stock Appreciation Right shall terminate.

          (b) Value of Right. Upon the exercise of a Linked Stock Appreciation Right, the Holder shall be entitled to receive payment from the Company of an amount determined by multiplying:

(1)	The difference obtained by subtracting the Exercise Price of a share of Stock specified in the related Option from the Fair Market Value of a share of Stock on the date of exercise of the Linked Stock Appreciation Right, by

(2)	The number of shares as to which that Linked Stock Appreciation Right has been exercised.

     7.3 Non-Linked Stock Appreciation Rights. A Non-Linked Stock Appreciation Right shall be exercisable as determined by the Committee and set forth in the Award Agreement governing the Non-Linked Stock Appreciation Right, which Award Agreement shall comply with the following provisions:

          (a) Number of Shares. Each Award Agreement shall state the total number of shares of Stock to which the Non-Linked Stock Appreciation Right relates.

          (b) Vesting. Each Award Agreement shall state (i) any time, periods or other conditions in or pursuant to which the right to exercise the Non-Linked Stock Appreciation Right or a portion thereof shall vest and (ii) the number (or method of determining the number) of shares of Stock with respect to each such vesting.

          (c) Expiration. Each Award Agreement shall state the date at which the Non-Linked Stock Appreciation Right shall expire to the extent not previously exercised.

          (d) SAR Exercise Price; Value of Right. Each Award Agreement shall state the SAR Exercise Price, which SAR Exercise Price shall not be less than one hundred percent (100%) of the Fair Market Value per share of the Stock on the Date of Grant of the Non-Linked Stock Appreciation Right. A Non-Linked Stock Appreciation Right shall entitle the Holder, upon exercise of the Non-Linked Stock Appreciation Right, to receive payment of an amount determined by multiplying:

(1)	the difference obtained by subtracting the SAR Exercise Price from the Fair Market Value of a share of Stock on the date of exercise of the Non-Linked Stock Appreciation Right, by

(2)	the number of vested rights as to which the Non-Linked Stock Appreciation Right has been exercised.

     7.4 Method of Exercise. Each Stock Appreciation Right shall be exercisable only by notice of exercise (the “Exercise Notice”) in the manner specified by the Committee from time to time (which need not comply with Section 15.14 if expressly so provided by the Committee) to the Secretary of the Company at the chief executive office of the Company (or to such other person and location as may be designated from time to time by the Committee) during the term of the Stock Appreciation Right, which notice shall (a) state the number of shares of Stock with respect to which the Stock Appreciation Right is being exercised, (b) be signed or otherwise given by the Holder of the Stock Appreciation Right or by another person authorized to exercise the Stock Appreciation Right pursuant to the Plan or the relevant Award Agreement, and (c) include such other information, instruments and documents as may be required to satisfy any other condition under the Plan or the relevant Award Agreement. The Stock Appreciation Right shall not be deemed to have been exercised unless all of the requirements of the preceding provisions of this Section 7.4 have been satisfied. Notwithstanding the foregoing, a Non-Linked Stock Appreciation Right shall be deemed exercised in full (to the extent that it is vested) on the last day of its term, if not otherwise exercised by the Holder, provided that the Fair Market Value per share of the shares of Stock subject to the Non-Linked Stock Appreciation Right exceeds the SAR Exercise Price of such Non-Linked Stock Appreciation Right on such date.

     7.5 Limitations on Rights. Notwithstanding Paragraph 7.2(b) and Paragraph 7.3(d), the Committee may limit the amount payable upon exercise of a Stock Appreciation Right. Any such limitation must be set forth in the Award Agreement governing the Holder’s Stock Appreciation Right.

     7.6 Payment of Rights. Payment of the amount determined under Paragraph 7.2(b) or Paragraph 7.3(d) and Section 7.5 may be made solely in whole shares of Stock valued at the Fair Market Value per share of Stock on the date of exercise of the Stock Appreciation Right or, if so determined by the Committee, solely in cash or a combination of cash and Stock; provided, however, that no such payment shall be made in cash unless the Committee determines that a payment in such form will not cause the Stock Appreciation Right or any payment made with respect thereto to be treated as a deferral of compensation subject to the requirements of Section 409A. If the Committee decides to make full payment in shares of Stock and the amount payable results in a fractional share, payment for the fractional share shall be made in cash (subject to the proviso in the preceding sentence).

VIII.

STOCK AWARDS

     All Stock Awards granted under the Plan shall comply with, and the related Award Agreements shall be subject to, the terms, conditions and limitations set forth in this Article VIII (to the extent each such term, condition or limitation applies to the form of Stock Award and provided that, if any such term, condition or limitation is left to the discretion of the Committee, the Committee determines to apply it to such Stock Award) and also to the terms, conditions and limitations set forth in Article XIII (to the extent applicable to the form of Stock Award and provided that, if any such term, condition or limitation is left to the discretion of the Committee, the Committee determines to apply it to such Stock Award); provided, however, that the Committee may authorize an Award Agreement governing a Stock Award that expressly contains or is subject to terms, conditions and limitations that differ from the terms, conditions and limitations set forth in Article XIII. The Committee may also authorize an Award Agreement governing a Stock Award that contains or is subject to any or all of the terms, conditions and limitations of Article XII (to the extent applicable to the form of Stock Award and provided that, if any such term, condition or limitation is left to the discretion of the Committee, the Committee determines to apply it to such Stock Award) or similar terms, conditions and limitations; nevertheless, no term, condition or limitation of Article XII (or any similar term, condition or limitation) shall apply to an Award Agreement governing a Stock Award unless the Award Agreement expressly states that such term, condition or limitation applies.

     8.1 Number of Shares; Type of Award. Each Award Agreement governing a Stock Award shall state the total number of shares of Stock to which it relates and shall designate each share as either associated with a Restricted Stock Award or a Stock Bonus Award.

     8.2 Restrictions Applicable to Restricted Stock Awards. Unless otherwise provided in the relevant Award Agreement, all shares of Stock granted or sold pursuant to Restricted Stock Awards made under the Plan shall be subject to the following terms, conditions and limitations:

          (a) Transferability. The shares may not be sold, transferred or otherwise alienated or hypothecated until the restrictions are removed or expire.

          (b) Legend. Each certificate representing such shares shall bear a legend making appropriate reference to the restrictions imposed.

          (c) Possession. The Committee may (i) authorize issuance of a certificate for shares associated with a Restricted Stock Award only upon removal or expiration of the applicable restrictions, (ii) require the Company to retain physical custody of certificates representing shares issued or transferred pursuant to Restricted Stock Awards during the restriction period and require the Holder of the Award to execute stock powers in blank for those certificates and deliver those stock powers to the Company, (iii) require the Holder to enter into an escrow agreement providing that the certificates representing shares issued or transferred pursuant to Restricted Stock Awards shall remain in the physical custody of an escrow holder until all restrictions are removed or expire, or (iv) take such other steps as the Committee may determine in order to enforce such restrictions.

          (d) Expiration or Removal of Restrictions. The restrictions imposed pursuant to this Section 8.2 on Restricted Stock Awards shall expire as determined by the Committee and set forth in the applicable Award Agreement. Expiration of the restrictions may be based on or conditioned on the passage of time, continuing employment or service as an employee or officer, achievement of performance objectives, or other events, occurrences or conditions determined by the Committee. Each Restricted Stock Award may have different restrictions, including a different restriction period, as determined by the Committee. The Committee may remove any restriction or reduce any restriction period applicable to a particular Restricted Stock Award. Upon the expiration or removal of all restrictions, the Company shall deliver to the Holder of the Restricted Stock Award, as soon as practicable following the request of such Holder, a certificate representing the number of shares for which such restrictions have expired or been removed, free of any restrictive legend relating to the expired or removed restrictions.

          (e) Rights as Stockholder. Subject to the provisions of this Section 8.2, the Committee may determine what rights, if any, the Holder shall have with respect to the Restricted Stock Awards granted or sold, including any right to vote the related shares or to receive dividends and other distributions paid or made with respect thereto.

          (f) Other Conditions. The Committee may impose such other terms, conditions or limitations on any shares granted or sold pursuant to Restricted Stock Awards made under the Plan as it may deem advisable, including (i) restrictions under the Securities Act or Exchange Act, (ii) restrictions relating to the requirements of any securities exchange or quotation system upon which the shares or shares of the same class are listed or traded, and (iii) restrictions relating to any state or foreign securities law applicable to the shares.

     8.3 Stock Bonus Awards. Any shares of Stock granted or sold pursuant to Stock Bonus Awards made under the Plan shall not be subject to vesting or other restrictions under Section 8.2 unless the Committee specifically provides otherwise in the related Award Agreement; however, the Committee may, in the related Award Agreement or otherwise, impose other terms, conditions and limitations with respect to any such shares of Stock, even if similar or identical to the provisions set forth in Section 8.2.

     8.4 Purchase and Payment. If any shares of Stock are to be sold rather than granted pursuant to Restricted Stock Awards or Stock Bonus Awards made under the Plan, then the relevant Award Agreement shall set forth the price to be paid for such shares and the method of payment.

     8.5 Compliance with Section 409A. Each Restricted Stock Award or Stock Bonus Award shall comply with the requirements of subsection (a) of Section 409A, if applicable, and be operated in accordance with such requirements.

IX.

PERFORMANCE UNITS

     All Performance Units granted under the Plan shall comply with, and the related Award Agreements shall be subject to, the terms, conditions and limitations set forth in this Article IX (to the extent each such term, condition or limitation applies to the form of Performance Unit and provided that, if any such term, condition or limitation is left to the discretion of the Committee, the Committee determines to apply it to such Performance Unit) and also to the terms, conditions and limitations set forth in Article XIII (to the extent each such term, condition or limitation applies to the form of Performance Unit and provided that, if any such term, condition or limitation is left to the discretion of the Committee, the Committee determines to apply it to such Performance Unit); provided, however, that the Committee may authorize an Award Agreement governing a Performance Unit that expressly contains or is subject to terms, conditions and limitations that differ from the terms, conditions and limitations set forth in Article XIII. The Committee may also authorize an Award Agreement governing a Performance Unit that contains or is subject to any or all of the terms, conditions and limitations of Article XII (to the extent each such term, condition or limitation applies to the form of Performance Unit and provided that, if any such term, condition or limitation is left to the discretion of the Committee, the Committee determines to apply it to such Performance Unit) or similar terms, conditions and limitations; nevertheless, no term or provision of Article XII (or any similar term, condition or limitation) shall apply to an Award Agreement governing a Performance Unit unless such Award Agreement expressly states that such term, condition or limitation applies.

     9.1 Number of Units. Each Award Agreement governing a Performance Unit shall state the total number of Performance Units to be awarded under that Award Agreement.

     9.2 Performance Period, Vesting, Etc. Each Award Agreement governing a Performance Unit shall state (i) the beginning and ending dates of the relevant Performance Period(s), (ii) any time, periods or other conditions in or pursuant to which the right to receive the Performance Unit or a portion thereof shall vest and (iii) the number of Performance Units (or portions thereof) with respect to each such vesting.

     9.3 Multiple Grants. The Committee may make grants of Performance Units in such a manner that two or more Performance Periods (which need not be the same period or of the same duration) are in progress simultaneously. At or before the beginning of each Performance Period, the Committee shall establish the contingent value of each Performance Unit for that Performance Period, which may vary depending on the degree to which performance objectives established by the Committee are met.

     9.4 Performance Standards. At or before the beginning of each Performance Period, the Committee shall (i) establish for that Performance Period such specific performance objectives as the Committee believes are relevant to the Company’s overall business objectives, (ii) determine the minimum and maximum value of a Performance Unit (which may be equal to the Fair Market Value per share of Stock as of a specified date) and the value of a Performance

Unit based on the degree to which performance objectives are achieved, exceeded or not achieved, (iii) determine a minimum performance level below which Performance Units will be assigned a value of zero, and a maximum performance level above which the value of Performance Units will not increase, and (iv) notify each Holder of a Performance Unit for that Performance Period in writing of the established performance objectives and minimum, target, and maximum Performance Unit value for that Performance Period.

     9.5 Modification of Standards. If the Committee determines that the established performance measures or objectives are no longer suitable to the Company’s objectives because of a change in the Company’s business, operations, corporate structure, capital structure, or other conditions the Committee deems to be material, the Committee may modify the performance measures and objectives as it considers appropriate and equitable.

     9.6 Payment for Units. The basis for payment of Performance Units for a given Performance Period shall be the achievement of those performance objectives determined by the Committee at the beginning of the Performance Period (subject to modification pursuant to Section 9.5). If minimum performance is not achieved or exceeded for a Performance Period, no payment shall be made and all contingent rights shall cease. If minimum performance is achieved or exceeded, the value of a Performance Unit shall be based on the degree (as determined by the Committee) to which actual performance exceeded the pre-established (or modified) minimum performance standards. Unless otherwise provided in the relevant Award Agreement, the amount of payment shall be determined by multiplying the number of Performance Units granted at the beginning of the Performance Period that have vested by the final Performance Unit value. Payments shall be made in whole shares of Stock valued at Fair Market Value on the last day of the applicable Performance Period or, if so determined by the Committee, solely in cash or a combination of cash and Stock. If the Committee decides to make full payment in shares of Stock and the amount payable results in a fractional share, payment for the fractional share shall be made in cash. In the event that shares of Stock that are subject to substantial risk of forfeiture are awarded in satisfaction of Performance Units, such shares may be registered in the name of the Holder and deposited, together with a stock power endorsed in blank, with the Company. Except as may be otherwise provided in the relevant Award Agreement, any payments with respect to Performance Units may be made in a lump sum or in installments, as the Committee may determine, and any lump sum payments shall be made as soon as practicable following the end of the relevant Performance Period(s).

     9.7 Compliance with Section 409A. Each Performance Unit granted under the Plan shall comply with the requirements of subsection (a) of Section 409A, if applicable, and be operated in accordance with those requirements.

X.

AWARDS TO NON-EMPLOYEE DIRECTORS

     10.1 Annual Awards to Non-Employee Directors. Subject to adjustment pursuant to Section 13.1, each Non-Employee Director shall receive, for each calendar year that the Plan is in effect, pursuant to an irrevocable election to be made by each individual Non-Employee Director by the later of the end of the calendar year immediately preceding the calendar year for which such grant is made or 30 days after his initial appointment or election as a director (each, an “Annual Non-Employee Director Election”), one of the following (each of (a), (b) or (c) below is hereinafter referred to as a “Non-Employee Director Award”):

          (a) a Restricted Stock Award totaling 2,000 shares (or such lesser or greater amount (but not to exceed 4,000 shares) as may be determined by the Committee in its discretion);

          (b) an Award of Nonstatutory Options having a value equivalent to the value of the Restricted Stock Award contemplated by Section 10.1(a) above as of the Date of Grant, which equivalent value shall be determined in accordance with Section 10.2; or

          (c) a combination of Awards of Restricted Stock and Nonstatutory Options in such proportions as may as specified by the Non-Employee Director in his or her Annual Non-Employee Director Election, which together have a value equivalent to the value of the Restricted Stock Award contemplated by Section 10.1(a) above as of the Date of Grant, which equivalent value shall be determined in accordance with Section 10.2.

     10.2 Valuation of Awards. The Committee shall determine the value of any Award of Restricted Stock or Nonstatutory Options pursuant to Section 10.1 using any recognized valuation methodology (including assumptions) selected by the Committee in its absolute discretion.

     10.3 Terms of Awards. The Committee in its discretion shall determine the Date of Grant and the amount and terms of each Non-Employee Director Award, in each case subject to the terms, conditions and limitations of this Plan. Notwithstanding the foregoing, (a) each Non-Employee Director’s Award for the calendar year ending December 31, 2005 shall consist solely of Restricted Stock; (b) any Non-Employee Director who fails to make an Annual Non-Employee Director Election for any calendar year shall receive an Award consisting solely of Restricted Stock, notwithstanding any election from any prior year to the contrary; (c) if an individual serving as a Non-Employee Director on the Date of Grant for a calendar year pursuant to Section 10.1 commenced service as a Non-Employee Director after January 1 of such calendar year, the Committee may (but shall not be required to) determine that the Non-Employee Director Award be reduced to reflect such individual’s partial year of service; and (d) if a Non-Employee Director is not a member of the Board of Directors on the Date of Grant, such Non-Employee Director shall not be entitled to a Non-Employee Director Award for such calendar year pursuant to Section 10.1, provided, that the Committee may (but shall not be required to) determine that a Non-Employee Director Award be made to such Non-Employee Director as of a date in such calendar year designated by the Committee and be reduced to reflect such individual’s partial year of service.

     10.4 Terms of Nonstatutory Options. Any Award of Nonstatutory Options pursuant to Section 10.1 shall have the following terms, subject to any additional or different terms,

conditions or limitations specified pursuant to this Plan or in the Award Agreement relating to such Award:

          (a) such Nonstatutory Options shall become exercisable in full six months after their Date of Grant and shall not be exercisable after the tenth (10th) anniversary of their Date of Grant; and

          (b) the Exercise Price under each Nonstatutory Option shall be 100% of the Fair Market Value per share of the Stock on the Date of Grant of the Nonstatutory Option.

XI.

OTHER EQUITY-BASED RIGHTS

     The Committee is authorized to grant to Eligible Individuals such Awards (other than Options, Stock Appreciation Rights, Stock Awards, or Performance Units) that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Stock (including, without limitation, securities convertible into Stock), as may be deemed by the Committee to be consistent with the purposes of the Plan; provided, however, that such grants must comply with applicable law. Without limitation of the foregoing, each such Award shall comply with the requirements of Section 409A of the Code, if applicable, and be operated in accordance with such requirements. The terms, conditions and limitations of Other Equity-Based Rights shall be set forth in the Award Agreements governing the relevant Other Equity-Based Rights and may contain or be subject to such provisions in addition to those required by the Plan as the Committee may deem advisable. All Other Equity-Based Rights granted under the Plan shall be subject to the terms, conditions and limitations set forth in Article XIII (to the extent each such term, condition or limitation applies to the form of Other Equity-Based Right and provided that, if any such term, condition or limitation is left to the discretion of the Committee, the Committee determines to apply it to such Other Equity-Based Right); provided, however, that the Committee may authorize an Award Agreement governing an Other Equity-Based Right which expressly contains or is subject to terms, conditions and limitations that differ from any of the terms, conditions and limitations set forth in Article XIII. The Committee may also authorize an Award Agreement governing an Other Equity-Based Right that contains or is subject to any or all of the terms, conditions and limitations of Article XII (to the extent that each such term, condition or limitation applies to the form of Other Equity-Based Right and provided that, if any such term, condition or limitation is left to the discretion of the Committee, the Committee determines to apply it to such Other Equity-Based Right) or similar terms, conditions and limitations; nevertheless, no term, condition or limitation of Article XII (or any similar term, condition or limitation) shall apply to an Award Agreement governing an Other Equity-Based Right unless such Award Agreement expressly states that such term, condition or limitation applies. Shares of Stock or other securities delivered pursuant to a purchase right granted under an Award related to an Other Equity-Based Right shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including cash, Stock, other securities, other Awards, other property or assets, or any combination thereof, as the Committee shall determine, the value of which consideration, as established by the Committee, shall not be less than the aggregate Fair Market Value of such shares of Stock or the fair market value (as determined by the Committee) of such other securities, other Awards or other property or assets as of the Date of Grant (or, if the Committee so determines, in the case of any such purchase right retroactively granted in tandem with or in substitution for another Award or any outstanding award granted under any other plan of the Company, on the Date of Grant of such other Award or award).

XII.

CHANGE IN CONTROL PROVISIONS

     The Committee may authorize an Award that contains or is subject to any or all of the terms, conditions and limitations of this Article XII or similar terms, conditions and limitations; nevertheless, no term, condition or limitation of this Article XII (or any similar term, condition or limitation) shall apply to an Award unless the related Award Agreement expressly states that such term, condition or limitation applies.

     12.1 Changes in Control. Immediately prior to the occurrence of a Change in Control (or at such other time prior to a Change in Control or proposed Change in Control as may be determined by the Committee), (a) all outstanding Options and Stock Appreciation Rights shall immediately become fully vested and exercisable in full, including that portion of any Options or Stock Appreciation Rights that pursuant to the terms and provisions of the applicable Award Agreement had not yet become exercisable; (b) the expiration of the restrictions applicable to all outstanding Restricted Stock Awards shall immediately be accelerated so that the Stock subject to those Awards shall be owned by the Holders thereof without transfer restrictions or risks of forfeiture; and (c) such other results shall take place with respect to any outstanding Stock Bonus Awards, Performance Units or Other Equity-Based Rights as may be set forth in the relevant Award Agreements for such Stock Bonus Awards, Performance Units and Other Equity-Based Rights. Nothing in this Section 12.1 shall impose on any Holder any obligation to exercise any Award immediately before or upon any Change in Control, nor shall any Holder forfeit the right to exercise any Award during the remainder of the original term of the Award because of a Change in Control, except as provided under Article XIII (if applicable), under other provisions governing termination or expiration of the applicable Award, or as provided in the following sentence. Notwithstanding the foregoing, the Committee may, by notice to any or all Holders, provide that all or any portion of any outstanding Option or Stock Appreciation Right (whether vested prior to the Change in Control or subject to accelerated vesting due to the Change in Control) that is not exercised within a specified time period (as determined by the Committee) ending on or before the Change in Control shall terminate upon the Change in Control (or at such later time as may be determined by the Committee) and in such event such unexercised Options or Stock Appreciation Rights shall terminate upon the Change in Control, notwithstanding any provisions of this Plan that would allow for a later exercise, including Article XIII if applicable.

XIII.

ADDITIONAL PROVISIONS

     The terms, conditions and limitations of this Article XIII shall apply to each Award (unless, pursuant to the relevant Award Agreement, such term, condition or limitation is inapplicable or is altered); provided, however, that the Committee may authorize an Award Agreement that expressly contains terms, conditions and limitations that differ from the terms, conditions and limitations set forth in this Article XIII.

     13.1 Adjustment of Awards and Authorized Stock. The terms of an Award and the Stock authorized for issuance or transfer under the Plan shall be subject to adjustment from time to time in accordance with the following provisions:

          (a) In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Stock, other securities, or other property or assets), reclassification, consolidation, Stock split, reverse Stock split, recapitalization, reorganization, merger, plan of exchange, split-up, spin off, combination, repurchase, issuance or transfer of securities or other similar transaction or event affects the shares of Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits made or intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, (i) adjust any or all of (w) the number and type of shares of Stock (or other securities, property or assets) which thereafter may be made the subject of Awards, (x) the number and type of shares of Stock (or other securities, property or assets) subject to outstanding Awards, (y) the number and type of shares of Stock (or other securities, property or assets) specified as the Maximum Shares, Available Shares, any limitation per Eligible Individual (pursuant to Section 5.7 or otherwise) or other restriction, and (z) the grant, purchase or exercise price of, or amount payable with respect to, any Award; or (ii) if deemed appropriate by the Committee, provide for a cash payment to the Holder of an outstanding Award. Notwithstanding the foregoing, however, with respect to any Awards of Incentive Options, no such adjustment shall be authorized except to the extent that such adjustment complies with the rules of Section 424(a) of the Code, and in no event shall any such adjustment be made that would render any Incentive Option granted hereunder other than an “incentive stock option” for purposes of Section 422 of the Code (unless the Committee determines to treat such Option as a Nonstatutory Option). In addition, notwithstanding the foregoing, with respect to any Option or Stock Appreciation Right, no adjustment shall be made that would cause such Option or Stock Appreciation Right to constitute a deferral of compensation subject to the requirements of Section 409A.

          (b) Whenever outstanding Awards are required to be adjusted as provided in this Section 13.1, the Committee shall promptly prepare and provide to each Holder a notice setting forth, in reasonable detail, the event requiring adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the change in price and the number of shares of Stock, other securities, cash, property or assets purchasable subject to each Award after giving effect to the adjustments.

          (c) Adjustments under Paragraph 13.1(a) shall be made by the Committee. No fractional interests shall be issued or transferred under the Plan on account of any such adjustments.

          (d) The existence of the Plan and any Awards granted hereunder shall not affect in any way the right or power of the Company or its shareholders to make or authorize any and all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock or other securities ahead of or affecting the Company’s common stock or the rights thereof, or the dissolution or liquidation of the Company or any sale, exchange or transfer of all or any part of its assets or business, or any other corporate act or proceedings, whether of a character similar to that described in Paragraph 13.1(a) or this Paragraph 13.1(d) or otherwise. Except as may be expressly provided in this Section 13.1, the Company’s issuance or transfer of securities of any class, for money, services, other property or assets, or otherwise, upon direct sales, upon the exercise of rights or warrants to subscribe therefor, upon conversion of shares or obligations of the Company convertible into shares, or otherwise, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number, price or other attributes of Stock subject to the Plan or to Awards granted hereunder.

     13.2 Termination of Employment Other than for Death, Disability or Normal Retirement. Subject to Sections 13.23 and 13.24, if a Holder’s employment is terminated for any reason other than that Holder’s death, Disability or Normal Retirement, then the following provisions shall apply to all Awards held by that Holder:

          (a) If such termination was by the Company or a Subsidiary, as applicable, as a result of a Covered Event, then the following provisions shall apply to all Awards held by that Holder:

(1)	That portion, if any, of all Options or Stock Appreciation Rights held by that Holder that have not been exercised as of the time of the termination of employment shall be null and void as of the time of the termination of employment;

(2)	That portion, if any, of any Restricted Stock Awards held by that Holder with respect to which the restrictions have not expired or been removed (by acceleration or otherwise) as of the time of the termination of employment shall be forfeited as of the time of the termination of employment; and

(3)	Except as may be expressly provided in this Paragraph 13.2(a) or in the relevant Award Agreement, all other Awards held by that Holder shall be null and void as of the time of the termination of employment; provided, however, that the foregoing shall not result in the forfeiture of any cash previously paid to, or shares of Stock

(other than shares subject to restrictions at the time of the termination of employment) previously issued or transferred to, such Holder under the Plan.

          (b) If such termination was (i) by the Company or a Subsidiary, as applicable, but not as a result of a Covered Event or (ii) by the Holder, then the following provisions shall apply to all Awards held by that Holder:

(1)	That portion, if any, of all Options or Stock Appreciation Rights held by that Holder that are not yet exercisable (by acceleration or otherwise) as of the time of the termination of employment shall be null and void as of the time of the termination of employment;

(2)	That portion, if any, of all Options or Stock Appreciation Rights held by that Holder that are exercisable (by acceleration or otherwise) but have not been exercised as of the time of the termination of employment shall be exercisable by that Holder until the earlier of:

(A)	The termination of the Option or Stock Appreciation Right; or

(B)	(i) three (3) months after the date of the termination of employment in the case of termination by the Company or a Subsidiary but not as a result of a Covered Event; and (ii) thirty (30) days after the date of the termination of employment in the case of termination by the Holder; provided, however, that if the termination was by the Company but not as a result of a Covered Event and the Holder dies within the three (3) month period described in clause (i) of this subparagraph or if the termination was by the Holder and the Holder dies with the thirty (30) day period described in clause (ii) of this subparagraph, then such three (3) month period or such thirty (30) day period, as applicable, shall automatically be extended to one (1) year after the date of the termination of employment;

(and any portion of any Option or Stock Appreciation Right not exercised prior to the expiration of the relevant period shall be null and void);

(3)	That portion, if any, of any Restricted Stock Awards held by that Holder with respect to which the restrictions have not expired or been removed (by acceleration or otherwise) as of the time of the termination of employment shall be forfeited as of the time of the termination of employment;

(4)	That portion, if any, of any Performance Units held by that Holder that have not been fully earned (by acceleration or otherwise) at the time of the termination of employment shall be forfeited as of the time of termination of employment; and

(5)	Except as may be expressly provided in this Paragraph 13.2(b) or in the relevant Award Agreement, all other Awards held by that Holder shall be null and void as of the time of the termination of employment; provided, however, that the foregoing shall not result in the forfeiture of any cash previously paid to, or shares of Stock (other than shares subject to restrictions at the time of the termination of employment) previously issued or transferred to, such Holder under the Plan.

     13.3 Termination of Employment for Death or Disability. Subject to Sections 13.23 and 13.24, if a Holder’s employment is terminated by reason of the death or Disability of such Holder, then the following provisions shall apply to all Awards held by that Holder:

          (a) That portion, if any, of all Options or Stock Appreciation Rights held by that Holder that are not yet exercisable (by acceleration or otherwise) as of the time of the termination of employment shall be null and void as of the time of the termination of employment;

          (b) That portion, if any, of all Options or Stock Appreciation Rights held by that Holder that are exercisable (by acceleration or otherwise) but have not been exercised as of the time of the termination of employment shall be exercisable by that Holder or that Holder’s Designated Beneficiary, guardian, legal representatives, legatees or distributees until the earlier of:

(1)	The termination of the Option or Stock Appreciation Right; or

(2)	one (1) year after the date of the termination of employment;

(and any portion of any Option or Stock Appreciation Right not exercised prior to expiration of the relevant period shall be null and void);

          (c) That portion, if any, of any Restricted Stock Awards held by that Holder with respect to which the restrictions have not expired or been removed (by acceleration or otherwise) as of the time of the termination of employment shall be forfeited as of the time of the termination of employment; provided, however, that, (i) subject to clause (ii) below, upon the time of the termination of employment, such restrictions shall be deemed removed with respect to such number of shares of Stock subject to each such Restricted Stock Award as is equal to the product of (x) a fraction, the numerator of which is the number of completed months elapsed from the Date of Grant through the time of the termination of employment and the denominator of which is the number of months in the original restriction period for the relevant Restricted Stock Award and (y) the number of shares of Stock subject to the relevant Restricted Stock Award; and (ii) clause (i) above shall not apply if such restrictions, pursuant to the relevant Award Agreement, were to expire on a monthly or daily basis;

          (d) That portion, if any, of any Performance Units held by that Holder that have not been fully earned (by acceleration or otherwise) at the time of the termination of employment shall be forfeited as of the time of termination of employment, unless the Committee, taking into consideration the performance of such Holder and the performance of the Company over the relevant Performance Period (or, in the discretion of the Committee, that portion of the relevant Performance Period which has been completed at the time of the termination of employment), specifically authorizes the payment to such Holder (or such Holder’s Designated Beneficiary, guardian, legal representatives, legatees, heirs or distributees) of all or portion of the amount which would have been paid to such Holder had such Holder continued as an employee through the end of the Performance Period (any such payment to be made in such a time and manner as would have occurred if the Holder’s employment had not terminated before the expiration of the Performance Period, unless otherwise determined by the Committee); and

          (e) Except as may be expressly provided in this Section 13.3 or in the relevant Award Agreement, all other Awards held by that Holder shall be null and void as of the time of the termination of employment; provided, however, that the foregoing shall not result in the forfeiture of any cash previously paid to, or shares of Stock (other than shares subject to restrictions at the time of the termination of employment) previously issued or transferred to, such Holder under the Plan.

          (f) If a Holder’s employment is terminated due to a physical or mental impairment or condition of any degree of severity or permanence, but the Committee does not inform the Holder in writing that the Holder’s employment is terminated due to “Disability” for the purposes of this Section, such Holder’s employment is not terminated due to “Disability” for the purposes of this Section.

     13.4 Termination of Employment for Normal Retirement. Subject to Sections 13.23 and 13.24, if a Holder’s employment is terminated by reason of the Holder’s Normal Retirement, then the following provisions shall apply to all Awards held by that Holder:

          (a) That portion, if any, of all Options or Stock Appreciation Rights held by that Holder that are not yet exercisable (by acceleration or otherwise) as of the time of the termination of employment shall be null and void as of the time of the termination of employment;

          (b) That portion, if any, of all Options or Stock Appreciation Rights held by that Holder that are exercisable (by acceleration or otherwise) but have not been exercised as of the time of the termination of employment shall be exercisable by that Holder until the earlier of:

(1)	The termination of the term of the Option or Stock Appreciation Right; or

(2)	three (3) months after the date of the termination of employment; provided, however, that if that Holder dies within such three (3) month period, then such three (3) month period shall automatically be extended to one (1) year after the date of the termination of employment;

(and any portion of any Option or Stock Appreciation Right not exercised prior to the expiration of the relevant period shall be null and void);

          (c) That portion, if any, of any Restricted Stock Awards held by that Holder with respect to which the restrictions have not expired or been removed (by acceleration or otherwise) as of the time of the termination of employment shall continue until they expire or are removed; provided, however, that any restrictions that require forfeiture of the Restricted Stock Award solely based on termination of employment shall be deemed removed as of the time of the termination of employment;

          (d) That portion, if any, of any Performance Units held by that Holder that have not been fully earned (by acceleration or otherwise) at the time of the termination of employment shall be forfeited as of the time of termination of employment, unless the Committee, taking into consideration the performance of such Holder and the performance of the Company over the relevant Performance Period (or, in the discretion of the Committee, that portion of the Performance Period which has been completed at the time of the termination of employment), specifically authorizes the payment to such Holder of all or portion of the amount which would have been paid to such Holder had such Holder continued as an employee through the end of the Performance Period (any such payment to be made in such a time and manner as would have occurred if the Holder’s employment had not terminated before the expiration of the Performance Period, unless otherwise determined by the Committee); and

          (e) Except as may be expressly provided in this Section 13.4 or in the relevant Award Agreement, all other Awards held by that Holder shall be null and void as of the time of the termination of employment; provided, however, that the foregoing shall not result in the forfeiture of any cash previously paid to, or any shares of Stock (other than shares subject to restrictions at the time of the termination of employment) previously issued or transferred to, such Holder under the Plan.

     13.5 Cause of Termination; Employment Relationship. For purposes of this Article XIII, the Committee shall have the authority to determine whether any Eligible Individual’s employment with the Company or any Subsidiary, as applicable, terminated as a result of death, Disability, Normal Retirement, a Covered Event, or any other cause or reason. For purposes of Incentive Options, an employment relationship shall be deemed to exist between a Holder and the Company or a Subsidiary that is a subsidiary corporation, or is treated as, or as part of, a subsidiary corporation of the Company (within the meaning of Section 424 of the Code) while the Holder is on military leave, sick leave or other bona fide leave of absence (such as temporary employment by the government) if the period of such leave does not exceed ninety (90) days, or, if longer, so long as the Holder’s right to re-employment with the Company or Subsidiary that is a subsidiary corporation, or is treated as, or as part of, a subsidiary corporation of the Company (within the meaning of Section 424 of the Code) is guaranteed either by statute or by contract. Where the period of leave exceeds ninety (90) days and where the Holder’s right to re-employment is not guaranteed by statute or by contract, termination of employment shall be deemed to have occurred on the ninety-first (91st) day of such leave.

     13.6 Exercise Following Death or Disability.

          (a) All Options or Stock Appreciation Rights or other Awards requiring exercise that remain subject to exercise following the death of the Holder may be exercised by the Holder’s beneficiary as designated by the Holder on such forms and in accordance with such procedures as may be required or authorized by the Committee from time to time (a “Designated Beneficiary”) or, in the absence of an authorized designation, by the legatee or legatees of such Options or Stock Appreciation Rights or other Awards requiring exercise under the Holder’s last will, or by such Holder’s legal representatives, heirs or distributees. If an Option or Stock Appreciation Right or other Award requiring exercise shall be exercised by any Person referenced above (other than a Designated Beneficiary), notice of exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such Person to exercise such Option or Stock Appreciation Right or other Award requiring exercise.

          (b) All Options or Stock Appreciation Rights or other Awards requiring exercise that remain subject to exercise following the Disability of the Holder may be exercised by the Holder or by the Holder’s guardian or legal representative that meets the requirements of Section 13.7 on such forms and in accordance with such procedures as may be required or authorized by the Committee from time to time (which may include proof of the status of such guardian or legal representative).

     13.7 Transferability of Awards. No Option, Stock Appreciation Right, Restricted Stock Award, Performance Unit, or Other Equity-Based Right shall be transferable or subject to pledge, encumbrance or any other disposition in any manner, whether by operation of law or otherwise, other than (to the extent such a transfer is not prohibited by Paragraph 8.2(a) or other provisions of this Plan or the relevant Award Agreement) by (i) will or the laws of descent and distribution or (ii) with respect to all Awards other than Incentive Awards (and with the approval of the Committee), by a domestic relations order. Any Award requiring exercise shall be exercisable during a Holder’s lifetime only by that Holder or by that Holder’s guardian or legal representative; provided, however, that, under applicable state law, the guardian or legal representative is a mere custodian of the Holder’s property or assets, standing in a fiduciary relationship to the Holder and subject to court supervision. Notwithstanding anything in this Section 13.7 to the contrary, however, the Committee may determine to grant a Nonstatutory Option that is transferable by a Holder (but not by a Holder’s transferee) to any member of the Holder’s immediate family, to a trust established for the exclusive benefit of one or members of the Holder’s immediate family, to a partnership or other entity of which the only partners or interest holders are members of the Holder’s immediate family, and to a charitable organization, or to any of the foregoing; provided, however, that (i) the Holder receives no consideration for the transfer, (ii) the Holder gives the Committee at least fifteen (15) days prior written notice of any proposed transfer, and (iii) the Holder and transferee shall comply with such other requirements as the Committee may require from time to time to assure compliance with applicable laws, including federal, state and foreign securities laws. Following any transfer permitted by the preceding sentence, a transferred Nonstatutory Option shall continue to be subject to the same terms, conditions and limitations that were applicable immediately prior to its transfer and shall be exercisable by the transferee only to the extent and for the periods that it would have been exercisable by the Holder. The Committee may amend an outstanding Nonstatutory Option to provide that the Nonstatutory Option shall be transferable in the manner described in the two immediately preceding sentences. As used in this Section 13.7, the term “immediate family” shall mean any child, step-child, grandchild, parent, step-parent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include relationships arising from legal adoption. A beneficiary designation authorized pursuant to any provision of the Plan or relevant Award Agreement shall not be deemed a transfer or encumbrance for purposes of this Section 13.7.

     13.8 Delivery of Certificates of Stock. Subject to Section 13.9 and upon receipt by the Company of any tax withholding as may be required, the Company shall promptly deliver one or more certificates representing the number of shares of Stock as to which vested Awards payable in Stock have been properly exercised or are otherwise payable (and, with respect to Restricted Stock Awards, with respect to which restrictions have expired or been removed). If a Holder is entitled to receive certificates representing Stock received for more than one form of Award under the Plan, separate Stock certificates may be delivered with respect to each such Award; further, separate Stock certificates may be delivered with respect to shares of Stock issued or transferred upon exercise of Incentive Options and Nonstatutory Options respectively.

     13.9 Certain Conditions. Nothing herein or in any Award Agreement shall require the Company to permit any exercise of, or issue or transfer any shares with respect to, any Award if (i) the Holder has failed to satisfy any term, condition or limitation of the Plan or the relevant Award Agreement or (ii) that issuance or transfer would, in the opinion of counsel for the Company, constitute a violation of the Securities Act, any other applicable law or regulation (including state and foreign securities laws and regulations), or any rule of any applicable securities exchange or securities association. At the time of any grant or exercise of an Option or Stock Appreciation Right, at the time of any grant or vesting of a Stock Award, and at the time of any grant or settlement of any other Award, the Company may, as a condition precedent to such grant or exercise of that Option or Stock Appreciation Right, grant or vesting of the Stock Award, or grant or settlement of such other Award, require from the Holder of the Award (or in the event of the Holder’s death or Disability, the Holder’s Designated Beneficiary, guardian, legal representatives, heirs, legatees, or distributees) such written representations, if any, concerning the Holder’s or such Persons’ intentions with regard to the retention or disposition of the shares of Stock being acquired pursuant to the Award and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in the opinion of counsel to the Company, may be necessary or appropriate to ensure that any disposition by that Holder or such other Person will not involve a violation of the Securities Act, any other applicable law or regulation (including state and foreign securities laws and regulations), or any rule of any applicable securities exchange or securities association. The Company may also endorse such legend or legends upon certificates for any shares of Stock issued or transferred pursuant to the Plan, and may issue such “stop transfer” instructions to its transfer agent in respect of such shares, as the Committee determines from time to time to be necessary or appropriate to (i) prevent a violation of, or perfect an exemption from, the registration requirements of the Securities Act or any other applicable state or foreign securities law, (ii) implement the provisions of the Plan and any relevant Award Agreement, or (iii) permit the Company to determine the occurrence of any disposition of shares of Stock issued or transferred upon exercise of an Incentive Option that would disqualify the Incentive Option from the incentive option tax treatment afforded by Section 422 of the Code.

     13.10 Certain Directors and Officers. If any of the terms, conditions or limitations of the Plan or any Award Agreement would preclude any award to an Eligible Individual who is subject to Section 16(b) of the Exchange Act from qualifying for the exemptions from Section 16(b) of the Exchange Act provided by Rule 16(b)-(3), then those conflicting terms, conditions or limitations shall be deemed inoperative to the extent necessary to allow such qualification (unless the Board of Directors has expressly determined that the Plan, or the Committee has expressly determined that the Award, should not comply with Rule 16(b)-(3)). In addition, all Award Agreements for Eligible Individuals who are subject to Section 16(b) of the Exchange Act shall be deemed to include such additional terms, conditions and limitations as may be required in order for the related Award to qualify for the exemptions from Section 16(b) of the Exchange Act provided by Rule 16(b)-(3) (unless the Committee has expressly determined that any such Award should not comply with the requirements of Rule 16b-3).

     13.11 Securities Act Legend. The Committee may require that certificates for some or all shares of Stock issued or transferred pursuant to the Plan have a legend similar to the following, or statements of other applicable restrictions, endorsed thereon:

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, TRANSFERRED, OR OTHERWISE DISPOSED OF UNTIL THE HOLDER HEREOF PROVIDES EVIDENCE SATISFACTORY TO THE ISSUER (WHICH, IN THE DISCRETION OF THE ISSUER, MAY INCLUDE AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER) THAT SUCH OFFER, SALE, PLEDGE, TRANSFER, OR OTHER DISPOSITION WILL NOT VIOLATE APPLICABLE FEDERAL OR STATE LAWS.

This legend shall not be required for shares of Stock issued or transferred pursuant to an effective registration statement under the Securities Act.

     13.12 Legend for Restrictions on Transfer. Each certificate representing shares of Stock issued or transferred to a Holder pursuant to an Award granted under the Plan shall, if such shares are subject to any transfer restriction, including a right of first refusal, provided for under the Plan or the relevant Award Agreement, bear a legend that complies with applicable law with respect to such transfer restriction, such as:

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY IMPOSED BY THE SOUTHERN UNION COMPANY AMENDED AND RESTATED 2003 STOCK OPTION AND INCENTIVE PLAN AS ADOPTED BY SOUTHERN UNION COMPANY (THE “COMPANY”) ON                     ,         AND AN AWARD AGREEMENT THEREUNDER BETWEEN THE COMPANY AND                      DATED                     ,        , AND MAY NOT BE TRANSFERRED, SOLD, OR OTHERWISE DISPOSED OF EXCEPT AS THEREIN PROVIDED. THE COMPANY WILL FURNISH A COPY OF SUCH INSTRUMENT AND AGREEMENT TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE ON REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE.

     13.13 Rights as a Stockholder; Dividends. Except as may be specifically provided to the contrary by the Committee pursuant to Paragraph 8.2(e) with respect to a particular Restricted Stock Award, a Holder shall have no right as a stockholder with respect to any shares of Stock covered by the Holder’s Award until a certificate representing those shares is issued in the Holder’s name and subject to any further restrictions imposed in accordance with the Plan. Except as may be expressly determined by the Committee from time to time with respect to one or more Awards, and subject to such terms, conditions and limitations as the Committee may establish with respect to the same, no adjustment shall be made for dividends (whether ordinary or extraordinary, whether in cash or other property or assets) or distributions or other rights for which the record date is before the date that the certificate is issued and any such restrictions have expired or been removed.

     13.14 No Interest. Neither the value of any shares of Stock, nor any cash or other property or assets, issued, transferred or delivered with respect to any Award under the Plan shall bear any interest, even if not issued, transferred or delivered when required by the Plan, except as may be otherwise provided in the applicable Award Agreement or as may be required pursuant to rules and procedures established by the Committee from time to time for the crediting of such interest.

     13.15 Furnishing of Information. Each Holder shall furnish to the Company all information requested by the Company that the Committee deems necessary or appropriate in order to allow the Company to administer the Plan and any Awards or to enable it to comply with any reporting or other requirement imposed upon the Company by or under any applicable law or regulation.

     13.16 No Obligation to Exercise. No grant of any Award shall impose any obligation upon the Holder or any other Person to exercise the same or any part thereof.

     13.17 Remedies. The Company shall be entitled to recover from a Holder the Company’s damages, costs and expenses, including reasonable attorneys’ fees, incurred in connection with the enforcement of any of the terms, conditions or limitations of the Plan or any Award Agreement, whether by an action to enforce specific performance, for damages for breach, or otherwise.

     13.18 Certain Information Confidential. As partial consideration for the granting of each Award hereunder, each Holder agrees with the Company that such Holder shall keep confidential all information and knowledge that such Holder may have relating to the manner, extent and amount of the Holder’s (or any other Holder’s) participation in the Plan; provided, however, that the Holder may disclose such information or knowledge to the Holder’s spouse or to the Holder’s tax or financial advisors, provided such disclosure is made pursuant to similar terms and conditions (but without any further rights of distribution). The foregoing obligations of confidentiality shall not apply to the extent that the Company specifically consents in writing to further disclosure or to the extent that the information or knowledge becomes generally and readily available to the public without breach by the Holder or any other Person of any contractual, fiduciary or other duty owed to the Company or any of its affiliates. In addition, the foregoing obligations of confidentiality shall not prohibit a Holder from disclosing such information or knowledge to the extent such Holder is required to do so by government or judicial order, provided that such Holder gives the Company prompt written notice of such order and a reasonable opportunity to limit such disclosure and reasonable assistance in contesting or limiting any such disclosure.

     13.19 Consideration. No Option or Stock Appreciation Right shall be exercisable, no restriction on any Restricted Stock Award shall lapse, and no other Award shall be settled in Stock with respect to a Holder unless and until the Holder shall have paid cash or other property to, or performed services for, the Company or any of its Subsidiaries that the Committee believes is equal to or greater in value than the par value of the Stock subject to such Award.

     13.20 [Deliberately omitted]

     13.21 [Deliberately omitted]

     13.22 Dispute Resolution.

          (a) Any claim, demand, cause of action, dispute or controversy arising out of or relating to the Plan, any Award Agreement, any Award, the parties’ performance with respect to any thereof, or any alleged breach of any thereof, and any claims, demands, causes of actions, disputes or controversies that are pursuant to a separate written agreement to be dealt with pursuant to the provisions of this Section (each, a “Dispute”), shall be settled by binding arbitration in accordance with the then current rules of the American Arbitration Association by three (3) independent and impartial arbitrators of whom each party shall appoint one, and those appointed arbitrators shall select a third arbitrator, who shall be the presiding arbitrator. Judgment upon any award rendered by the arbitrators may be entered by any court having jurisdiction thereof.

          (b) Either party may commence arbitration proceedings by giving notice (the “Arbitration Notice”) to the other party demanding that the Dispute be arbitrated, specifying in reasonable detail the nature of the Dispute and the amount, if any, to be submitted to arbitration. The arbitration hearing shall take place in any city on which the parties agrees, or failing such agreement within ten (10) days after the date the Arbitration Notice is given, in New York, New York. The arbitration hearing shall be continuous subject to weekends, holidays or other days to be mutually agreed.

          (c) The arbitrators shall render their award no later than thirty (30) days after the conclusion of the hearing. The arbitrators shall base their awards on the terms of the Plan and the relevant Award Agreements and shall follow the law and judicial precedents which a United States Judicial District Judge sitting in New York, New York would apply in the event the Dispute was litigated in such court. The parties expressly agree that this Section shall confer no power or authority upon the arbitrators to render any judgment or award that is erroneous in its application of substantive law and expressly agree that no such erroneous judgment or award shall be eligible for confirmation. The arbitrators shall render their award in writing and, unless both parties agree otherwise, shall include the findings of fact and conclusions of law upon which their award is based. Nothing in this Section shall preclude the parties from contractually agreeing to maximum and/or minimum levels of damages applicable to any such award, whether or not such agreement is disclosed to the arbitrators and any award shall be subject to such agreement. The arbitrators shall apply the substantive laws of the State of New York, without regard to principles of conflicts of laws.

          (d) Unless otherwise agreed, and unless otherwise determined by the arbitrators, each party shall bear its own costs and expenses, including attorneys’ fees, in connection with the arbitration, including the fees and expenses of the arbitrator appointed by them, except that the expenses and fees of the third arbitrator, expenses for hearing facilities, and other expenses of the arbitration itself shall be shared equally between the parties.

          (e) The existence and results of any arbitration under this Section shall be treated as confidential under Section 13.18 of the Plan.

          (f) Notwithstanding the foregoing provisions of this Section, and whether or not an arbitration proceeding has been initiated, any party shall be entitled to seek, and all courts having jurisdiction are authorized to issue and enforce in any lawful manner, (i) such temporary restraining orders, preliminary injunctions and other interim measures of relief as may be necessary to prevent harm to the Company’s, any of its Subsidiaries’ or such party’s interest or as otherwise may be appropriate pending the conclusion of the arbitration proceedings pursuant to this Section, and (ii) such judgments for permanent and equitable relief as may be necessary to prevent harm to the Company’s, any Subsidiaries’ or such party’s interest or as otherwise may be appropriate following the issuance of arbitration awards pursuant to this Section.

     13.23 Awards to Non-Employees. The provisions of Sections 13.2, 13.3 and 13.4 shall not apply to any Awards made to any Holder that was not an employee of the Company or any of its Subsidiaries on the date of the making of the Award.

     13.24 Compliance with Section 409A. No provision of this Article XIII shall be interpreted to require a payment or other transfer with respect to an Award at a time or in a manner that would violate any requirement of subsection (a) of Section 409A; and the Committee may defer or otherwise change the terms of payment with respect to any Award, as otherwise set forth in this Article XIII or any related Award Agreement, if and to the extent necessary to comply with the requirements of Section 409A (if applicable). With respect to any Award constituting a deferral of compensation to which Section 409A applies and that is made to a “specified employee” of the Company or its Subsidiaries as defined in Section 409A(a)(2)(B)(i) of the Code, no payment resulting from a separation from service of such employee shall be made with respect to the Award before the date which is 6 months after the date of separation from service (or, if earlier, the date of death of the employee).

XIV.

DURATION AND AMENDMENT OF PLAN AND AWARD AGREEMENTS

     14.1 Duration. No Awards may be granted hereunder after the date that is ten (10) years after the Effective Date; provided, however, that Awards granted prior to the expiration of such period may extend beyond the expiration of such period, in accordance with the terms of the Plan (including all rights of the Company and the Committee hereunder) and the relevant Award.

     14.2 Amendment, etc.

          (a) The Board of Directors may, at any time and from time to time, insofar as is permitted by law, suspend or terminate the Plan, in whole or in part, but without the consent of such Holder no such action shall adversely affect any rights, or increase any obligations, of any Holder with respect to any Award previously granted to such Holder hereunder. The Board of Directors may also, at any time and from time to time, insofar as is permitted by law, amend or modify the Plan in any respect whatsoever including (i) for purposes of making the Plan comply with Section 16(b) of the Exchange Act and the exemptions from that Section, the Code (including Section 409A and Section 422 of the Code), or the Employee Retirement Income Security Act of 1974, as amended, (ii) for purposes of meeting or addressing any changes in any legal requirements applicable to the Company or the Plan or (iii) for any other purpose permitted by law. Notwithstanding the foregoing, (i) any amendment or modification of the Plan is subject to any other applicable restrictions on such amendment or modification set forth in the Plan, (ii) without the consent of such Holder, no such amendment or modification shall adversely affect any rights, or increase any obligations, of any Holder under any Award previously granted to such Holder hereunder and (iii) without the consent of the holders of a majority of the shares of Stock represented and voting on such amendment or modification at a shareholders’ meeting duly called and held, no amendment or modification to the Plan may be made that would (a) increase the aggregate number of shares of Stock that may be issued or transferred under the Plan or increase the aggregate number of shares of Stock subject to Awards that may be granted to any Eligible Individual in one calendar year pursuant to Section 5.7 (except for acceleration of vesting or other adjustments pursuant to Sections 12.1 or 13.1 of the Plan, to the extent each is applicable), or (b) modify the requirements regarding eligibility for participation in the Plan; provided, however, that such amendments or modifications may be made without the consent of stockholders of the Company if (x) necessary to permit Incentive Options granted under the Plan to qualify as incentive stock options within the meaning of Section 422 of the Code, or (y) necessary to comply with changes that occur in law or in other legal requirements (including Rule 16b-3, Section 162(m), Section 409A, and the Employee Retirement Income Security Act of 1974, as amended).

          (b) Subject to the terms, conditions and limitations of the Plan, Rule 16b-3, to the extent it is applicable, and any consent required by the last three sentences of this Paragraph 14.2(b), the Committee may (a) modify, amend, extend or renew outstanding Awards granted under the Plan, and (b) accept the surrender of Awards requiring exercise that may be outstanding under the Plan (to the extent not previously exercised) and authorize the granting of new Awards in substitution for such outstanding Awards (or portion thereof) so surrendered. Without the consent of the Holder, the Committee may not modify or amend the terms of an Incentive Option at any time to include provisions that have the effect of changing the Incentive Option to a Nonstatutory Option; provided, however, that the consent of the Holder is not required to the extent that the acceleration of the vesting of an Incentive Option (whether under Section 12.1 or otherwise) causes the Incentive Option to be treated as a Nonstatutory Option, for federal tax purposes, to the extent that it exceeds the $100,000 limitation described in Section 6.10. Without the consent of the Holder and of the holders of a majority of the shares of Stock represented and voting on such modification or amendment at a shareholders’ meeting duly called and held, the Committee may not modify or amend any outstanding Option so as to specify a higher or lower exercise price or accept the surrender of outstanding Incentive Options and authorize the granting of new Options in substitution therefor specifying a higher or lower exercise price, or take any other action to “reprice” any option if the effect of such repricing would be to increase or decrease the exercise price applicable to such Option. In addition, no modification or amendment of an Award shall, without the consent of the Holder, adversely affect any rights of the Holder or increase the obligations of the Holder under such Award except, with respect to Incentive Options, as may be necessary to satisfy the requirements of Section 422 of the Code.

XV.

GENERAL

     15.1 Application of Funds. The proceeds received by the Company from the sale of shares of Stock pursuant to Awards shall be used for general corporate purposes or any other purpose permitted by law.

     15.2 Right of the Company and Subsidiaries to Terminate Employment. Nothing contained in the Plan, or in any Award Agreement, shall confer upon any Holder any right to continue in the employ of the Company or any Subsidiary, or interfere in any way with the rights of the Company or any Subsidiary to terminate any such employment relationship at any time.

     15.3 No Liability for Good Faith Determinations. Neither the Board of Directors nor the Committee nor any member of either shall be liable for any act, omission, or determination taken or made in good faith with respect to the Plan or any Award granted under the Plan, and members of the Board of Directors and the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage, or expense (including attorneys’ fees, the costs of settling any suit, provided such settlement is approved by independent legal counsel selected by the Company, and amounts paid in satisfaction of a judgment, except a judgment based on a finding of bad faith) arising therefrom to the full extent permitted by law and under any directors and officers liability or similar insurance coverage that may from time to time be in effect. This right to indemnification shall be in addition to, and not a limitation on, any other indemnification rights any member of the Board of Directors or the Committee may have.

     15.4 Other Benefits. Participation in the Plan shall not preclude any Holder from eligibility in (or entitle any Holder to participate in) any other stock or stock option plan of the Company or any Subsidiary or any old age benefit, insurance, pension, profit sharing, retirement, bonus, or other extra compensation plan that the Company or any Subsidiary has adopted or may, at any time, adopt for the benefit of its employees or other Persons. Neither the adoption of the Plan by the Board of Directors nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board of Directors to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options and the awarding of securities and cash otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

     15.5 Exclusion From Pension and Profit-Sharing Compensation. By acceptance of an Award (whether in Stock or cash), as applicable, each Holder shall be deemed to have agreed that the Award is special incentive compensation that will not be taken into account in any manner as salary, compensation or bonus in determining the amount of any payment under any pension, retirement or other employee benefit plan of the Company or any Subsidiary except as may otherwise be specifically provided in such plan. In addition, each beneficiary of a deceased Holder shall be deemed to have agreed that no Award to such Holder shall affect the amount of any life insurance coverage, if any, provided by the Company or a Subsidiary on the life of the Holder that is payable to the beneficiary under any life insurance plan covering employees of the Company or any Subsidiary.

     15.6 Execution of Receipts and Releases. Any payment of cash or other property or assets or any issuance or transfer of shares of Stock to the Holder, or to the Holder’s Designated Beneficiary, guardian, legal representatives, heirs, legatees, distributees or permitted assigns, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such Persons hereunder. The Committee may require any Holder, Designated Beneficiary, guardian, legal representative, heir, legatee, distributee or assignee, as a condition precedent to such payment, to execute a release and receipt therefor in such form as the Committee shall determine.

     15.7 Unfunded Plan. Insofar as it provides for Awards of cash, Stock or other property or assets, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Holders who are entitled to cash, Stock, other property or assets or rights thereto under the Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Stock, other property or assets or rights thereto, nor shall the Plan be construed as providing for such segregation, nor shall the Company nor the Board of Directors nor the Committee be deemed to be a trustee of any cash, Stock, other property or assets or rights thereto to be granted under the Plan. Any liability of the Company to any Holder with respect to a grant of cash, Stock, other property or assets or rights thereto under the Plan shall be based solely upon any contractual obligations that may be created by the Plan and any Award Agreement; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property or assets of the Company. Neither the Company nor the Board of Directors nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by the Plan.

     15.8 No Guarantee of Interests. Neither the Company, the Board of Directors nor the Committee guarantees the Stock of the Company from loss or depreciation.

     15.9 Payment of Expenses. Subject to Section 13.17, all expenses incident to the administration, termination or protection of the Plan, including legal and accounting fees and any issue taxes with respect to the issuance of shares of Stock pursuant to the Plan, shall be paid by the Company or its Subsidiaries.

     15.10 Company Records. The records of the Company or its Subsidiaries regarding any Holder’s period of employment, termination of employment and the reason therefor, leaves of absence, re-employment, and other matters shall be conclusive for all purposes hereunder, unless determined by the Committee to be incorrect.

     15.11 No Liability of Company. The Company assumes no obligation or responsibility to the Holder or the Holder’s Designated Beneficiary, guardian, legal representatives, heirs, legatees, distributees or assignees for any act of, or failure to act on the part of, the Committee.

     15.12 Company Action. Any action required of the Company shall be by resolution of its Board of Directors or by a duly authorized officer of the Company or by another Person authorized to act by resolution of the Board of Directors.

     15.13 Severability. Whenever possible, each provision of the Plan and each Award Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of the Plan or any Award Agreement, or the application thereof to any Person or under any circumstances, is invalid or unenforceable to any extent under applicable law, then such provision shall be deemed severed from the Plan or such Award Agreement with respect to such Person or circumstance, without invalidating the remainder of the Plan or such Award Agreement or the application of such provision to other Persons or circumstances, and a new provision shall be deemed substituted in lieu of the provision so severed which new provision shall, to the extent possible, accomplish the intent of the parties as evidenced by the provision so severed.

     15.14 Notices. Except as may be expressly provided in the Plan or the relevant Award Agreement, whenever any notice is required or permitted to be given under the Plan or such Award Agreement, such notice must be in writing and delivered (including delivery by private courier or facsimile transmittal) or sent by mail (which if to the Company must be certified or registered, return receipt requested) postage and charges prepaid, addressed to the Person for whom the communication is intended (which for the Company shall be the address of the Company’s chief executive office from time to time, or such other address as may be established from time to time by the Committee, and which for any Holder shall be the address for such Holder set forth in the relevant Award Agreement or such other address as shall have been furnished by notice by such Holder to the Company). Any such notice shall be deemed to be given on the date received or (if mailed in the manner set forth herein) three (3) Business Days after the date of mailing. Any person entitled to notice hereunder may waive such notice.

     15.15 No Waiver. No waiver of any provision of the Plan or any Award Agreement shall be effective unless made in writing and signed by the party to be charged with the waiver. Failure of any party at any time to require any other party’s performance of any obligation under the Plan or Award Agreement shall not affect the right to require performance of that obligation. Any waiver by any party of any breach of any provision of the Plan or any Award Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, or as a waiver or modification of the provision itself.

     15.16 Successors. Subject to the restrictions contained herein, the Plan shall be binding upon the Holder, the Holder’s Designated Beneficiaries, guardian, legal representatives, heirs, legatees, distributees and permitted assigns, and upon the Company, its successors and assigns.

     15.17 Further Assurances. Each Holder shall execute and deliver such documents, and take or cause to be taken such other actions, as may be reasonably requested by the Committee in order to implement the terms of the Plan and any Award Agreement with respect to that Holder.

     15.18 Governing Law. EXCEPT AS MAY BE OTHERWISE PROVIDED IN A PARTICULAR AWARD AGREEMENT, TO THE EXTENT NOT GOVERNED BY FEDERAL LAW, THIS PLAN AND EACH AWARD AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW; PROVIDED, HOWEVER, THAT ISSUES REGARDING THE INTERNAL AFFAIRS OF THE COMPANY SHALL BE GOVERNED BY THE LAW OF THE COMPANY’S JURISDICTION OF ORGANIZATION.

     15.19 Jurisdiction and Venue. EXCEPT AS MAY BE OTHERWISE PROVIDED IN A PARTICULAR AWARD AGREEMENT AND SUBJECT TO SECTION 13.22, EACH HOLDER HEREBY SUBMITS TO THE JURISDICTION OF ALL FEDERAL AND STATE COURTS OF NEW YORK AND HEREBY AGREES THAT ANY SUCH COURT SHALL BE

A PROPER FORUM FOR THE DETERMINATION OF ANY DISPUTE ARISING UNDER THE PLAN OR ANY AWARD AGREEMENT WITH RESPECT TO SUCH HOLDER.

     15.20 Interpretation. When a reference is made in the Plan or any Award Agreement to Schedules, Exhibits or Addenda, such reference shall be to a schedule, exhibit or addendum to this Plan or the relevant Award Agreement unless otherwise indicated. Each instance in the Plan or any Award Agreement of the words “include,” “includes,” and “including” shall be deemed to be followed by the words “without limitation.” As used in the Plan or any Award Agreement, the term “days” means calendar days, not business days, unless otherwise specified. Unless otherwise specified, the words “herein,” “hereof,” and “hereunder” and other words of similar import refer to the Plan or relevant Award Agreement as a whole and not to any particular article, section, paragraph, subparagraph, schedule, exhibit, addendum or other subdivision. Similarly, unless otherwise specified, the words “therein,” “thereof” and “thereunder” and other words of similar import refer to a particular agreement or other instrument as a whole and not to any particular article, section, paragraph, subparagraph, schedule, exhibit, addendum or other subdivision. Unless otherwise specified, any reference to a statute includes and refers to the statute itself, as well as to any rules and regulations made and duly promulgated pursuant thereto, and all amendments made thereto and in force currently from time to time and any statutes, rules or regulations thereafter duly made, enacted and/or promulgated, as may be appropriate, and/or any other governmental actions thereafter duly taken from time to time having the effect of supplementing or superseding such statute, rules, and/or regulations. The language in all parts of the Plan and each Award Agreement shall be in all cases construed simply, fairly, equitably, and reasonably, according to its plain meaning and not strictly for or against one or more of the parties. Any table of contents or headings contained in the Plan or any Award Agreement are for reference purposes only and shall not be construed to affect the meaning or interpretation of the Plan or any Award Agreement. When required by the context, (i) whenever the singular number is used in the Plan or any Award Agreement, the same shall include the plural, and the plural shall include the singular; and (ii) the masculine gender shall include the feminine and neuter genders and vice versa.

     15.21 No Representations. NEITHER THE COMPANY, ANY OF ITS SUBSIDIARIES OR OTHER AFFILIATES, THE BOARD OF DIRECTORS OR THE COMMITTEE, OR ANY MEMBER OF EITHER THEREOF MAKES ANY REPRESENTATIONS OR WARRANTIES WHATSOEVER REGARDING THE LEGAL, TAX OR ACCOUNTING CONSEQUENCES OF ANY ASPECT OF THE PLAN OR ANY AWARDS, INCLUDING ANY REPRESENTATION OR WARRANTY THAT ANY OPTION SHALL BE TREATED AS AN INCENTIVE STOCK OPTION UNDER THE CODE. BY ACCEPTING ANY AWARD, EACH HOLDER ACKNOWLEDGES THAT SUCH HOLDER HAS CONSULTED WITH SUCH ADVISORS AS THE HOLDER HAS DEEMED APPROPRIATE WITH RESPECT TO ANY OF SUCH MATTERS.

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Adopted as of the Effective Date.

SOUTHERN UNION COMPANY,
a Delaware corporation

By:

(Print Name)

(Print Title)